                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            DATED AS OF APRIL 1, 1999

                            FIRSTSERVICE CORPORATION
                              AS CANADIAN BORROWER

                                       AND

                          FIRSTSERVICE (USA), INC. AND
                            FIRSTSERVICE DELAWARE, LP
                                AS U.S. BORROWERS

                                       AND

                          THE WHOLLY-OWNED SUBSIDIARIES
                       NAMED ON THE EXECUTION PAGES HEREOF
                             AS UNLIMITED GUARANTORS

                                       AND

                              DRESDNER BANK CANADA
                                AS LEAD ARRANGER

                                       AND

                         FIRST CHICAGO NBD BANK, CANADA,
                          SOCIETE GENERALE (CANADA) AND
                            THE TORONTO-DOMINION BANK
                                 AS CO-ARRANGERS

                                       AND

                              ROYAL BANK OF CANADA,
                     CANADIAN IMPERIAL BANK OF COMMERCE AND
                             THE BANK OF NOVA SCOTIA
                                   AS MANAGERS

                                       AND

                  THE BANKS NAMED ON THE EXECUTION PAGES HEREOF
                                   AS LENDERS

                                       AND

                              DRESDNER BANK CANADA
                               AS COLLATERAL AGENT

                                       AND

                              DRESDNER BANK CANADA

                        AS CANADIAN ADMINISTRATIVE AGENT

                                       AND

                              DRESDNER BANK CANADA
                          AS U.S. ADMINISTRATIVE AGENT

MEIGHEN DEMERS                                                  FOGLER  RUBINOFF
LENDERS'  COUNSEL                                    BORROWERS' CANADIAN COUNSEL

                                TABLE OF CONTENTS

ARTICLE I

         DEFINITIONS..............................................................................4
         1.1      DEFINITIONS.....................................................................4
         1.2      REFERENCES.....................................................................25
         1.3      INTERPRETATION.................................................................25
         1.4      HEADINGS AND TABLE OF CONTENTS.................................................26
         1.5      ACCOUNTING TERMS...............................................................26
         1.6      RECITALS.......................................................................26
         1.7      PRECEDENCE.....................................................................26

ARTICLE II

         FACILITIES..............................................................................27
         2.1      FACILITIES.....................................................................27
         2.2      NOTICE AND REVOLVING NATURE OF CERTAIN BORROWINGS..............................27
         2.3      CONVERSION.....................................................................28
         2.4      MAKING BORROWINGS..............................................................29
         2.5      PARTICIPATION OF EACH LENDER...................................................30
         2.6      BANKERS' ACCEPTANCES...........................................................30
         2.7      ACCEPTANCE DATE PROCEDURE......................................................31
         2.8      PURCHASE OF BANKERS' ACCEPTANCES...............................................32
         2.9      PAYMENT OF BANKERS' ACCEPTANCES................................................33
         2.10     SET-OFF AND NETTING............................................................33
         2.11     LETTERS OF CREDIT..............................................................34

ARTICLE III

         REPAYMENT AND ACCOUNTS..................................................................38
         3.1      REPAYMENT......................................................................38
         3.2      ACCOUNTS KEPT BY THE CANADIAN ADMINISTRATIVE AGENT.............................38
         3.3      ACCOUNTS KEPT BY THE U.S. ADMINISTRATIVE AGENT.................................38
         3.4      ACCOUNTS KEPT BY EACH CANADIAN LENDER..........................................39
         3.5      ACCOUNTS KEPT BY U.S. LENDERS..................................................39
         3.5A     PROMISSORY NOTES...............................................................39
         3.6      EXCESS RESULTING FROM EXCHANGE RATE CHANGE.....................................40
         3.7      CURRENCY.......................................................................40
         3.8      EXTENSION OF FINAL MATURITY DATE...............................................40

ARTICLE IV

         INTEREST AND ACCEPTANCE FEE.............................................................43
         4.1      INTEREST ON LIBOR LOANS........................................................43

         4.2      INTEREST ON COF LOANS..........................................................44
         4.3      INTEREST ON PRIME LOANS........................................................44
         4.4      INTEREST ON ALTERNATE BASE RATE LOANS..........................................45
         4.5      LIBOR INTEREST PERIODS OR COF INTEREST PERIODS.................................46
         4.6      INTEREST ON OVERDUE AMOUNTS....................................................46
         4.7      ACCEPTANCE FEE.................................................................47
         4.8      PRICING PERIODS................................................................47

ARTICLE V

         CONDITIONS PRECEDENT....................................................................47
         5.1      CONDITIONS PRECEDENT...........................................................47
         5.2      CONDITIONS PRECEDENT TO BORROWINGS UNDER THE ACQUISITION FACILITIES............50
         5.3      WAIVER.........................................................................52
         5.4      HOSTILE TAKEOVER...............................................................52

ARTICLE VI

         PREPAYMENT, CANCELLATION, MANDATORY
         APPLICATION OF CASH PROCEEDS............................................................52
         6.1      PREPAYMENT AND CANCELLATION....................................................52
         6.2      NOTICE.........................................................................53
         6.3      STATUS OF LENDER...............................................................53
         6.4      FEES...........................................................................54
         6.5      MANDATORY APPLICATION OF CASH PROCEEDS.........................................54

ARTICLE VII

         SPECIAL LIBOR, COF AND INCREASED COST PROVISIONS........................................54
         7.1      SUBSTITUTE RATE OF BORROWING...................................................54
         7.2      INCREASED COST.................................................................55
         7.3      ILLEGALITY.....................................................................56
         7.4      INDEMNITY......................................................................57
         7.5      OTHER INCREASED COSTS OR REDUCTIONS IN RETURN..................................57
         7.6      ADDITIONAL COST IN RESPECT OF TAX..............................................59
         7.7      CLAIMS UNDER SECTION 7.6.......................................................60
         7.8      TAX RECEIPTS...................................................................60
         7.9      INTERNAL REVENUE SERVICE FORMS.................................................61

ARTICLE VIII

         REPRESENTATIONS, WARRANTIES & COVENANTS.................................................62
         8.1      REPRESENTATIONS AND WARRANTIES.................................................62
         8.2      COVENANTS......................................................................66

ARTICLE IX

         EVENTS OF DEFAULT.......................................................................76
         9.1      EVENTS OF DEFAULT..............................................................76
         9.2      SECURITY.......................................................................80
         9.3      REMEDIES NOT EXCLUSIVE.........................................................80
         9.4      SET-OFF........................................................................80

ARTICLE X

         PAYMENTS................................................................................81
         10.1     PAYMENTS TO AGENTS.............................................................81
         10.2     PAYMENTS BY LENDERS TO AGENTS..................................................81
         10.3     PAYMENTS BY AGENTS TO BORROWERS................................................82
         10.4     DISTRIBUTION TO LENDERS AND APPLICATION OF PAYMENTS............................82
         10.5     NO SET-OFF OR COUNTERCLAIM.....................................................82
         10.6     NON-RECEIPT BY AGENTS..........................................................82
         10.7     WHEN DUE DATE NOT SPECIFIED....................................................83
         10.8     AGENTS' AUTHORITY TO DEBIT.....................................................83

ARTICLE XI

         EXPENSES................................................................................83
         11.1     PAYMENT OF EXPENSES............................................................83
         11.2     SURVIVAL.......................................................................84
         11.3     ENVIRONMENTAL INDEMNITY........................................................84

ARTICLE XII

         FEES....................................................................................86
         12.1     COMMITMENT FEES................................................................86

ARTICLE XIII

         THE AGENTS AND THE LEAD ARRANGER........................................................87
         13.1     AGENTS.........................................................................87
         13.2     AGENTS' RESPONSIBILITY.........................................................88
         13.3     AGENTS' DUTIES.................................................................89
         13.4     PROTECTION OF AGENTS, LEAD ARRANGER, CO-ARRANGERS AND MANAGERS.................90
         13.5     INDEMNIFICATION OF AGENTS......................................................91
         13.6     TERMINATION OR RESIGNATION OF AGENT............................................91
         13.7     RIGHTS OF AN AGENT AS LENDER...................................................92
         13.8     AUTHORIZED WAIVERS, VARIATIONS AND OMISSIONS...................................92
         13.9     FINANCIAL INFORMATION CONCERNING THE BORROWERS OR GUARANTORS...................93
         13.10    KNOWLEDGE OF FINANCIAL SITUATION OF BORROWERS..................................93

         13.11    LEGAL PROCEEDINGS..............................................................93
         13.12    CAPACITY AS AGENT..............................................................93
         13.13    CAPACITY AS ARRANGERS..........................................................94
         13.14    DEPOSITS OR LOANS RESPECTING THE BORROWERS.....................................94

ARTICLE XIV

         ASSIGNMENTS AND TRANSFERS...............................................................94
         14.1     BENEFIT OF AGREEMENT...........................................................94
         14.2     ASSIGNMENTS AND TRANSFERS BY A BORROWER OR AN UNLIMITED GUARANTOR..............94
         14.3     ASSIGNMENTS AND TRANSFERS BY A LENDER..........................................94
         14.4     TRANSFER CERTIFICATE...........................................................95
         14.5     NOTICE.........................................................................96
         14.6     SUB-PARTICIPATIONS.............................................................96
         14.7     DISCLOSURE.....................................................................97
         14.8     ASSIGNMENT TO FEDERAL RESERVE BANK.............................................97

ARTICLE XV

         GOVERNING LAW, COURTS AND JUDGMENT CURRENCY.............................................97
         15.1     GOVERNING LAW..................................................................97
         15.2     COURTS.........................................................................97
         15.3     JUDGMENT CURRENCY..............................................................98

ARTICLE XVI

         GUARANTORS' OBLIGATIONS.................................................................99
         16.1     GUARANTEE......................................................................99

ARTICLE XVII

         MISCELLANEOUS..........................................................................101
         17.1     EQUAL RANKING OF LENDERS......................................................101
         17.2     SHARING OF INFORMATION........................................................101
         17.3     SEVERABILITY..................................................................101
         17.4     REMEDIES AND WAIVERS..........................................................102
         17.5     DIRECT OBLIGATION.............................................................102
         17.6     NOTICES.......................................................................102
         17.7     COUNTERPARTS..................................................................103
         17.8     LIMIT ON RATE OF INTEREST.....................................................103

                                    SCHEDULES

         "A"      Call Price Formulae
         "B"      Net Proceeds of Bankers' Acceptances
         "C"      Security
         "D"      Shareholders' Agreements
         "E"      Transfer Certificate
         "F"      Form of Undertaking
         "G"      Form of Conversion Notice
         "H"      Form of Bankers' Acceptance
         "I"      Details of Issue
         "J"      Form of Officer's Certificate
         "K"      Intentionally Deleted
         "L"      Intentionally Deleted
         "M"      Intentionally Deleted
         "N"      Form of Officer's Certificate Re: Acquisition Facility
         "O"      Calculations - Available Acquisition Amount
         "P"      Permitted Encumbrances Re: Real Property
         "Q"      Form of Promissory Note

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED AS OF APRIL 1, 1999

AMONG:

                  FIRSTSERVICE CORPORATION, a corporation duly organized and existing under the laws of Ontario,

AND:

                  FIRSTSERVICE (USA), INC., a corporation duly organized and existing under the laws of the State of Delaware and FIRSTSERVICE DELAWARE, LP, a limited partnership duly organized and existing under the laws of the State of Delaware,

AND:

                  THE WHOLLY-OWNED SUBSIDIARIES NAMED ON THE
                  EXECUTION PAGES HEREOF

AND:

                  DRESDNER BANK CANADA, as the lead arranger,

AND:
                  FIRST CHICAGO NBD BANK, CANADA, SOCIETE GENERALE (CANADA) AND THE TORONTO-DOMINION BANK, as co-arrangers


AND:

                  ROYAL BANK OF CANADA, CANADIAN IMPERIAL BANK
                  OF COMMERCE AND THE BANK OF NOVA SCOTIA, as managers

AND:

                  THE BANKS NAMED ON THE EXECUTION PAGES
                  HEREOF, as lenders

AND:

                  DRESDNER BANK CANADA, as collateral agent,


AND:

                  DRESDNER BANK CANADA, as Canadian administrative agent


AND:

                  DRESDNER BANK CANADA, as U.S. administrative agent



                  WHEREAS, the Canadian Borrower, the Unlimited Guarantors, Dresdner Bank Canada, The Toronto-Dominion Bank, First Chicago NBD Bank Canada, the Lead Arranger and Dresdner Bank Canada as Agent entered into a Credit Agreement dated as of December 16, 1996 (the "Original Credit Agreement");

                  AND WHEREAS, the Original Credit Agreement was amended as of August 7, 1997, September 30, 1997, January 8, 1998, January 12, 1998 and May 13, 1998;

                  AND WHEREAS the Original Credit Agreement so amended was amended and restated by way of an amended and restated credit agreement dated as of June 1, 1998 (the "First Amended and Restated Credit Agreement");

                  AND WHEREAS, the parties hereto desire to amend and restate the terms of the First Amended and Restated Credit Agreement;

                  WHEREAS the Borrowers have requested that the Lead Arranger, the Co- Arrangers and the Managers arrange for the Lenders to grant:

          (a) a revolving senior secured credit facility (including the Cdn. Overdraft Facility as hereinafter defined) in an aggregate amount not exceeding Cdn. $7,000,000 or the Equivalent Amount thereof in U.S. Dollars to be made available to the Canadian Borrower by the Canadian Lenders (the "Canadian Revolving Facility") to finance working capital needs and capital expenditures of the Canadian Borrower and its Subsidiaries;

         (b) a revolving senior secured credit facility (including the U.S. Overdraft Facility as hereinafter defined) in an aggregate amount not exceeding U.S. $19,000,000 to be made available to the U.S. Borrowers by the U.S. Lenders (the "U.S. Revolving Facility") to finance working capital needs and capital expenditures of Subsidiaries of the Canadian Borrower located in the United States.

         (c) a revolving senior secured acquisition credit facility in an aggregate amount not exceeding Cdn. $50,000,000 less amounts outstanding under the Canadian Revolving Facility or the Equivalent Amount thereof in U.S. Dollars to be made available to the Canadian Borrower by the Canadian Lenders (the "Canadian Acquisition Facility") to refinance existing debt under the Acquisition Facility (as defined in the First Amended and Restated Credit Agreement) and finance future acquisitions by the Canadian Borrower and its Subsidiaries; and

         (d) a revolving senior secured acquisition credit facility in an aggregate amount not exceeding U.S. $130,000,000 less amounts outstanding under the U.S. Revolving Facility to be made available to the U.S. Borrowers by the U.S. Lenders to finance the purchase by the U.S. Borrowers of certain loans made by the Canadian Borrower to its Subsidiaries and to finance loans to be made by the U.S. Borrowers to Subsidiaries of the Canadian Borrower to finance acquisitions by such Subsidiaries (the "U.S. Acquisition Facility");

(the Canadian Revolving Facility and the U.S. Revolving Facility, referred to herein collectively as the Revolving Facilities, the Canadian Acquisition Facility and the U.S. Acquisition Facility referred to herein collectively as the "Acquisition Facilities", the Cdn. Overdraft Facility and the U.S. Overdraft Facility referred to herein collectively as the "Overdraft Facilities" and the Revolving Facilities, Overdraft Facilities and the Acquisition Facilities referred to herein collectively as the "Facilities");

                  AND WHEREAS the Lead Arranger, the Co-Arrangers and the Managers have made such arrangements and the Lenders are willing to grant such Facilities upon and subject to the following terms and conditions;

                  NOW THEREFORE in consideration of the respective covenants of the parties contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties amend and restate with effect as and from the Effective Date the terms of the First Amended and Restated Credit Agreement and the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1      DEFINITIONS

         In this Agreement, unless the context otherwise requires, the terms defined in the introduction of the parties and the recitals shall have, as herein used, the same meanings and:

         "30 DAY BA REFERENCE RATE" means, in respect of a Prime Loan, the rate calculated from time to time by the Canadian Administrative Agent as the Reference Bankers' Acceptance Discount Rate applicable for bankers' acceptances having 30 day terms and a face value equal to or in excess of Cdn. $300,000 during the Quarter preceding an Interest Date.

         "ACCEPTANCE DATE" means any Business Day on which a Bankers' Acceptance is or is requested to be issued hereunder.

         "ACCEPTANCE FEE" means in respect of any Bankers' Acceptance outstanding at any time:

         (a)      prior to June 1, 2000, at any time during:

                  (i) a Low Pricing Period or a Mid Pricing Period: 1.25% per annum; and

                  (ii)     a Higher Pricing Period: 1.50% per annum; and

         (b)      on or after June 1, 2000, at any time during:

                  (i)      a Low Pricing Period:  1.00% per annum;

                  (ii)     a Mid-Pricing Period:  1.25% per annum; and

                  (iii)    a Higher Pricing Period: 1.50% per annum.

         "ACCOMMODATION" has the meaning attributed thereto in Section 7.5 (a).

         "ACCOUNT BANK" means (a) in respect of the Canadian Borrower and its Subsidiaries which carry on business in Canada, a Schedule I Canadian chartered bank acceptable to the Lenders, and (b) in respect of each of the U.S. Borrowers and any Subsidiaries of the Canadian Borrower which carry on business in the United States of America, a United States financial institution acceptable to the Lenders, and (c) any other bank or other financial institution appointed in replacement thereof under
         Section 13.3 (c), in any case,
         at which a Borrower has established one or more accounts which shall be debited by the Agents in accordance with Section 10.8.

         "ACCOUNTS" means the accounts kept by the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, pursuant to
         Section 3.2 and 3.3 to record the Borrowers' liabilities to the Agents and each Lender under this Agreement.

         "ACQUISITION ENTITY" means an Eligible Business acquired by the Canadian Borrower or a Subsidiary thereof as permitted under this Agreement.

         "ACQUISITION FACILITIES" has the meaning attributed thereto in the recitals.

         "ADDITIONAL COMPENSATION" has the meaning attributed thereto in Section 7.2.

         "ADDITIONAL OTHER COMPENSATION" has the meaning attributed thereto in
         Section 7.5.

         "ADJUSTED EBITDA" means, in respect of any 12 month period, EBITDA of the Canadian Borrower on a consolidated basis for such period adjusted to include the EBITDA of all applicable Acquisition Entities for such period as demonstrated by the Canadian Borrower to the satisfaction of the Majority Lenders, including pro forma trailing EBITDA for a period of 12 consecutive calendar months for each such Acquisition Entity and a full year impact of the cost savings readily identifiable and which can be immediately implemented such as elimination of salaries for redundant employees and elimination of various administrative functions which will, in the reasonable opinion of the Canadian Borrower, satisfactory to the Majority Lenders, become unnecessary or otherwise more cost effectively performed.

         "ADVANCE" means an advance of money under the Facilities.

         "AFFECTED SUBSIDIARY" means any Subsidiary other than the Wholly-Owned Subsidiaries, Nutrilawn International Inc., F.C.L.S. Inc. or Sidea Corporation (unless the Majority Lenders shall at any time advise the Borrowers in writing that F.C.L.S. Inc. or Sidea Corporation is not to be excluded).

         "AFFILIATE" means, in respect of any Person (the "first Person"), any Person which, directly or indirectly, controls or is controlled by or is under common control with the first Person; and for the purpose of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the power to direct, or cause to be directed, the management and policies of a Person whether through the ownership of voting shares or by contract or otherwise.

         "AGENTS" means collectively the Canadian Administrative Agent, the Collateral Agent and the U.S. Administrative Agent and "Agent" means any one of the Canadian Administrative Agent, the Collateral Agent or the U.S. Administrative Agent.

         "AGREEMENT" means this Second Amended and Restated Credit Agreement dated as of April 1, 1999 and any future amendments or supplements to it.

         "ALTERNATE BASE RATE" means for any day and with respect to all Alternate Base Rate Loans, a fluctuating interest rate per annum equal to the greater of the base rate most recently announced by the Alternate Base Rate Reference Bank as its reference rate or the Federal Funds Rate plus 1/2% per annum. The Alternate Base Rate is not necessarily the lowest rate of interest offered by the Alternate Base Rate Reference Bank for extensions of credit.

         "ALTERNATE BASE RATE LOANS" mean Loans, or any portion thereof, made available by the Canadian Lenders to the Canadian Borrower or by the U.S. Lenders to the U.S. Borrowers outstanding from time to time which are drawndown in U.S. Dollars and in respect of which interest is payable in accordance with Section 4.4.

         "ALTERNATE BASE RATE MARGIN" means, in respect of an Alternate Base Rate Loan, or portion thereof outstanding:

         (a)      prior to June 1, 2000, at any time during:

                  (i) a Low Pricing Period or a Mid-Pricing Period: 1.25% per annum, and

                  (ii)     a Higher Pricing Period: 1.50% per annum; and

         (b)      on or after June 1, 2000, at any time during:

                  (i)      a Low Pricing Period: 1.00% per annum,

                  (ii)     a Mid-Pricing Period: 1.25% per annum, and

                  (iii)    a Higher Pricing Period: 1.50% per annum.

         "ALTERNATE BASE RATE REFERENCE BANK" means the U.S. Administrative Agent with respect to determination of the Alternate Base Rate under U.S. Facilities other than the U.S. Overdraft Facility, the Canadian Administrative Agent with respect to the determination of the Alternate Base Rate under the Canadian Facilities other than the Canadian Overdraft Facility, FNBC with respect to the determination of the Alternate Base Rate under the U.S. Overdraft Facility and TD with respect to the determination of the Alternate Base Rate for the Cdn. Overdraft Facility or such other Canadian Lender or U.S. Lender, as the case may be, appointed in replacement thereof under Section 13.3(c).

         "AMOUNT" has the meaning attributed thereto in Section 9.1.

         "AUTHORIZED SIGNATORY" in relation to a Borrower and any communication to be made or document to be executed or certified by it, means at any time a Person who is at such time duly appointed as such by such Borrower in a manner acceptable to the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, acting reasonably.

         "AVAILABLE PROCEEDS" has the meaning ascribed to it in Section 2.7(b)(iv).

         "B/A MATURITY DATE", in respect of a Bankers' Acceptance, means the date on which such Bankers' Acceptance matures.

         "BANKERS' ACCEPTANCE" means a bill of exchange or a depository note, duly completed and accepted by a Canadian Lender under either the Canadian Revolving Facility or the Canadian Acquisition Facility pursuant to this Agreement.

         "BORROWERS" means the Canadian Borrower and the U.S. Borrowers and "Borrower" means either the Canadian Borrower or either of the U.S. Borrowers.

         "BORROWERS' CANADIAN COUNSEL" means Fogler, Rubinoff or any other firm of solicitors selected by the Borrowers and acceptable to the Canadian Administrative Agent, acting reasonably.

         "BORROWERS' U.S. COUNSEL" means Ferrante & Associates or any other firm of attorneys selected by the Borrowers and acceptable to the U.S. Administrative Agent, acting reasonably.

         "BORROWING" means a utilization of a Facility by way of Loans, by the issue of Bankers' Acceptances or by the issue of Letters of Credit.

         "BUSINESS DAY" means

         (a) in respect of Borrowings available to a Borrower by way of Libor Loans and payments in connection therewith, a day (other than Saturday or Sunday) which is a day for trading by and between banks in U.S. Dollar deposits in the London interbank market which is also a day on which banks are generally open for business in New York City and Toronto;

         (b) in respect of Borrowings available to a Borrower by way of Alternate Base Rate Loans or Letters of Credit denominated in U.S.$, a day (other than Saturday or Sunday) on which banks are generally open for business in New York City and Toronto; and

         (c) for all other purposes of this Agreement, a day (other than Saturday or Sunday) on which banks are generally open for business in Toronto.

         "BUSINESS VALUE" means, in respect of any period, (i) the product obtained by multiplying (a) Adjusted EBITDA for such period by (b) 4.5 less (ii) the Cash Amount.

         "BUSINESS VALUE/TOTAL DEBT RATIO" means, in respect of any period, the quotient obtained by dividing (a) Business Value for such period (as numerator) by (b) Total Debt for such period (as denominator).

         "CALL OPTION TRIGGERING EVENT" means, in respect of any Affected
         Subsidiary:

         (a) the 61st day following the commencement of any actions or proceedings against such Subsidiary or against any of the property thereof before any court, governmental agency or arbitrator which, if determined adversely, may have a material adverse effect on the financial condition or operations of such Subsidiary unless the Canadian Borrower shall have satisfied the Majority Lenders that such Subsidiary shall not be materially and adversely affected by such action or proceeding or the consequences arising therefrom; or

         (b) the 31st day following the receipt by such Subsidiary of any Violation Notice which, if same were enforced, may have a material adverse effect on the financial condition or operations of such Subsidiary, unless the Canadian Borrower shall have satisfied the Majority Lenders that such Subsidiary shall not be materially and adversely affected by such Violation Notice or the consequences arising therefrom; or

         (c) the EBITDA of such Subsidiary for any period of 4 consecutive Quarters ended (the "Relevant 4 Quarter Period") is at least 50% less than such Subsidiary's EBITDA for the period of 4 consecutive Quarters ending immediately prior to the commencement of the Relevant 4 Quarter Period.

         "CALL OPTION TRIGGERING EVENT NOTICE" means a written notice from the Collateral Agent to the Canadian Borrower requiring the Canadian Borrower to cause an Affected Subsidiary in respect of which a Call Option Triggering Event shall have occurred to become a Direct Guarantor.

         "CALL PRICE FORMULAE" means the call price formulae described on Schedule "A".

         "CANADIAN ACQUISITION FACILITY" has the meaning ascribed thereto in the recitals.

         "CANADIAN ADMINISTRATIVE AGENT" means Dresdner Bank Canada and its successors and assigns duly appointed in accordance with Section 13.6.

         "CANADIAN ASSIGNEE" has the meaning ascribed to it in Section 14.3(a).

         "CANADIAN BORROWER" means FirstService Corporation.

         "CANADIAN DOLLARS" means the lawful money of Canada and "CDN $" has a corresponding meaning.

         "CANADIAN FACILITIES" means, collectively, the Canadian Revolving Facility and the Canadian Acquisition Facility.

         "CANADIAN LENDERS" means the Lenders identified as Canadian Lenders on the execution pages hereof having a Commitment to lend or when such Commitment shall have terminated, having Borrowings outstanding to the Canadian Borrower under the Canadian Facilities.

         "CANADIAN REVOLVING FACILITY" has the meaning ascribed thereto in the recitals.

         "CAPITALIZATION" means, at any time, the sum of (a) Total Debt and (b) Total Shareholders' Equity at such time.

         "CASH AMOUNT" means, for the purposes of Schedule "O" referred to in Subsection 5.2(i)(D) hereof, that portion of the consideration payable in cash in respect of any purchase of shares by the Canadian Borrower in the capital stock of any Subsidiary pursuant to the exercise of any call option right in favour of such Borrower under the terms of any Shareholders Agreement in respect of such Subsidiary.

         "COF INTEREST PERIOD" means, with respect to each COF Loan, the period selected by the Canadian Borrower hereunder and being 30, 60, 90 or 180 days (as selected by the Canadian Borrower and notified to the Canadian Administrative Agent pursuant to Section 4.5 and subject to availability) commencing on the applicable Drawdown Date.

         "COF LOAN" means a Loan denominated in Cdn.$ made by the Canadian Lenders to the Canadian Borrower outstanding from time to time and on which interest is to be paid in accordance with Section 4.1(b).

         "COF MARGIN" means in respect of a COF Loan or portion thereof outstanding:

         (a)      prior to June 1, 2000, at any time during:

                  (i) a Low Pricing Period or a Mid Pricing Period: 1.25% per annum, and

                  (ii)     a Higher Pricing Period: 1.50% per annum; and

         (b)      on or after June 1, 2000, at any time during:

                  (i)      a Low Pricing Period:  1.00% per annum,

                  (ii)     a Mid-Pricing Period:  1.25% per annum, and

                  (iii)    a Higher Pricing Period: 1.50% per annum.

         "COF RATE" means, for the COF Interest Period of each COF Loan, the rate of interest per annum equal to the annual rate of interest quoted on the Business Day prior to the first day of such Interest Period in the case of COF Loans in Cdn $, by the Canadian Administrative Agent as being its rate of interest for cost of funds loans in Cdn.$ for a face amount similar to the amount of the applicable COF Loan and for a term equivalent to the applicable COF Interest Period.

         "COF RATE DETERMINATION DATE" means any date when the Canadian Administrative Agent determines the COF Rate for a COF Interest Period.

         "CDN. GAAP" means generally accepted accounting principles applied in Canada.

         "CDN. OVERDRAFT FACILITY" means that portion of the Canadian Revolving Facility in an aggregate amount not to exceed the lesser of the unused amount of the Canadian Revolving Facility and Cdn.$4,000,000 or the Equivalent Amount in U.S. Dollars made available to the Canadian Borrower in accordance with Section 2.12.

         "CO-ARRANGERS" means First Chicago NBD Bank, Canada, Societe Generale (Canada) and The Toronto-Dominion Bank and their successors and assigns.

         "CODE" means the Internal Revenue Code (U.S.) of 1986, as amended or any successor statute.

         "COLLATERAL AGENT" means Dresdner Bank Canada and its successors and assigns acting in the capacity of Collateral Agent with respect to the Security.

         "COMMITMENT" (a) in relation to a Canadian Lender means, except as otherwise provided herein, the amount set opposite its name on the execution pages hereof as its Commitment to the Canadian Facilities, and (b) in relation to a U.S. Lender, except as otherwise provided herein, the amount set opposite its name on the execution pages hereof as its Commitment to the U.S. Facilities.

         "CONVERSION" means the conversion of a Borrowing or any portion thereof in accordance with Section 2.3.

         "CONVERSION DATE" means the date a Borrower has notified the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, to be the date on which it has elected to convert a Borrowing or a portion thereof pursuant to Section 2.3.

         "CURRENT ASSETS" has the meaning attributed thereto under Cdn. GAAP.

         "CURRENT LIABILITIES" has the meaning attributed thereto under Cdn.
         GAAP.

         "DIRECT GUARANTOR" means (a) the Unlimited Guarantor, Prime Management Group Inc., Prime Management Inc., Prime Pest Control Inc., Prime Realty Associates Inc. and Prime Services Inc.; and (b) each other Subsidiary of the Canadian Borrower, of which the Canadian Borrower shall at any time directly or indirectly own and control 100% of the issued and outstanding shares, equity or other ownership interests which shall have executed and delivered to the Collateral Agent the Direct Security.

         "DIRECT SECURITY" means the Security designated as Direct Security in Schedule "C".

         "DRAWDOWN" means a drawdown of a Borrowing by a Borrower.

         "DRAWDOWN DATE" means any Business Day when a Borrower makes a Drawdown or a Conversion Date with respect to any Borrowing or portion thereof.

         "EBITDA" means, in respect of any period, earnings before interest, taxes, depreciation and amortization.

         "EFFECTIVE DATE" means April 15, 1999.

         "ELIGIBLE BUSINESS" means, in respect of any business to be acquired by the Canadian Borrower or its Subsidiaries, a business which:

         (a) is substantially similar to the "core" businesses currently conducted by the Canadian Borrower and its Subsidiaries, taken as a whole, in the reasonable opinion of the Canadian Borrower; which "core" businesses of the Canadian Borrower and its Subsidiaries are as follows:

                  (i)      the security business,

                  (ii)     the property management business,

                  (iii)    the property maintenance business,

                  (iv)     the service franchise business,

                  (v)      landscape, lawn-care and lawn maintenance business,

                  (vi)     the interior or exterior pest control businesses,

                  (vii)    business out-sourcing, and

                  (viii) residential and commercial cleaning and/or maintenance business;

         (b) does not include (i) manufacturing, fabrication or similar processes or (ii) retail business;

         (c) does not include any business that carries on a material part of its business outside of Canada or the United States of America;

         (d) if such business is out-sourcing, then it shall have easily recognizable features or characteristics which complement or otherwise add value to the businesses of such nature currently conducted by the Canadian Borrower and its Subsidiaries, taken as a whole, in the reasonable opinion of the Canadian Borrower, satisfactory to the Majority Lenders;

         (e) if such business is a security services business, then at all times after completion of such acquisition, the proportion of sales and consolidated EBITDA derived from all the security businesses of the Canadian Borrower and its Subsidiaries, taken as a whole, of the total sales and consolidated EBITDA of the Canadian Borrower and its Subsidiaries taken as a whole, shall not exceed either (i) 40% of the total sales or
                  (ii) 33% of consolidated EBITDA of the Canadian Borrower and its Subsidiaries, taken as whole.

         "ENVIRONMENTAL LAWS" means all laws, statutes, codes, ordinances, orders, decrees, rules, regulations, guidelines, standards, judgements, or instruments, in each case having the force of law, of any authority having jurisdiction relating in whole or in part to the environment or its protection.

         "EQUIVALENT AMOUNT" means on any date, as the case may be, the amount of Cdn. Dollars into which an amount of U.S. Dollars may be converted or the amount of U.S. Dollars into which an amount of Cdn. Dollars may be converted at the Canadian Administrative Agent's spot buying rate in Toronto as at approximately 12:00 noon, on such date.

         "ERISA" has the meaning ascribed to it in Section 8.1(n).

         "EVENT" has the meaning attributed thereto in Section 7.5(b).

         "EVENT OF DEFAULT" has the meaning ascribed to it in Section 9.1.

         "EXTENSION DATE" has the meaning ascribed to it in Section 3.8(a).

         "EXTENSION REQUEST" has the meaning ascribed to it in Section 3.8(a).

         "FACILITIES" has the meaning ascribed to such term in the recitals and "FACILITY" means any one of the Facilities.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the applicable Alternate Base Rate Reference Bank from three federal funds brokers of recognized standing selected by it.

         "FINAL MATURITY DATE" means June 1, 2004 unless extended in accordance with the terms hereof.

         "FINANCIAL CONTRACT OBLIGATIONS" means all obligations, present and future, direct or indirect, contingent or absolute, of a Borrower and/or its Subsidiaries in respect of:

         (a)      a currency or interest rate swap agreement;

         (b)      a swap, future, forward or other foreign exchange agreement;

         (c)      a forward rate agreement;

         (d) any derivative, combination or option in respect of, or agreement similar to, an agreement or contract referred to in paragraphs (a) to (c);

         (e) any master agreement in respect of any agreement or contract referred to in paragraphs (a) to (c); or

         (f) a guarantee of the liabilities under an agreement or contract referred to in paragraphs (a) to (c).

         "FIRST AMENDED AND RESTATED CREDIT AGREEMENT" has the meaning attributed thereto in the recitals.

         "FISCAL YEAR" means a fiscal year of the Canadian Borrower; currently the Fiscal Year ends on March 31.

         "FIXED CHARGE COVERAGE RATIO" means, in respect of any period, the quotient obtained by dividing (a) the amount (as numerator) obtained by subtracting (i) capital expenditures (other than acquisition expenditures) for such period from (ii) Adjusted EBITDA for such period, by (b) the sum (as denominator) of (i) interest expense on Total Debt for such period, (ii) scheduled principal repayments and capital lease payments for such period, (iii) scheduled payments required to be made as of the date of this Agreement with respect to any purchase price balance or the refinancing of any purchase price balances of any assets, and (iv) payments required to be made with respect to any purchase price balance or the refinancing of any purchase price balances of any assets in connection with acquisitions made after the date hereof which exceed availability under the Acquisition Facilities. In calculating such interest expense, there shall be included a 12 month interest burden, so as to reflect the incremental debt drawn down to effect a Permitted Acquisition, calculated at the average rate of interest incurred by the Canadian Borrower on its Total Debt during such period.

         "FNBC" means The First National Bank of Chicago.

         "FS (USA)" means FirstService (USA), Inc.

         "FSLLC" means FirstService Delaware, LLC.

         "FSLP" means FirstService Delaware, LP.

         "GAAP" means Cdn. GAAP until such time as the Canadian Borrower notifies the Canadian Administrative Agent in writing that it has converted to U.S. GAAP and thereafter all references to GAAP shall mean U.S. GAAP.

         "GUARANTOR" means any Person, including an Unlimited Guarantor and a Direct Guarantor, which shall have provided a guarantee of a Borrower's obligations hereunder in favour of the Collateral Agent and/or the Lenders.

         "GUARANTEED OBLIGATIONS" means the Canadian Borrower's Guaranteed Obligations, (as such term is defined in Section 16.1(a)) and/or the Unlimited Guarantor's Guaranteed Obligations (as such term is defined in Section 16.1(b)).

         "HAZARDOUS MATERIAL" means any substance, waste, solid, liquid, or gaseous matter, petroleum or petroleum derived substance, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, organic or inorganic matter, whether animate or inanimate, transient reaction intermediate or any combination of the foregoing deemed hazardous, hazardous waste, solid waste, or pollutant, a deleterious substance, or a contaminant under any Environmental Law.

         "HEDGING AGREEMENTS" means one or more interest rate and/or currency hedge agreements entered into between the Canadian Borrower and a Canadian Lender from time to time to a maximum aggregate notional amount of Cdn. $50,000,000 for all Canadian Lenders and between a U.S. Borrower and a U.S. Lender from time to time to a maximum aggregate notional amount of U.S. $130,000,000 for all U.S. Lenders.

         "HIGHER PRICING PERIOD" means a Quarter next following a Quarter when the Canadian Borrower is maintaining:

         (a) a Total Debt/Adjusted EBITDA Ratio equal to or greater than 3 to 1; or

         (b)      an Interest Coverage Ratio of less than 3.5 to 1.

         "INITIAL ADVANCE" means, in respect of a Facility, the Borrowing, or where more than one Borrowing may be made thereunder, the first Borrowing, contemplated to be made thereunder pursuant to this Agreement.

         "INTEREST COVERAGE RATIO" means, in respect of any period, the quotient obtained by dividing (a) the amount (as numerator) obtained by subtracting (i) capital expenditures (other than acquisition expenditures) for such period from (ii) Adjusted EBITDA for such period by (b) the sum of interest expense on Total Debt for such period. In calculating such interest expense, there shall be included a 12 month interest burden, so as to reflect the incremental debt drawn down to effect a Permitted Acquisition, calculated at the current rate of interest incurred by the Canadian Borrower on its Total Debt for such period.

         "INTEREST DATE" means (a) in respect of a Prime Loan or an Alternate Base Rate Loan and Article XII, the 1st Business Day of each Quarter and (b) in respect of a COF Loan or a Libor Loan, the last day of the applicable Interest Period and, where any Interest Period is longer than 90 days or 3 months, as the case may be, the 90th day or, as the case may be, the last Business Day of such Interest Period.

         "INTEREST PERIOD" means a COF Interest Period or a Libor Interest Period, as applicable.

         "ISSUING BANK" means, in the case of Letters of Credit issued under the Canadian Facilities, a Canadian Lender which is a designated Schedule I Canadian chartered bank as may be agreed to by the Canadian Lenders and, in the case of Letters of Credit issued under the U.S. Facilities, a U.S. Lender so designated by the U.S. Lenders, in any case, which issues Letters of Credit hereunder. As of the Effective Date the Issuing Bank for Letters of Credit issued under the Canadian Revolving Facility is TD and the Issuing Bank for Letters of Credit issued under the U.S. Revolving Facility is FNBC.

         "LEAD ARRANGER" means Dresdner Bank Canada and its successors and assigns.

         "LENDERS" means the Canadian Lenders and the U.S. Lenders and their respective successors and assigns. "Lender" means any Canadian Lender or U.S. Lender, as the case may be.

         "LENDERS' COUNSEL" means Meighen Demers or any other firm of solicitors selected by the Majority Lenders.

         "LETTER OF CREDIT" means a Standby Letter of Credit or a Trade Letter of Credit issued by an Issuing Bank at the request of a Borrower in an amount not to exceed the unused portion of the applicable Revolving Facility.

         "LETTER OF CREDIT FEE" means a monthly fee equivalent to the following annual returns on each Lender's Participation in the average daily balance of the face amount of Letters of Credit outstanding:

         (a)      prior to June 1, 2000, at any time during:

                  (i) a Low Pricing Period or a Mid-Pricing Period, 1.25% per annum, and

                  (ii)     a Higher Pricing Period, 1.50% per annum;

         (b)      on or after June 1, 2000, at any time, during:

                  (i)      a Low Pricing Period:  1.00% per annum,

                  (ii)     a Mid-Pricing Period:  1.25% per annum; and

                  (iii)    a Higher Pricing Period: 1.50% per annum.

         "LIBOR" means, with respect to any Libor Interest Period, the rate of interest per annum, rounded upwards, if necessary, to the nearest whole multiple of 1/16%, established by the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, to be the average of the rates at which the Libor Reference Bank, in accordance with their normal practice, would be prepared to offer deposits in U.S. Dollars to leading banks in the London Interbank Market, for delivery on the first day of the relevant Libor Interest Period, as determined at or about 11:00 a.m. (London time) 2 Business Days before the first day of such Libor Interest Period for a period equal to such Libor Interest Period in an amount substantially equal to the amount of such Libor Loan.

         "LIBOR DETERMINATION DATE" means any date on which the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, determines LIBOR for a Libor Interest Period.

         "LIBOR INTEREST PERIOD" means with respect to any Borrowing by way of a Libor Loan, the period of 1, 2, 3 or 6 months (as selected by the Canadian Borrower and notified to the Canadian Administrative Agent or selected by a U.S. Borrower and notified to the U.S. Administrative Agent, as the case may be, pursuant to Section 4.5 and subject to availability) commencing with the applicable Drawdown Date.

         "LIBOR LOAN" means a Loan made available by the U.S. Lenders to a U.S. Borrower or by the Canadian Lenders to the Canadian Borrower, as the case may be, outstanding from time to time and denominated in U.S. Dollars and on which interest is to be paid in accordance with Section 4.1.

         "LIBOR MARGIN" means in respect of a Libor Loan or portion thereof outstanding:

         (a)      prior to June 1, 2000, at any time during:

                  (i) a Low Pricing Period or a Mid-Pricing Period: 1.25% per annum, and

                  (ii)     a Higher Pricing Period: 1.50% per annum; and

         (b)      on or after June 1, 2000, at any time during:

                  (i)      a Low Pricing Period:  1.00% per annum,

                  (ii)     a Mid-Pricing Period:  1.25% per annum, and

                  (iii)    a Higher Pricing Period: 1.50% per annum.

         "LIBOR REFERENCE BANK" means the Canadian Administrative Agent with respect to Libor Loans made to the Canadian Borrower and the U.S. Administrative Agent with respect to Libor Loans made to a U.S. Borrower and or any other Lender or Affiliate thereof appointed as such in replacement thereof under Section 13.3 (c).

         "LIEN" means with respect to the property or assets of any Person, a mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest of any kind in or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement, and any financing lease under which such Person is lessee having substantially the same economic effect as any of the foregoing).

         "LOANS" means collectively, that portion of any Borrowing outstanding from time to time by way of Libor Loans, COF Loans, Prime Loans, Alternate Base Rate Loans or, as the context may require, all Loans outstanding at any time. "Loan" means, at any time, any Libor Loan, COF Loan, Prime Loan, or Alternate Base Rate Loan, as the case may be.

         "LOW PRICING PERIOD" means a Quarter next following a Quarter when the Canadian Borrower is maintaining:

         (a)      a Total Debt/Adjusted EBITDA Ratio of less than 2.5 to 1; and

         (b)      an Interest Coverage Ratio of equal to or greater than 4 to 1.

         "MAJORITY LENDERS" means 2 or more Lenders having at least 66-2/3% of the Total Commitments or, if the Commitments have terminated, of total Borrowings outstanding at such time. For purposes of this definition each U.S. Lender and its related Canadian Lender (which may be the same institution in certain cases) shall be considered one Lender and the Commitments (or Borrowings) of each such related U.S. and Canadian Lender shall be aggregated for purposes of determining the requisite percentage.

         "MANAGERS" means Royal Bank of Canada, Canadian Imperial Bank of Commerce and The Bank of Nova Scotia and their successors and assigns.

         "MATERIAL CONTINGENT OBLIGATION" means, in respect of the Canadian Borrower or its Subsidiaries, a contingent obligation or liability of Cdn.$1,000,000 (or the Equivalent Amount thereof in U.S.$) or more or which is otherwise required to be disclosed to securities regulators or exchanges or the public.

         "MAXIMUM ACQUISITION TOTAL DEBT/ADJUSTED EBITDA RATIO" means, in respect of any proposed acquisition of a Target Acquisition Entity, the Total Debt/Adjusted EBITDA Ratio calculated as at the time of completion of such acquisition, on the basis that Adjusted EBITDA shall be adjusted to include pro forma trailing EBITDA for a period of 12 consecutive calendar months for the Target Acquisition Entity including a full year impact of the cost savings readily identifiable and which can be immediately implemented such as elimination of salaries for redundant employees and elimination of various administrative functions which will, in the reasonable opinion of the Canadian Borrower, satisfactory to the Majority Lenders, become unnecessary or otherwise more cost effectively performed.

         "MAXIMUM TOTAL DEBT/ADJUSTED EBITDA RATIO" means for each period of 4 consecutive Quarters or 12 consecutive calendar months, a Total Debt/Adjusted EBITDA Ratio of:

         (a)      not more than:  3.5 to 1; or

         (b) if the Interest Coverage Ratio is less than 3.0 to 1 after April 1, 2000, not more than: 3.25 to 1; or

         (c) if the Interest Coverage Ratio is less than 3.0 to 1 after April 1, 2001, not more than: 3.0 to 1;

         for the purposes of calculating a Total Debt/Adjusted EBITDA Ratio, Total Debt is measured as at the date of calculation.

         "MAXIMUM TOTAL DEBT/CAPITALIZATION RATIO" means, at any time, a Total Debt/Capitalization Ratio of not more than .75 to 1.

         "MID-PRICING PERIOD" means a Quarter next following a Quarter when the Canadian Borrower is maintaining:

         (a) a Total Debt/Adjusted EBITDA Ratio of less than 3 to 1 and greater than or equal to 2.5 to 1; and

         (b) an Interest Coverage Ratio equal to or greater than 3.5 to 1 and less than 4 to 1.

         "MINIMUM BUSINESS VALUE/TOTAL DEBT RATIO" means a Business Value/Total Debt Ratio of at least 1.25 to 1.

         "MINIMUM FIXED CHARGE COVERAGE RATIO" means a Fixed Charge Coverage Ratio of at least 1.5 to 1.

         "MINIMUM INTEREST COVERAGE RATIO" means an Interest Coverage Ratio of at least 2.5:1.

         "MINIMUM WORKING CAPITAL RATIO" means a Working Capital Ratio of at least 1.1 to 1.

         "NET PROCEEDS", in respect of any Bankers' Acceptance, means the amount obtained by applying the Reference Bankers' Acceptance Discount Rate to the Principal Amount of such Bankers' Acceptance in accordance with the formula set out in Schedule "B".

         "NON-CONSENTING LENDER" has the meaning ascribed to it in Section
         3.8(e).

         "NON-EXTENDING LENDERS CONVERSION DATE" has the meaning ascribed to it in Section 3.8(e).

         "NON-EXTENSION CONVERSION DATE" has the meaning ascribed to it in
         Section 3.8(d).

         "NSULC" means FirstService Nova Scotia Corp.

         "ORIGINAL CREDIT AGREEMENT" has the meaning attributed thereto in the recitals.

         "OWNERSHIP AND CONTROL" has the meaning attributed thereto in Section 8.1(k).

         "PARTICIPATION" of a Lender means the percentage of the Commitment indicated opposite its name on the execution pages hereof in relation to, in the case of a U.S. Lender, the Total U.S. Commitments and in the case of a Canadian Lender, the Total Cdn. Commitments or, at such time as the Commitments have terminated, the percentage of Advances made by such U.S. Lender or Canadian Lender of all Advances then outstanding under the U.S. Facilities or the Canadian Facilities, respectively.

         "PERMITTED ENCUMBRANCES" has the meaning ascribed to it in Section 8.2(n).

         "PERMITTED LOANS" has the meaning ascribed to it in Section 8.2(k)(ii).

         "PERMITTED VTBS" has the meaning ascribed to it in Section 8.2(n).

         "PERSON" means any individual, firm, company, corporation, entity, joint venture, joint-stock company, trust, unincorporated organization, government or state entity or any association or a partnership (whether or not having separate legal personality) of two or more of the foregoing.

         "PREPAID BANKERS' ACCEPTANCES" has the meaning attributed thereto in
         Section 7.5 (c).

         "PRICING PERIOD" means a Low Pricing Period, a Mid-Pricing Period or a Higher Pricing Period.

         "PRIME LOANS" means the Loans, or portion of them, made available by the Canadian Lenders to the Canadian Borrower outstanding from time to time which are drawn down in Canadian Dollars and in respect of which interest is payable in accordance with Section 4.3.

         "PRIME MARGIN" means in respect of a Prime Loan or portion thereof outstanding:

         (a)      prior to June 1, 2000 at any time during:

                  (i) a Low Pricing Period or a Mid-Pricing Period, .50% per annum; and

                  (ii)     a Higher Pricing Period, .75% per annum; and

         (b)      on or after June 1, 2000, at any time during:

                  (i)      a Low Pricing Period, .25% per annum;

                  (ii)     a Mid-Pricing Period, .50%; and

                  (iii)    a Higher Pricing Period, .75% per annum.

         "PRIME RATE" means, at any time, the greater of (a) the floating annual rate of interest calculated from time to time by the Canadian Administrative Agent as the base rate, calculated on the basis of a year of 365 or 366 days, as the case may be, which the Prime Reference Bank uses to determine rates of interest on Canadian Dollar loans to customers in Canada and designates as its prime rate and (b) the rate expressed as an annual percentage equal to the sum of (x) .75% per annum and (y) the 30 Day BA Reference Rate.

         "PRIME REFERENCE BANK" means the Canadian Administrative Agent or any other Canadian Lender appointed as such in replacement thereof in accordance with the provisions of Section 13.3(c).

         "PRINCIPAL AMOUNT" means (a) for a Bankers' Acceptance or a Letter of Credit, the face amount thereof and (b) for a Loan, the principal amount thereof.

         "QUARTER" means a fiscal quarter of any Fiscal Year.

         "REFERENCE BANK" means the Libor Reference Bank, the Prime Reference Bank, the Alternate Base Rate Reference Bank or the Reference Bank for Bankers' Acceptances, as the context requires.

         "REFERENCE BANKERS' ACCEPTANCE DISCOUNT RATE" means the rate, calculated on the basis of a year of 365 days, determined from time to time by the Canadian Administrative Agent as the discount rate for Bankers' Acceptances, based on the discount rate reported to the Canadian Administrative Agent by the Reference Bank for Bankers' Acceptances, established in accordance with its normal practices at or about 9:30 a.m. on the Acceptance Date, for bankers' acceptances accepted by such Reference Bank having a face value equal to or in excess of Cdn. $300,000 and an identical term to that of the proposed Bankers' Acceptances to be purchased on such day.

         "REFERENCE BANK FOR BANKERS' ACCEPTANCES" means the Canadian Administrative Agent or any other Canadian Lender appointed as such in replacement thereof under Section 13.3 (c).

         "REPAYMENT DATE" means a day, other than the Final Maturity Date, on which a Borrower repays all or part of a Loan pursuant to Section 2.2.

         "REVOLVING FACILITIES" has the meaning attributed thereto in the recitals.

         "SECURITY" means the security described in Schedule "C".

         "SHAREHOLDERS' AGREEMENTS" means the shareholders' agreements described in Schedule "D".

         "STANDBY LETTER OF CREDIT" means a standby letter of credit issued by any Issuing Bank pursuant to Section 2.11 or a letter of guarantee issued by an Issuing Bank which is a Canadian Lender.

         "SUBSIDIARY" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or of others performing similar functions are directly or indirectly owned or controlled by such Person.

         "TD" means The Toronto-Dominion Bank.

         "TARGET ACQUISITION ENTITY" means an Eligible Business to be acquired by the Canadian Borrower or a Subsidiary thereof as permitted under this Agreement.

         "TAX" includes all present and future taxes, levies, imposts, stamp taxes, duties, withholdings and all penalty, interest and other payments on or in respect thereof.

         "TOTAL CDN. COMMITMENTS" means the aggregate of the Canadian Lenders' Commitments for the Canadian Facilities from time to time.

         "TOTAL COMMITMENTS" means the aggregate for all Facilities from time to time of the Lenders' Commitments from time to time.

         "TOTAL U.S. COMMITMENTS" means the aggregate of the U.S. Lenders' Commitments for the U.S. Facilities from time to time.

         "TOTAL DEBT" shall include the obligations under this Agreement, Financial Contract Obligations, guaranteed obligations, capital leases, vendor-take-back financing and subordinated debt of the Canadian Borrower on a consolidated basis and shall be determined in accordance with Cdn. GAAP after deduction of cash-on-hand.

         "TOTAL DEBT/ADJUSTED EBITDA RATIO" means, at any time, the quotient obtained by dividing (a) Total Debt at such time (as numerator) by (b) Adjusted EBITDA for the period of the 4 consecutive Quarters or, in the case of the calculation of the Maximum Acquisition Total Debt/Adjusted EBITDA Ratio, 12 consecutive calendar months, most recently ended (as denominator).

         "TOTAL DEBT/CAPITALIZATION RATIO" means, at any time, the quotient obtained by dividing (a) Total Debt (as numerator) by (b) Capitalization (as denominator).

         "TOTAL SHAREHOLDERS' EQUITY" has the meaning attributed thereto under Cdn. GAAP.

         "TRADE LETTER OF CREDIT" means a trade letter of credit or letter of guarantee acceptable to the Majority Lenders, acting reasonably, issued by an Issuing Bank pursuant to Section 2.11.

         "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule "E" signed by a Lender and a Transferee.

         "TRANSFEREE" means a bank or other financial institution to which a Lender seeks to assign or transfer all or part of such Lender's rights and obligations hereunder in accordance with Article XIV.

         "TYPE" means, with respect to any Loan, a Prime Loan, a COF Loan, an Alternate Base Rate Loan or a LIBOR Loan and otherwise , with respect to any Borrowing or portion thereof, Bankers' Acceptances or Letters of Credit.

         "U.S. ACQUISITION FACILITY" has the meaning ascribed thereto in the recitals.

         "U.S. ADMINISTRATIVE AGENT" means Dresdner Bank Canada and its successors and assigns duly appointed in accordance with Section 13.6.

         "U.S. ASSIGNEE" has the meaning ascribed to it in Section 14.3(a).

         "U.S. BORROWERS" means, collectively, FS (USA) and FSLP and each of such U.S. Borrowers being a "U.S. Borrower".

         "U.S. DOLLARS" means the lawful money of the United States of America and "U.S. $" has a corresponding meaning.

         "U.S. FACILITIES" means, collectively, the U.S. Revolving Facility (including the U.S. Overdraft Facility) and the U.S. Acquisition Facility.

         "U.S. GAAP" means generally accepted accounting principles applied in the United States.

         "U.S. LENDERS" means the Lenders identified as U.S. Lenders on the execution pages hereof having a Commitment to lend or when such Commitment shall have terminated, having Borrowings outstanding to the U.S. Borrower under the U.S. Facilities.

         "U.S. OVERDRAFT FACILITY" means that portion of the U.S. Revolving Facility in an aggregate amount not to exceed the lesser of the unused amount of the U.S. Revolving Facility and U.S. $4,000,000 made available to the U.S. Borrowers in accordance with Section 2.13.

         "U.S. REVOLVING FACILITY" has the meaning ascribed thereto in the recitals.

         "UNDERTAKING TO SECURE" means the Undertaking to be provided by Subsidiaries of the Canadian Borrower, other than Subsidiaries that are Wholly-Owned Subsidiaries as of the date of this Agreement, substantially in the form set out in Schedule "F".

         "UNLIMITED GUARANTOR" means FirstService GP Inc.

         "VIOLATION NOTICE" means any notice received by a Borrower or any of its Subsidiaries from any governmental or regulatory body or agency under any Environmental Law that such Borrower or any of its Subsidiaries is in non-compliance with the requirements of any Environmental Law.

         "WHOLLY-OWNED SUBSIDIARY" means any corporation or other entity of which 100% of the securities or other ownership interests are owned directly or indirectly by a Borrower.

         "WORKING CAPITAL RATIO" means at any time the quotient obtained by dividing (a) Current Assets of the Canadian Borrower at such time (as numerator) by (b) Current Liabilities of the Canadian Borrower at such time (as denominator).

         "YEAR 2000 PROBLEM" means the risk that principal computer applications used in connection with a Borrower's business or the business of any Subsidiary of a Borrower may be unable to recognize and perform properly date sensitive functions involving certain dates prior to or any date after December 31, 1999.

1.2      REFERENCES

         Any reference made in this Agreement to:

         (a) Any of the "Canadian Administrative Agent", the "U.S. Administrative Agent", the "Collateral Agent", the "Lenders" or a "Lender" shall so be construed as to include its or their respective successors and permitted assigns.

         (b) A time of day is, unless otherwise stated, a reference to Toronto time.

         (c) Sections, Articles or Schedules is, unless otherwise indicated, to Sections and Articles of this Agreement and to Schedules to this Agreement, as the case may be. The provisions of each Schedule shall constitute provisions of this Agreement as though repeated at length herein.

         (d) A "month" is a reference to a period starting on one day in a calendar month to but excluding the numerically corresponding day in the next calendar month except that, where any such period would otherwise end on a day other than a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the next preceding Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" (other than "calendar months") shall be construed accordingly).

1.3      INTERPRETATION

         In this Agreement:

         (a)      the singular includes the plural and vice-versa;

         (b) "in writing" or "written" includes printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception, including telex, telecopy and telegraph and, as between an Agent and the Lenders (but only when so directed by an Agent), Reuters screen or equivalent means of communication;

         (c) a document, notice, note, bill of exchange or other instrument shall be considered to have been validly signed or executed, if it has been signed by either an original signature or a facsimile signature or stamp affixed by an Authorized Signatory, provided that this Agreement, all collateral documents contemplated hereby, any promissory notes required by a Lender and the bills of exchange or depository notes to be deposited pursuant to Section 2.6 shall be considered to be validly signed or executed only if signed by an original signature of an Authorized Signatory; and

         (d) all calculations of interest under this Agreement are to be made on the basis of the stated rates set out herein and not on the basis of the effective yearly rates determined on any basis which gives effect to the principle of deemed reinvestment.

1.4      HEADINGS AND TABLE OF CONTENTS

         The headings, the table of contents, the Articles and the Sections are inserted for convenience only and are to be ignored in construing this Agreement.

1.5      ACCOUNTING TERMS

         All accounting terms not defined in this Agreement shall be interpreted in accordance with GAAP unless otherwise expressly indicated. Unless otherwise indicated, references to accounting terms, ratios or financial tests applicable to the Canadian Borrower hereunder shall be references to such terms, ratios or tests, calculated and determined on a consolidated basis.

1.6      RECITALS

         The recitals to this Agreement form part hereof.

1.7      PRECEDENCE

         In the event that any provisions of the Security contradict or are otherwise incapable of being construed in conjunction with the provisions of this Agreement, the provisions of this Agreement shall take precedence over those contained in the Security and, in particular, if any act of a Borrower or a Guarantor is expressly permitted under this Agreement but is prohibited under the Security, any such act shall be permitted under this Agreement and shall be deemed to be permitted under the Security.

                                   ARTICLE II

                                   FACILITIES

2.1      FACILITIES

         (a) Subject to the terms of this Agreement, (i) the Canadian Lenders shall extend credit to the Canadian Borrower by way of
                  (A) the Canadian Revolving Facility and (B) the Canadian Acquisition Facility; and (ii) the U.S. Lenders shall extend credit to the U.S. Borrowers by way of the (A) the U.S. Revolving Facility and (B) the U.S. Acquisition Facility.

         (b) The proceeds of Borrowings shall be used by the Borrowers, subject to the terms and conditions of this Agreement, for the purposes set out in the recitals.

2.2      NOTICE AND REVOLVING NATURE OF CERTAIN BORROWINGS

         (a) The Canadian Borrower may, subject to the terms of this Agreement, upon giving the Canadian Administrative Agent prior written notice:

                  (i) by not later than 10:00 a.m. on the 3rd Business Day prior to the Drawdown Date for each Advance which is a Libor Loan;

                  (ii) by not later than 10:00 a.m. on the 2nd Business Day prior to the Drawdown Date or Repayment Date or Acceptance Date, as the case may be, for any Borrowing or Conversion under the Canadian Revolving Facility or the Canadian Acquisition Facility (other than a Libor Loan);

                  borrow, repay and/or reborrow or convert in accordance with
                  Section 2.3 under the Canadian Revolving Facility or the Canadian Acquisition Facility, (A) in respect of Prime Loans, COF Loans denominated in Cdn.$ or Bankers' Acceptances issued by it, in initial minimum tranches of Cdn. $300,000 and thereafter in multiples of Cdn. $100,000 and (B) in respect of Alternate Base Rate Loans or Libor Loans in initial minimum tranches of U.S.$300,000 and thereafter in multiples of U.S. $100,000, provided further, however, that repayment of COF Loans and Libor Loans shall be made on the last day of the applicable Interest Period.

         (b) Notwithstanding the provisions of Section 2.2(a), the Canadian Administrative Agent shall use its best efforts to make Advances by way of Prime Loans under the Canadian Revolving Facility available to the Canadian Borrower on the Business Day following the receipt by the Canadian Administrative Agent of a Drawdown Notice for a Prime Loan.

         (c) The U.S. Borrowers may, subject to the terms of this Agreement, upon giving the U.S. Administrative Agent prior written notice:

                  (i) by not later than 10:00 a.m. on the 3rd Business Day prior to the Drawdown Date for each Advance which is a Libor Loan;

                  (ii) by not later than 10:00 a.m. on the 2nd Business Day prior to the Drawdown Date or Repayment Date, as the case may be, for any Borrowing or Conversion under the U.S. Revolving Facility or the U.S. Acquisition Facility (other than a Libor Loan);

                  borrow, repay and/or reborrow or convert in accordance with
                  Section 2.3, under the U.S. Revolving Facility or the U.S. Acquisition Facility, (A) in respect of Alternate Base Rate Loans in initial minimum tranches of U.S. $300,000 and thereafter in multiples of U.S. $100,000 and (B) in respect of Libor Loans in initial minimum tranches of U.S. $1,000,000 and thereafter in multiples of U.S. $100,000, provided further, however, that repayment of Libor Loans shall be made on the last day of the applicable Interest Period.


2.3      CONVERSION

         A Borrower may, upon giving prior written notice to the Canadian Administrative Agent and/or the U.S. Administrative Agent, as the case may be, in accordance with Section 2.2 containing the information set out in Schedule "G" effective on any Business Day during the term of this Agreement (a "Conversion"), convert on the Conversion Date Advances outstanding from one Type to another Type to the extent such Type is available hereunder, provided that:

         (a) a Libor Loan or a COF Loan may be converted to another Type only on the last day of the Interest Period applicable to that Libor Loan or COF Loan, as the case may be;

         (b) Borrowings or any portion thereof comprising Bankers' Acceptances may be converted to another Type only on the applicable B/A Maturity Date; and

         (c) the conditions precedent set out in Section 5.1 have been fulfilled.

The Conversion of any Advances shall not reduce any amount available under the Total Commitments.

2.4      MAKING BORROWINGS

         (a) If the Canadian Borrower gives prior written notice to the Canadian Administrative Agent of its intention to draw down a Borrowing, including Bankers' Acceptances, a COF Loan, a Prime Loan, an Alternate Base Rate Loan or Libor Loan or a Conversion in accordance with Section 2.2 or 2.3, the Canadian Administrative Agent shall on the same day it receives the notice notify each Canadian Lender by telephone or in writing of the amount of the COF Loan, Prime Loan, Alternate Base Rate Loan, Libor Loan or Bankers' Acceptance and such Canadian Lender's portion thereof, and

                  (i) each Canadian Lender shall, not later than 12:00 noon. on the Drawdown Date, make, or procure to be made, its Participation in such Bankers' Acceptances, COF Loan, Prime Loan, Libor Loan or Alternate Base Rate Loan, as the case may be, available to the Canadian Administrative Agent in accordance with
                           Article X; and

                  (ii) the Canadian Administrative Agent shall, not later than 4:00 p.m. on the Drawdown Date, make such Bankers' Acceptances, COF Loan, Prime Loan, Libor Loan or Alternate Base Rate Loan, as the case may be, available to the Canadian Borrower, in accordance with Article X.

         (b) If a U.S. Borrower gives prior written notice to the U.S. Administrative Agent of its intention to draw down a Borrowing, including an Alternate Base Rate Loan or a Libor Loan, or a Conversion of an Alternate Base Rate Loan or a Libor Loan in accordance with Section 2.2 or 2.3, the U.S. Administrative Agent shall on the same day it receives the notice notify each U.S. Lender by telephone or in writing of the amount of the COF Loan or Libor Loan and such U.S. Lender's portion thereof, and

                  (i) each U.S. Lender shall, not later than 12:00 noon. on the Drawdown Date, make, or procure to be made, its Participation in the Alternate Base Rate Loan or Libor Loan, as the case may be, available to the U.S. Administrative Agent in accordance with Article X; and

                  (ii) the U.S. Administrative Agent shall, not later than 4:00 p.m. on the Drawdown Date, make such Alternate Base Rate Loan or Libor Loan, as the case may be, available to the U.S. Borrower, in accordance with
                           Article X.

2.5      PARTICIPATION OF EACH LENDER

         (a) The amount of the Participation of each Lender in any COF Loan, Libor Loan, Prime Loan, or Alternate Base Rate Loan or issue of Bankers' Acceptances shall be determined by the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, by reference, subject to the Canadian Administrative Agent's authority pursuant to paragraph (b) of this Section 2.5, to each such Lender's Participation.

         (b) The Canadian Administrative Agent is authorized by the Canadian Borrower and each Canadian Lender to allocate amongst the Canadian Lenders the Bankers' Acceptances to be issued and purchased in such manner and amounts as the Canadian Administrative Agent may, in its sole and unfettered discretion consider necessary and equitable, rounding up or down, so as to ensure that no Canadian Lender is required to accept and purchase a Bankers' Acceptance for a fraction of Cdn. $100,000; provided however the Canadian Administrative Agent shall seek to allocate such Bankers' Acceptances in such amounts and for such terms, over time, as to maintain the Participations of all such Canadian Lenders in substantially the relative amounts and percentages set out on the execution pages for such Lenders. To the extent, if any, necessary to maintain each such Participation as the result of the foregoing, the Canadian Administrative Agent shall allocate a lesser or greater amount of other Advances to each Canadian Lender.

         (c) At the time of making any Loan, the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, shall, if appropriate, re-allocate amounts made available to the Borrowers under any of the Loans to give effect to the Participation of each Lender, determined immediately prior to the making of a Loan.

2.6      BANKERS' ACCEPTANCES

         (a) Upon execution of this Agreement, the Canadian Borrower shall deliver to the Canadian Lenders depository notes and/or bills of exchange, in the form for Bankers' Acceptances of each Canadian Lender, executed in blank by its Authorized Signatories in sufficient quantity and thereafter shall, from time to time upon request from the Canadian Administrative Agent, deliver to such Canadian Lenders further quantities of such bills of exchange and/or depository notes (on such Canadian Lender's forms) so executed, and the Canadian Lenders shall hold such bills of exchange and/or depository notes in safekeeping. The form of Bankers' Acceptances shall be as set out in Schedule "H".

         (b) The Canadian Borrower hereby agrees to indemnify each such Canadian Lender against any cost, expense (including reasonable counsel fees and disbursements) claim, demand, action, loss or liability (except to the extent resulting from the gross negligence or wilful misconduct of such Canadian Lender) that such Lender may suffer or incur in connection with the deposit, safekeeping or completion in accordance with
                  Section 2.8 of such bills of exchange and/or depository notes. Each Canadian Lender is hereby appointed attorney-in-fact for such completion and to execute any endorsement necessary in connection with the transactions contemplated by this Agreement with respect to Bankers' Acceptances. These agreements shall survive the termination of this Agreement and shall remain in full force and effect after termination of this Agreement.

         (c) With respect to any such bills of exchange and/or depository notes deposited in accordance with this Section 2.6, the Canadian Borrower shall furnish to each Canadian Lender accepting such drafts, in form and substance satisfactory to such Lender, (i) evidence of the authority of any officers or other representatives authorized to sign and to act with respect to such drafts, (ii) if such Lender shall so request, a formal power of attorney authorizing it to take all actions contemplated hereby with respect to Bankers' Acceptances as provided herein, and (iii) such other documents as such Canadian Lender or its counsel may reasonably request.

         (d) When the Canadian Borrower wishes to make a Borrowing by way of Bankers' Acceptances it shall give the Canadian Administrative Agent the notice required pursuant to Section
                  2.2. Bankers' Acceptances shall have terms of at least 30 days and not more than 180 days excluding days of grace (and which shall, in no event, end on a date after the Final Maturity
                  Date).

         (e) On the same day it receives such notice, the Canadian Administrative Agent shall notify by telephone or in writing all the Canadian Lenders of the details of the proposed issue, specifying, for each Canadian Lender:

                  (i) the Principal Amount of the Bankers' Acceptances to be accepted and purchased by such Canadian Lender; and

                  (ii)     the term of such Bankers' Acceptances.


2.7      ACCEPTANCE DATE PROCEDURE

         On the Acceptance Date, the following provisions shall apply:

         (a) At or about 9:30 a.m. on the Acceptance Date, the Canadian Administrative Agent shall promptly determine the Reference Bankers' Acceptance Discount Rate.

         (b) Forthwith, and in any event not later than 10:30 a.m. that same day, the Canadian Administrative Agent shall indicate to each Canadian Lender:

                  (i)      the Reference Bankers' Acceptance Discount Rate;

                  (ii) the amount of the Acceptance Fee applicable to those Bankers' Acceptances to be accepted by such Canadian Lender on such Acceptance Date, such Canadian Lender being authorized by the Canadian Borrower to collect such Acceptance Fee out of the Net Proceeds of those Bankers' Acceptances mentioned in subsection (iii);

                  (iii) the Net Proceeds of those Bankers' Acceptances to be accepted and purchased by such Canadian Lender on such Acceptance Date; and

                  (iv) the amount obtained (the "Available Proceeds") by subtracting the Acceptance Fee mentioned in subsection (ii) from the Net Proceeds mentioned in subsection (iii).

         (c) Not later than 12:00 noon that same day, each Canadian Lender shall make available to the Canadian Administrative Agent its Available Proceeds.

         (d) Not later than 4:00 p.m. that same day, the Canadian Administrative Agent shall transfer all such Available Proceeds so made available to it to the Canadian Borrower in accordance with Section 10.3 and shall notify the Canadian Borrower on such day either by telex or telephone (to be confirmed subsequently by letter) of the details of the issue, substantially in the form set out in Schedule "I".

2.8      PURCHASE OF BANKERS' ACCEPTANCES

         Before giving value to the Canadian Borrower, the Canadian Lenders shall, on the Acceptance Date, accept the Bankers' Acceptances, by inserting the appropriate Principal Amount, Acceptance Date and maturity date thereof in accordance with the Canadian Borrower's notice relating thereto and affixing their acceptance stamps thereto, and shall purchase same. The Principal Amount so accepted and purchased by any such Canadian Lender shall not exceed such Canadian Lender's unutilized Commitment.

2.9      PAYMENT OF BANKERS' ACCEPTANCES

         The Bankers' Acceptances shall be payable in accordance with the following provisions:

         (a) The Canadian Borrower shall pay to the Canadian Administrative Agent for the account of the Canadian Lenders an amount equal to the Principal Amount of the Bankers' Acceptances on their respective B/A Maturity Dates.

         (b) In the event the Canadian Borrower fails to notify the Canadian Administrative Agent verbally (or at the discretion of the Canadian Borrower, in writing), not later than 10:00 a.m. (such notice, if verbal, to be confirmed to the Canadian Administrative Agent in writing later the same day, but not necessarily by 10:00 a.m.), 2 Business Days prior to any B/A Maturity Dates of a Bankers' Acceptance, that the Canadian Borrower intends to pay with its own funds the Principal Amount of the Bankers' Acceptances due on such B/A Maturity Dates, the Canadian Borrower shall be deemed, for all purposes, to have given the Canadian Administrative Agent notice to convert the Principal Amount of such Bankers' Acceptances into a COF Loan denominated in Cdn.$ having a COF Interest Period of 30 days and the provisions of Section 2.3 shall apply mutatis mutandis save that:

                  (i) such B/A Maturity Date shall be considered to be the Drawdown Date of such COF Loan;

                  (ii) the proceeds of such COF Loan shall be used to pay the Principal Amount of the Bankers' Acceptances due on such B/A Maturity Date; and

                  (iii) on such B/A Maturity Date, each Canadian Lender, instead of making its Participation in such COF Loan available to the Canadian Administrative Agent, shall first directly apply its Participation in such COF Loan in payment of its Participation in the Principal Amount of the Bankers' Acceptances accepted, purchased and issued by such Canadian Lender and due on such B/A Maturity Date.

2.10     SET-OFF AND NETTING

         On any Acceptance Date, Drawdown Date or Repayment Date, the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, shall be entitled to set-off and net amounts payable on such date by the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, to a Lender for the account of any Borrower against amounts payable on such date by such Lender to the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, in connection with transactions conducted in the same basis of borrowing, for the account of such Borrower. Similarly, on any Acceptance Date,

Drawdown Date or Repayment Date, each Lender shall be entitled to set-off and to net amounts payable on such date by such Lender to a Borrower (by payment to the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may
be), against amounts payable on such date by such Borrower to such Lender, in accordance with the Canadian Administrative Agent's or the U.S. Administrative Agent's, as the case may be, calculations.

2.11     LETTERS OF CREDIT

         (a) Subject to the notice provisions of Sections 2.2 and 2.3 and upon the terms and subject to the conditions hereof the applicable Issuing Bank shall, at the request of a Borrower, issue under the applicable Revolving Facility one or more irrevocable Letters of Credit in such Issuing Bank's usual form (or such other form as may be required by such Borrower and is acceptable to the Issuing Bank acting reasonably), expiring no later than, in the case of Standby Letters of Credit, 365 days from the date of issuance and, in the case of Trade Letters of Credit, 270 days from the date of issuance and in no case later than 3 Business Days before the Final Maturity Date, provided that the maximum amount payable under all Letters of Credit shall not, at the time of issue of each Letter of Credit, exceed Cdn.$5,000,000 or the Equivalent Amount thereof in U.S. Dollars.

         (b) In the event that an Issuing Bank is called upon by a beneficiary to honour a Letter of Credit, such Issuing Bank shall forthwith give notice thereof to the applicable Borrower. Unless such Borrower has made other arrangements with the Issuing Bank with respect to payment to the Issuing Bank of an amount sufficient to permit the Issuing Bank to discharge its obligations under the Letter of Credit plus that amount equal to any and all charges and expenses which the Issuing Bank may pay or incur relative to such Letter of Credit, any such payment so payable in Canadian Dollars with respect to the Canadian Revolving Facility shall be deemed to be a Drawdown of a Prime Loan under the Canadian Revolving Facility and any amount so payable in U.S. Dollars with respect to a Letter of Credit issued on behalf of the Canadian Borrower shall be deemed to be a Drawdown by way of an Alternate Base Rate Loan under the Canadian Revolving Facility, and any such amount so payable with respect to a Letter of Credit issued on behalf of a U.S. Borrower shall be deemed to be a Drawdown by way of an Alternate Base Rate Loan under the U.S. Revolving Facility provided that the provisions of Section 2.2 regarding notices shall not apply to such Loans.

         (c) Any Issuing Bank shall notify the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, of each issuance or amendment of any Letter of Credit on the day upon which such issuance or amendment occurs and the Issuing Bank shall provide the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, with monthly reports setting out the face amount of Letters of Credit outstanding on each day of the preceding month.

                  Each of the Lenders, other than an Issuing Bank, shall be deemed to have purchased from such Issuing Bank its Participation of the face amount of each Letter of Credit issued by such Issuing Bank. Each of the Canadian Lenders agrees to indemnify the Issuing Bank issuing Letters of Credit under the Canadian Facilities and each of the U.S. Lenders agrees to indemnify the Issuing Bank issuing Letters of Credit under the U.S. Facilities, in each case as to such Lender's Participation of any amount paid by the Issuing Bank under any Letter of Credit plus that amount equal to any and all payments, losses, costs, charges and expenses which such Issuing Bank may pay or incur relative to such Letter of Credit.

         (d) The Borrowers shall indemnify the Issuing Banks against any and all actions, proceedings, costs, damages, expenses, taxes (other than taxes on overall net income, assets or capital), claims and demands which the Issuing Banks may incur or sustain by reason of or arising in any way whatsoever in connection with the opening, establishing or paying of the amounts payable under Letters of Credit issued at the request of a Borrower or arising in connection with any amounts payable by any Issuing Bank thereunder.

         (e) Each Borrower for which a Letter of Credit has been issued on its behalf shall pay to the Canadian Administrative Agent or U.S. Administrative Agent, as the case may be, for the account of the Canadian Lenders or the U.S. Lenders, as the case may be, each month that Letters of Credit issued on behalf of such Borrower are outstanding, the applicable Letter of Credit Fee.

         (f) Each Borrower for which a Letter of Credit has been issued on its behalf shall pay to the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, for the account of the applicable Issuing Bank, sundry charges and out-of-pocket expenses payable in respect of Letters of Credit which the Issuing Bank issues pursuant to a request of such Borrower.

2.12     CDN. OVERDRAFT FACILITY

         (a) In order to facilitate the Canadian Borrower's cash management requirements, TD in its capacity as a Lender agrees to make available to the Canadian Borrower the Cdn. Overdraft Facility as part of its Participation under the Canadian Revolving Facility in accordance with Section 2.1. The Cdn. Overdraft Facility shall form part of the Canadian Revolving Facility and shall be used by the Canadian Borrower to fund amounts which would otherwise be drawn down by the Canadian Borrower by way of Prime Loans or Alternate Base Rate Loans under the Canadian Revolving Facility pursuant to Section 2.2 but for such amounts not being, in the case of Prime Loans, in a minimum principal amount of Cdn.$300,000 and multiples of Cdn.$100,000 thereafter and in the case of

                  Alternate Base Rate Loans in a minimum principal amount of U.S.$300,000 and multiples of U.S.$100,000 thereafter. Notwithstanding any other provision hereof, drawdowns under the Cdn. Overdraft Facility are not subject to any minimum amount. Any Borrowings under the Cdn. Overdraft Facility may be drawn down by the Canadian Borrower without notice to TD by way of presentment to TD of cheques and other bills of exchange issued by the Canadian Borrower.

         (b) TD shall provide the Canadian Administrative Agent with monthly reports setting out the outstanding balance of the Cdn. Overdraft Facility on each day of the preceding month.

         (c) At any time and from time to time in its discretion, TD may notify the Canadian Administrative Agent that TD wishes each of the Canadian Lenders to provide its Participation in Advances made under the Cdn. Overdraft Facility, in which case the Canadian Administrative Agent shall forthwith notify each of the Canadian Lenders of such Participation and each Canadian Lender shall thereupon provide to the Canadian Administrative Agent, for the account of TD, such Canadian Lender's Participation under the Cdn. Overdraft Facility; PROVIDED HOWEVER no such Participation shall cause any such Canadian Lender to exceed its Commitment for the Canadian Revolving Facility. The amounts so provided by the Canadian Lenders in respect of the Cdn. Overdraft Facility shall be deemed to be Prime Loans or Alternate Base Rate Loans denominated in Cdn$ or U.S.$, as the case may be, under the Canadian Revolving Facility in accordance with the provisions of this Agreement (and for such purposes any notice provisions or minimum amounts of such Loans otherwise required under this Agreement shall be disregarded except for the proviso of this
                  Section 2.12(c)). The aggregate of the amounts paid by the Canadian Lenders to the Canadian Administrative Agent in respect of the Cdn. Overdraft Facility shall be paid by the Canadian Administrative Agent to TD and applied by TD to reduce the then outstanding Loans under the Cdn. Overdraft Facility.

         (d)      (i)      The Canadian Borrower shall pay interest payable on
                           Advances made under the Cdn. Overdraft Facility directly to TD unless TD otherwise directs the Canadian Borrower to make such payments to the Canadian Administrative Agent; and

                  (ii) For purposes of determining the Prime Rate or the Alternate Base Rate, as the case may be, for Advances made under the Cdn. Overdraft Facility, TD shall be the Alternate Base Rate Reference Bank or the Prime Reference Bank, as the case may be.

2.13     U.S. OVERDRAFT FACILITY

         (a) In order to facilitate each U.S. Borrower's cash management requirements, FNBC in its capacity as a U.S. Lender agrees to make available to the U.S. Borrowers the U.S. Overdraft Facility as part of its Participation under the U.S. Revolving Facility in accordance with Section 2.1. The U.S. Overdraft Facility shall form part of the U.S. Revolving Facility and shall be used by the U.S. Borrowers to fund amounts which would otherwise be drawn down by the U.S. Borrowers under the U.S. Revolving Facility pursuant to Section 2.2 but for such amounts not being, in a minimum principal amount of U.S.$300,000 and multiples of U.S. $100,000 thereafter. Notwithstanding any other provision hereof, Drawdowns under the U.S. Overdraft Facility are not subject to any minimum amount. Any Borrowings under the U.S. Overdraft Facility may be drawn down by way of Alternate Base Rate Loans by the U.S. Borrowers by providing notice to FNBC before 3:00 p.m. on the date of the request for drawdown.

         (b) FNBC shall provide the U.S. Administrative Agent with monthly reports setting out the outstanding balance of the U.S. Overdraft Facility on each day of the preceding month.

         (c) At any time and from time to time in its discretion, FNBC may notify the U.S. Administrative Agent that FNBC wishes each of the U.S. Lenders to provide its Participation in Advances made under the U.S. Overdraft Facility, in which case the U.S. Administrative Agent shall forthwith notify each of the U.S. Lenders of such Participation and each U.S. Lender shall thereupon provide to the U.S. Administrative Agent, for the account of FNBC, such U.S. Lender's Participation under the U.S. Overdraft Facility; PROVIDED HOWEVER, no such Participation shall cause any such U.S. Lender to exceed its Commitment. The amounts so provided by the U.S. Lenders in respect of the U.S. Overdraft Facility shall be deemed to be Alternate Base Rate Loans denominated in U.S.$ under the U.S. Revolving Facility in accordance with the provisions of this Agreement (and for such purposes any notice provisions or minimum amounts of such Loans otherwise required under this Agreement shall be disregarded except for the proviso to this
                  Section 2.13(c)). The aggregate of the amounts paid by the U.S. Lenders to the U.S. Administrative Agent in respect of the U.S. Overdraft Facility shall be paid by the U.S. Administrative Agent to FNBC and applied by FNBC to reduce the then outstanding Loans under the U.S. Overdraft Facility.

         (d)      (i)      The U.S. Borrowers shall pay interest on Advances
                           made under the U.S. Overdraft Facility directly to FNBC unless FNBC otherwise directs the U.S.
                           Borrowers to make such payments to the U.S.
                           Administrative Agent; and

                  (ii) For purposes of determining the Alternate Base Rate for Advances made under the U.S. Overdraft Facility, FNBC shall be the Alternate Base Rate Reference Bank.


                                   ARTICLE III

                             REPAYMENT AND ACCOUNTS

3.1      REPAYMENT

         The Principal Amount of all Borrowings outstanding under all of the Facilities shall be repaid in full by the Borrowers on the Final Maturity Date and the Commitments in respect of such Facilities shall terminate on such date.

3.2      ACCOUNTS KEPT BY THE CANADIAN ADMINISTRATIVE AGENT

         The Canadian Administrative Agent shall keep in its books Accounts for the Letters of Credit, the Prime Loans, Alternate Base Rate Loans, Libor Loans, COF Loans, Bankers' Acceptances and other amounts payable by the Canadian Borrower under this Agreement. The Canadian Administrative Agent shall make appropriate entries showing, as debits, the amount of the indebtedness of the Canadian Borrower in respect of the Letters of Credit, the Prime Loans, Alternate Base Rate Loans, Libor Loans, COF Loans, and Bankers' Acceptances, as the case may be, the amount of all accrued interest, and any other amount due to the Canadian Lenders or the Agents pursuant hereto, according to the respective Participation of each Lender, and showing, as credits, each payment or repayment of principal and interest made in respect of such indebtedness, as well as any other amount paid to the Canadian Lenders or the Agents pursuant hereto, according to the respective Participation of each. Such Accounts shall constitute (in the absence of manifest error) prima facie evidence of their content against the Canadian Borrower and the Canadian Lenders. The Canadian Administrative Agent shall supply any Canadian Lender and the Canadian Borrower, upon request, with statements of such Accounts.

3.3      ACCOUNTS KEPT BY THE U.S. ADMINISTRATIVE AGENT

         The U.S. Administrative Agent shall keep in its books Accounts for the Letters of Credit, the Alternate Base Rate Loans and Libor Loans and other amounts payable by the U.S. Borrowers under this Agreement. The U.S. Administrative Agent shall make appropriate entries showing, as debits, the amount of the indebtedness of the U.S. Borrowers in respect of the Alternate Base Rate Loans and Libor Loans, as the case may be, the amount of all accrued interest, and any other amount due to the U.S. Lenders or the Agents pursuant hereto, according to the respective Participation of each Lender, and showing, as credits, each payment or repayment of principal and interest made in respect of such indebtedness, as well as any other amount paid to the U.S. Lenders or the Agents pursuant hereto, according to the respective Participation of each. Such Accounts shall constitute (in the absence of manifest error) prima facie evidence of their content against the U.S. Borrowers and the U.S. Lenders. The U.S. Administrative Agent shall supply any U.S. Lender and either U.S. Borrower, upon request, with statements of such Accounts.

3.4      ACCOUNTS KEPT BY EACH CANADIAN LENDER

         Each Canadian Lender shall keep in its books, in respect of its Participation, accounts for the Letters of Credit, the Prime Loans, Alternate Base Rate Loans, the COF Loans, Libor Loans, Bankers' Acceptances and other amounts payable by the Canadian Borrower under this Agreement. Each Canadian Lender shall make appropriate entries showing, as debits, the amount of the indebtedness of the Canadian Borrower towards it in respect of the Letters of Credit, the Prime Loans, Alternate Base Rate Loans, COF Loans, Libor Loans, and Bankers' Acceptances, as the case may be, the amount of all accrued interest and any other amount due to such Lender pursuant hereto and, as credits, each payment or repayment of principal and interest made in respect of such indebtedness as well as any other amount paid to such Lender pursuant hereto. These accounts shall constitute (in the absence of manifest error or of contradictory entries in the Accounts), prima facie evidence of their content against the Canadian Borrower.

3.5      ACCOUNTS KEPT BY U.S. LENDERS

         Each U.S. Lender shall keep in its books, in respect of its Participation, accounts for the Letters of Credit, Alternate Base Rate Loans, Libor Loans, and other amounts payable by the U.S. Borrowers under this Agreement. Each U.S. Lender shall make appropriate entries showing, as debits, the amount of the indebtedness of the U.S. Borrower towards it in respect of the Letters of Credit, Alternate Base Rate Loans, Libor Loans, as the case may be, the amount of all accrued interest and any other amount due to such Lender pursuant hereto and, as credits, each payment or repayment of principal and interest made in respect of such indebtedness as well as any other amount paid to such Lender pursuant hereto. These accounts shall constitute (in the absence of manifest error or of contradictory entries in the Accounts), prima facie evidence of their content against the U.S. Borrowers.

3.5A     PROMISSORY NOTES

         At the request of any Lender, each Borrower under the Facilities applicable to such Lender shall execute and deliver to such Lender a promissory note substantially in the form attached hereto as Schedule "Q".

3.6      EXCESS RESULTING FROM EXCHANGE RATE CHANGE

         Any time that, following one or more fluctuations in the exchange rate of the Cdn. Dollar against the U.S. Dollar, the sum of:

         (a)      the Borrowings in Cdn. Dollars under the Canadian Facilities;
                  and

         (b) the Equivalent Amount in Canadian Dollars of the Borrowings in U.S. Dollars under the Canadian Facilities;

         exceeds the Total Commitments under the Canadian Facilities then in effect, the Canadian Borrower shall, within 10 days thereafter, either:

         (c) make the necessary payments or repayments to the Canadian Administrative Agent to reduce such sum to an amount equal to or less than the Total Commitments under the Canadian Facilities then in effect; or

         (d) maintain or cause to be maintained with the Canadian Administrative Agent deposits of U.S. Dollars in an amount equal to or greater than the amount by which such sum exceeds the Total Commitments under the Canadian Facilities then in effect, such deposits to be maintained in such form and upon such terms as are acceptable to the Canadian Administrative Agent. Until such time as such sum shall no longer exceed the Total Commitments under the Canadian Facilities, the Canadian Administrative Agent shall invest the deposits, in such manner and form of investment as shall be mutually acceptable to the Canadian Borrower and the Canadian Administrative Agent, and income earned thereon shall be received by the Canadian Administrative Agent for the Canadian Borrower's account and paid to the Canadian Borrower. Without in any way limiting the foregoing provisions, the Canadian Administrative Agent shall, on each Acceptance Date, Drawdown Date, Interest Date and B/A Maturity Date make the necessary exchange rate calculations to determine whether any such excess exists on such date and, if there is an excess, it shall so notify the Canadian Borrower.

3.7      CURRENCY

         Borrowings and payments in respect thereof are payable in the currency in which they are denominated.

3.8       EXTENSION OF FINAL MATURITY DATE

         (a) June 1, 2000 or, if such date shall be extended as provided herein, any subsequent June 1 following any extension provided herein, shall be an "Extension Date". Subject to the terms of this Agreement, not earlier than 90 days but not later than

                  60 days prior to the next pending Extension Date, the Borrowers collectively may request, in writing to the Canadian Administrative Agent and the U.S. Administrative Agent, an extension of the Final Maturity Date for all but not less than all Facilities to a date which is one year after the Final Maturity Date then in effect (an "Extension Request").

         (b) Upon receipt of an Extension Request, the Canadian Administrative Agent shall advise the Canadian Lenders and the U.S. Administrative Agent shall advise the U.S. Lenders of such Extension Request and each Lender shall advise their respective Agent within 30 days of receipt thereof whether such Lender consents to the Extension Request.

         (c) Unless the Majority Lenders agree to any Extension Request the Final Maturity Date shall not be extended by any Lender.

         (d) In the event that either the Majority Lenders have not agreed to an Extension Request or the Borrowers do not provide the Canadian Administrative Agent and the U.S. Administrative Agent with an Extension Request as provided in Section 3.8(a), the next pending Extension Date shall become a "Non-Extension Conversion Date" and the Lenders' Commitments under the Acquisition Facilities will convert to four-year reducing revolving facilities and the Acquisition Facilities and Revolving Facilities shall be reduced and/or repaid, as follows:

                  (i) on or before the first anniversary of the Non-Extension Conversion Date, the amount necessary to reduce (A) the Canadian Lenders' Commitments with respect to the Canadian Acquisition Facility by Cdn $5,000,000 and the Commitments of the Canadian Lenders with respect to the Canadian Acquisition Facility shall be reduced by Cdn $5,000,000; and (B) the amount necessary to reduce the U.S. Lenders Commitments with respect to the U.S. Acquisition Facility by U.S. $13,000,000; and the Commitments of the U.S. Lenders with respect to the U.S. Acquisition Facility shall be reduced by U.S. $13,000,000.

                  (ii) on or before the second anniversary of the Non-Extension Conversion Date, the amount necessary to reduce (A) the Canadian Lenders' Commitments with respect to the Canadian Acquisition Facility by Cdn $12,500,000; and the Commitments of the Canadian Lenders with respect to the Canadian Acquisition Facility shall be reduced by Cdn $12,500,000; and
                           (B) the amount necessary to reduce the U.S. Lenders Commitments with respect to the U.S. Acquisition Facility by U.S. $32,500,000; and the Commitments of the U.S. Lenders with respect to the U.S. Acquisition Facility shall be reduced by U.S. $32,500,000.

                  (iii) on or before the third anniversary of the Non-Extension Conversion Date, the amount necessary to reduce (A) the Canadian Lenders' Commitments with respect to the Canadian Acquisition Facility by Cdn $12,500,000; and the Commitments of the Canadian Lenders with respect to the Canadian Acquisition Facility shall be reduced by Cdn $12,500,000; and (B) the amount necessary to reduce the U.S. Lenders Commitments with respect to the U.S. Acquisition Facility by U.S. $32,500,000; and the Commitments of the U.S. Lenders with respect to the U.S. Acquisition Facility shall be reduced by U.S. $32,500,000.;

                  (iv) on or before the fourth anniversary of the Non-Extension Conversion Date, the amount necessary to reduce the Lenders' Commitments under the Acquisition Facilities and the Revolving Facilities to zero; and the Commitments of the Lenders with respect to the Acquisition Facilities and the Revolving Facilities shall be cancelled.

         (e) If the Majority Lenders have consented to an Extension Request but one or more Lenders (each a "Non-Consenting Lender") do not consent to the Extension Request, the Canadian Administrative Agent shall so advise the Canadian Borrower and the U.S. Administrative Agent shall so advise the U.S. Borrowers and the Canadian Borrower, with respect to a Non-Consenting Lender which is a Canadian Lender, or the U.S. Borrowers with respect to a Non-Consenting Lender which is a U.S. Lender, as the case may be, may (i) elect to have one or more Lenders assume all or a ratable portion of the Commitments of such Non-Consenting Lender, or (ii) prepay the portion of Facilities outstanding to Non-Consenting Lenders and accordingly the Commitments of such Non-Consenting Lenders shall be cancelled or (iii) the Extension Date shall become a "Non-Extending Lenders Conversion Date", and the
                  Non-Extending Lenders' Commitments under the Acquisition Facilities shall convert to four-year reducing revolving facilities and the Non-Extending Lenders' Commitments shall be reduced and/or repaid as follows:

                  (A) on or before the first anniversary of the Non-Extending Lenders Conversion Date, the amount necessary to reduce the Non-Consenting Lenders' Commitments to the extent of such Non-Consenting Lenders' Participations in Cdn $5,000,000 in the case of the Canadian Lenders and U.S. $13,000,000 in the case of the U.S. Lenders of the Acquisition Facilities (the "Year 1 Repayment"); and the Commitments of such Non-Consenting Lenders with respect to the Acquisition Facilities shall be reduced by the Year 1 Repayment;

                  (B) on or before the second anniversary of the Non-Extending Lenders Conversion Date, the amount necessary to reduce the Non-Consenting

                           Lenders' Commitments to the extent of such Non-Consenting Lenders' Participations in Cdn $12,500,000 in the case of the Canadian Lenders and U.S. $32,500,000 in the case of the U.S. Lenders of the Acquisition Facilities (the "Year 2 Repayment"); and the Commitments of such Non-Consenting Lenders with respect to the Acquisition Facilities shall be reduced by the Year 2 Repayment;

                  (C) on or before the third anniversary of the Non-Extending Lenders Conversion Date, the amount necessary to reduce the Non-Consenting Lenders' Commitments with respect to such Non-Consenting Lenders' Participations in Cdn $12,500,000 in the case of the Canadian Lenders and U.S. $32,500,000 in the case of the U.S. Lenders of the Acquisition Facilities (the "Year 3 Repayment") and the Commitments of such Non-Consenting Lenders with respect to the Acquisition Facilities shall be reduced by the Year 3 Repayment; and

                  (D) on or before the fourth anniversary of the Non-Extending Lenders Conversion Date, the amount necessary to reduce the Non-Consenting Lenders' Commitments to zero and the Commitments of such Non-Consenting Lenders with respect to the Acquisition Facilities and the Revolving Facilities shall be cancelled.


                                   ARTICLE IV

                           INTEREST AND ACCEPTANCE FEE

4.1      INTEREST ON LIBOR LOANS

         (a) The U.S. Borrowers shall pay, on each applicable Interest Date, to the U.S. Administrative Agent for the account of the U.S. Lenders interest on each Libor Loan in U.S. Dollars drawn down by the U.S. Borrowers for each Libor Interest Period at that rate per annum determined by the U.S. Administrative Agent to be equal to the sum of the applicable Libor Margin plus LIBOR. Each determination by the U.S. Administrative Agent of the rate of interest applicable to a Libor Interest Period shall, in the absence of manifest error, be final, conclusive and binding upon the U.S. Borrowers and the U.S. Lenders. Upon determination of the rate of interest applicable on the Libor Determination Date, the U.S. Administrative Agent shall notify the U.S. Borrowers and the U.S. Lenders of such rate. Such interest shall be calculated daily on the basis of the actual number of days elapsed divided by 360.

         (b) The Canadian Borrowers shall pay, on each applicable Interest Date, to the Canadian Administrative Agent for the account of the Canadian Lenders interest on each Libor Loan in U.S. Dollars drawn down by the Canadian Borrowers for each Libor Interest Period at that rate per annum determined by the Canadian Administrative Agent to be equal to the sum of the applicable Libor Margin plus LIBOR. Each determination by the Canadian Administrative Agent of the rate of interest applicable to a Libor Interest Period shall, in the absence of manifest error, be final, conclusive and binding upon the Canadian Borrowers and the Canadian Lenders. Upon determination of the rate of interest applicable on the Libor Determination Date, the Canadian Administrative Agent shall notify the Canadian Borrowers and the Canadian Lenders of such rate. Such interest shall be calculated daily on the basis of the actual number of days elapsed divided by 360.

         (c) The yearly rate of interest to which the rate determined in accordance with the foregoing provisions of this Section 4.1 is equivalent, is the rate so determined multiplied by the actual number of days in that year and divided by 360.



4.2      INTEREST ON COF LOANS

         The Canadian Borrower shall pay, on each applicable Interest Date, to the Canadian Administrative Agent for each COF Interest Period at that rate per annum determined by Canadian Administrative Agent to be equal to the sum of the COF Margin plus the COF Rate. Each determination by the Canadian Administrative Agent of the rate of interest applicable to a COF Interest Period shall, in the absence of manifest error, be final, conclusive and binding upon the Canadian Borrower and the Canadian Lenders. Upon determination of the rate of interest applicable on the applicable COF Rate Determination Date, the Canadian Administrative Agent shall notify the Canadian Borrower and the Canadian Lenders of such rate. Such interest shall be calculated daily on the basis of the actual days elapsed divided by 365 or 366, as the case may be. The yearly rate of interest to which the rate determined in accordance with the foregoing provisions of this Section 4.2 applicable to COF Loans is the rate so determined multiplied by the actual number of days in that year and divided by 365 or 366, as the case may be.

4.3      INTEREST ON PRIME LOANS

         (a) The Canadian Borrower shall pay the Canadian Administrative Agent for the account of the Canadian Lenders in Canadian Dollars interest on each Prime Loan as evidenced by the Accounts at a rate per annum equal to the sum of (i) the Prime Margin and (ii) the Prime Rate. Each change in the fluctuating interest rate for a Prime Loan will take place simultaneously with the corresponding change in the Prime Rate.

         (b) This interest is payable quarterly in arrears on each Interest Date for the period up to and including the last day of the previous Quarter and shall be calculated daily on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.


4.4      INTEREST ON ALTERNATE BASE RATE LOANS

         (a) The U.S. Borrowers shall pay to the U.S. Administrative Agent for the account of the U.S. Lenders in U.S. Dollars, interest on each Alternate Base Rate Loan as evidenced by the Accounts at a rate per annum equal to the sum of:

                  (i)      the Alternate Base Rate Margin; and

                  (ii)     the Alternate Base Rate.

                  Each change in the fluctuating rate for an Alternate Base Rate Loan will take place simultaneously with a corresponding change in the Alternate Base Rate.

         (b) The Canadian Borrower shall pay to the Canadian Administrative Agent for the account of the Canadian Lenders in U.S. Dollars, interest on each Alternate Base Rate Loan as evidenced by the Accounts at a rate per annum equal to the sum of:

                  (i)      the Alternate Base Rate Margin; and

                  (ii)     the Alternate Base Rate.

                  Each change in the fluctuating rate for an Alternate Base Rate Loan will take place simultaneously with a corresponding change in the Alternate Base Rate.

         (c) The yearly rate of interest to which the rate determined in accordance with the foregoing provisions of this Section 4.4 is equivalent, is the rate so determined multiplied by the actual number of days in that year and divided by 360.

         (d) This interest is payable quarterly in arrears on each Interest Date for the period up to and including the last day of the previous Quarter and shall be calculated daily on the basis of the number of days elapsed divided by 360.

4.5      LIBOR INTEREST PERIODS OR COF INTEREST PERIODS

         If a U.S. Borrower or the Canadian Borrower is borrowing by way of a Libor Loan or the Canadian Borrower is borrowing by way of a COF Loan or if a U.S. Borrower elects to convert into a Libor Loan pursuant to Section 2.3, the applicable Borrower shall, prior to the expiration or beginning of each Libor Interest Period or COF Interest Period, as applicable, select and notify the Canadian Administrative Agent and/or the U.S. Administrative Agent, as the case may be, at least 3 Business Days prior to:

         (a) the last day of the current Libor Interest Period for such Libor Loan;

         (b) the last date of the current COF Interest Period for such COF Loan; or

         (c) the Conversion Date, as the case may be, of the next or new, as the case may be, Libor Interest Period applicable to such Libor Loan, or COF Interest Period applicable to such COF Loan, which new Libor Interest Period or COF Interest Period, as applicable, shall commence on and include the day following the expiration of the prior Libor Interest Period or COF Interest Period, as applicable. If a Borrower fails to select and to notify the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, of the Libor Interest Period applicable to a Libor Loan or COF Interest Period applicable to such COF Loan, such Borrower shall be deemed to have selected a Libor Interest Period, or a COF Interest Period, of one month or 30 days, as the case may be.

In any event, no Libor Interest Period or COF Interest Period shall end on a date falling after the Final Maturity Date. The Borrowers shall ensure, when selecting an Interest Period, that no Libor Loan or COF Loan shall be required to be prepaid in order for the Borrowers to perform their obligations under
Section 3.1.

4.6      INTEREST ON OVERDUE AMOUNTS

         The Canadian Borrower shall pay to the Canadian Administrative Agent for the account of the Canadian Lenders and the U.S. Borrowers shall pay to the U.S. Administrative Agent for the account of the U.S. Lenders, on demand, interest on all overdue payments in connection with this Agreement, at a rate per annum which is equal to 2% per annum in excess of (a) the applicable rates of interest (inclusive of Libor Margin or COF Margin) payable under Section 4.1 in the case of payments of principal or interest on Libor Loans or Section 4.2 in the case of payments of principal and interest on COF Loans or (b) the applicable rates of interest (inclusive of Prime Margin or Alternate Base Rate Margin) payable under Sections 4.3 or 4.4 in the case of any other payments in Cdn.$ or U.S.$, as applicable.

4.7      ACCEPTANCE FEE

         An Acceptance Fee shall be:

         (a) payable by the Canadian Borrower to the Canadian Administrative Agent for distribution to the Canadian Lenders on the Acceptance Date for each Bankers' Acceptance issued; and

         (b) calculated on the Principal Amount of each Bankers' Acceptance for the number of days in the term of such Bankers' Acceptance and based on a year of 365 days.

4.8      PRICING PERIODS

         Notwithstanding any other provision of this Agreement, in the event that a Pricing Period comes into effect which would require a downward adjustment to the rates applicable to any Borrowings outstanding by way of Bankers' Acceptances, Letters of Credit, COF Loans and/or LIBOR Loans such rates shall not be adjusted downward prior to:

         (a) in the case of Bankers' Acceptances, the applicable B/A Maturity Date;

         (b)      in the case of Letters of Credit, the applicable expiry date;

         (c) in the case of Libor Loans, the end of the applicable Libor Interest Period; and

         (d) in the case of COF Loans, the end of the applicable COF Interest Period.

and in any event no rates shall be adjusted downward until such time as the Canadian Borrower notifies the Canadian Administrative Agent and a U.S. Borrower notifies the U.S. Administrative Agent in writing that a Pricing Period which would require a downward adjustment to the applicable rates has come into effect.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

5.1      CONDITIONS PRECEDENT

         The Lenders' and Issuing Banks' obligations to make available any Borrowings under the Facilities on any Drawdown Date or Acceptance Date (other than in respect of a Conversion pursuant to Section 2.3) or date of issuance of a Letter of Credit is subject to and conditional upon the satisfaction of each of the following conditions:

         (a) The Canadian Administrative Agent and the U.S. Administrative Agent, as the case may be, shall have received a notice of the requested Borrowing or Conversion in accordance with Section
                  2.2 or 2.3, as applicable, and with respect to Letters of Credit, the Issuing Bank shall have received an application therefor and any other documents it may require, all in form and substance satisfactory to such Issuing Bank.

         (b) on each Drawdown Date or Acceptance Date or date of issuance of a Letter of Credit:

                  (i) there shall exist no Event of Default and no condition, event or act which, with the giving of notice or lapse of time, or both, would constitute an Event of Default and the Collateral Agent shall have received a certificate (without personal liability) from the applicable Borrower's president, chief financial officer or treasurer to such effect, substantially as in Schedule "J"; and

                  (ii)     the representations and warranties set out in Section
                           8.1 would, if made on such date, be true and accurate in all material respects on each such Drawdown Date or Acceptance Date or date of issuance of a Letter of Credit;

         (c) the Collateral Agent has received, in sufficient quantities to provide 1 copy to each Lender, on or prior to the first Drawdown Date or Acceptance Date or date of issuance of a Letter of Credit and in form and substance satisfactory to the Collateral Agent and Lenders' Counsel and in the case of clause (iv) of this paragraph (c), in form and substance satisfactory to the U.S. Lender referred to therein:

                  (i) this Agreement duly executed by the Borrowers, the Unlimited Guarantors, the Lead Arranger, the Co-Arrangers, the Managers, the Lenders, the Canadian Administrative Agent, the U.S. Administrative Agent and the Collateral Agent;

                  (ii) certified copies of the articles and certificate of incorporation of each of the Borrowers and the Unlimited Guarantors, their respective borrowing by-laws, if any, and resolutions of their respective boards of directors authorizing the execution, delivery and performance of this Agreement and the Security by them respectively;

                  (iii) the certificate (without personal liability) of the president, the chief financial officer or treasurer of each of the Borrowers and the Unlimited Guarantor confirming, in all material respects, the veracity of the representations and warranties set out in Section 8.1, substantially as set out in Schedule "J" supplemented by all such certificates as Lenders' Counsel may require;

                  (iv)     promissory note(s) requested by a U.S. Lender; and

                  (v) incumbency certificates setting forth the signatures and titles of Authorized Signatories for each Borrower, certifying their authority to sign this Agreement and any documents contemplated hereby or provided in connection herewith.

         (d) the Collateral Agent shall have received, on or prior to the first Drawdown Date or Acceptance Date or date of issuance of a Letter of Credit, in form and substance acceptable to the Collateral Agent and Lenders' Counsel, as security for repayment of all Borrowings, payment of all interest and other amounts due hereunder and the performance of all other obligations of the Borrowers under this Agreement, all Security required to be delivered as of the Effective Date;

         (e) on or prior to the initial Drawdown Date or Acceptance Date or date of issuance of a Letter of Credit:

                  (i) the Collateral Agent shall have received the opinions in form and substance satisfactory to the Collateral Agent, the Lenders and the Lenders' Counsel of each of Borrowers' Canadian Counsel, Borrowers' U.S. Counsel, and counsel to the Borrowers or its or their applicable Subsidiaries in British Columbia, Alberta, New York, Florida, Massachusetts, Illinois and Pennsylvania, each addressed to the Canadian Administrative Agent, the U.S. Administrative Agent, the Collateral Agent, the Lenders and Lenders' Counsel;

                  (ii) the Collateral Agent shall have received opinions of Lenders' Counsel addressed to the Canadian Administrative Agent, the U.S. Administrative Agent, the Collateral Agent and Lenders in form and substance satisfactory to the Collateral Agent, the Lenders and Lenders' Counsel;

                  (iii) all registrations and filings in respect of the Security shall have been made to the satisfaction of Lenders' Counsel in such jurisdictions as Lenders' Counsel shall determine to be necessary or appropriate;

                  (iv) there shall not have occurred any event, act or thing which would have a material adverse effect on the business, operations or properties of the Borrowers or any Guarantor or the rights and Security of the Lenders or on the ability of any Borrower or any Guarantor to perform all its obligations under this Agreement or any Security;

                  (v) the Collateral Agent shall have received and be satisfied with the insurance policies of the Borrowers and the Guarantors and the terms and extent of coverage thereunder (such policies to include, without limitation, the standard mortgagee clause);

                  (vi) the Lenders shall have received and be satisfied with a list disclosing all of the Borrowers' Subsidiaries in existence on the initial Acceptance Date or Drawdown Date or date of issuance of a Letter of Credit, and shall have completed and be satisfied with the results of their due diligence review of the Borrowers and the Guarantors including review of audited and unaudited intercompany debt arrangements, the Shareholders' Agreements, call options, non-competition agreements with key management personnel, compliance with environmental regulations, leases and outstanding material litigation;

                  (vii) the Collateral Agent, the Canadian Administrative Agent, the U.S. Administrative Agent, the Lead Arranger, the Co-Arrangers, the Managers and Lenders' Counsel shall have received payment of all fees or other amounts then due and payable to them in connection with this Agreement; and

                  (viii) the Collateral Agent shall have received a list disclosing, in sufficient detail, all Material Contingent Obligations of the Borrowers and any of their Subsidiaries.

5.2      CONDITIONS PRECEDENT TO BORROWINGS UNDER THE ACQUISITION FACILITIES

         The Lenders' obligations to make available any Borrowings under the Acquisition Facilities on any Drawdown Date or Acceptance Date (other than in respect of a Conversion pursuant to Section 2.3) are subject to and conditional upon the satisfaction of each of the following conditions (in addition to the conditions set out in Section 5.1):

         (a) at least 10 Business Days' prior to such Drawdown Date or Acceptance Date the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, shall have received:

                  (i) a certificate from the Canadian Borrower's president, chief financial officer or treasurer, substantially as in Schedule "N", to the following effect:

                           (A) the proposed Borrowing shall be used to assist a Borrower in financing the acquisition of an Eligible Business;

                           (B) in the opinion of the Canadian Borrower or, where the Canadian Borrower has identified the existence of potentially Hazardous Materials, a third party environmental consultant engaged by the Canadian Borrower of experience and reputation reasonably satisfactory to such Agent certifying that such Eligible Business has been and can continue to be conducted in compliance with any applicable Environmental Laws and that no material adverse change in the earnings of the applicable Acquisition Entity or the Canadian Borrower shall result therefrom;

                           (C)      that following completion of such
                                    acquisition the Maximum Acquisition Total
                                    Debt/Adjusted EBITDA Ratio of the Canadian
                                    Borrower shall not exceed the Maximum Total
                                    Debt/Adjusted EBITDA Ratio; and

                           (D) the proposed Borrowing is within the amount available to be drawn down under the Commitments in relation to the applicable Acquisition Facility (the "Available Acquisition Amount"), such Available Acquisition Amount to be calculated in accordance with Schedule "O"; and

                  (ii)     (A)      in the case where the Canadian Borrower has
                                    engaged a third party environmental
                                    consultant, a copy of such third party
                                    consultant's environmental report and
                                    opinion; and

                           (B) pro forma financial projections supporting the statement in (i) (C) above; and

                           (C) a copy of Schedule "O" setting out the calculation of the Available Acquisition Amount; and

         (b) in the case where the Maximum Acquisition Total Debt/Adjusted EBITDA Ratio is equal to or greater than 3.25 to 1, the Canadian Borrower and the Majority Lenders, acting reasonably, shall be satisfied that there shall not then exist and shall not occur, following completion of the acquisition, a material adverse change in the financial condition of the Canadian Borrower and its Subsidiaries, taken as a whole.

5.3      WAIVER

         The terms and conditions of Sections 5.1 and 5.2 are inserted for the sole benefit of the Lenders. The Lenders may, in writing only, waive the terms and conditions of Section 5.1 and the Majority Lenders may, in writing only, waive the terms and conditions of Section 5.2 (other than Section 5.2 (a)(i)(D) which shall only be waived with the consent of all Lenders in writing) in each case in whole or in part and with or without terms or conditions in respect of any Borrowing, without prejudicing the Lenders' rights to assert them in whole or in part in respect of any other Borrowing.

5.4      HOSTILE TAKEOVER

         Notwithstanding any other provision of this Agreement, if any portion of the Facilities are to be used to fund a hostile takeover, any Lender may refuse to fund its Participation with respect to such hostile takeover if the Lender reasonably determines, by providing such funding, that it may be placed in a conflict of interest.


                                   ARTICLE VI

                       PREPAYMENT, CANCELLATION, MANDATORY
                          APPLICATION OF CASH PROCEEDS

6.1      PREPAYMENT AND CANCELLATION

         (a) The Borrowers may at any time prepay, in whole or in part, Borrowings outstanding under the Facilities and thereby reduce or cancel, as the case may be, corresponding Commitments by the amount of such prepayment upon giving the Canadian Administrative Agent and/or the U.S. Administrative Agent, as the case may be, at least 3 Business Days' prior written notice, in the case of the Canadian Facilities, in minimum amounts of Cdn.$10,000,000 and multiples of Cdn. $1,000,000 thereafter (or the Equivalent Amount thereof in U.S.$) and in the case of the U.S. Facilities, in minimum amounts of U.S. $10,000,000 and multiples of U.S. $1,000,000 thereafter. Any such prepayment of Borrowings outstanding under the Facilities shall be applied against reductions of Commitments and related repayment instalments required to be made under Section 3.8, as applicable, in inverse order of maturity.

For greater certainty repayments made under a Revolving Facility or an Acquisition Facility pursuant to Section 2.2 and repayments made under an Acquisition Facility under Section 6.5 do not constitute prepayments under this
Section 6.1.


         (b) The Borrowers may, at any time, reduce or cancel any unused portion of the Commitments, provided that to the extent any such reduction shall cause any Borrowings outstanding to exceed the Commitments so reduced or cancelled such Borrowers shall prepay any such excess in accordance with paragraph (a) above.

         (c) Any prepayment and reduction or cancellation relating to Bankers' Acceptances, COF Loans or Libor Loans shall be made subject to the Borrowers' obligations under Section 7.4.

         (d) Any such prepayment and reduction shall reduce the Commitments of the Lenders pro rata according to their respective Participations.

6.2      NOTICE

         Each notice of prepayment and reduction or cancellation given pursuant to this Article shall be irrevocable, and shall specify the date upon which such prepayment and reduction or cancellation is to be made. A Borrower may not thereafter give a notice of prepayment and reduction or cancellation of such part of the Facilities for a date other than the date so specified in any previous such notice.

6.3      STATUS OF LENDER

         If, at any time:

         (a) the Commitment of any Lender is, in accordance with the terms of this Agreement, permanently reduced to zero;

         (b) all indebtedness owed to such Lender by the Borrowers hereunder or in connection herewith or under any Hedging Agreements has been finally and indefeasibly satisfied in full; and

         (c) such Lender is under no further actual or contingent obligation hereunder;

then such Lender shall cease to be a party hereto and a Lender for the purposes hereof; provided however that all indemnities and provisions of this Agreement for the benefit of such Lender shall survive termination for the benefit of such Lender.

6.4      FEES

         Upon cancellation of the Facilities in accordance with this Article VI, all accrued and unpaid fees for the Facilities as provided in Section 12.1 hereof shall be paid in full on and to such cancellation date.

6.5      MANDATORY APPLICATION OF CASH PROCEEDS

         Each Borrower shall apply, in permanent reduction of availability under the applicable Acquisition Facility, 100% of the net cash proceeds which are derived from the sale or disposition of assets by it or any of its Subsidiaries, other than in the ordinary course of business, towards repayment of the Principal Amount of Borrowings outstanding from time to time under the Acquisition Facilities, except to the extent that such net proceeds are reinvested, within 12 months of receipt thereof, in the businesses of the Borrowers and their Subsidiaries and except to the extent that such net proceeds are less than Cdn.$5,000,000 in the aggregate.


                                   ARTICLE VII

                SPECIAL LIBOR, COF AND INCREASED COST PROVISIONS

7.1      SUBSTITUTE RATE OF BORROWING

         If, on any Libor Determination Date or COF Rate Determination Date during the term of this Agreement, any Reference Bank, reasonably determines (which determination is final, conclusive and binding upon the Borrowers and the Lenders) and advises the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, that:

         (a) adequate and fair means do not exist for ascertaining the rate of interest on a Libor Loan or a COF Loan,

         (b) the making or the continuing of a loan bearing interest substantially similar to a Libor Loan or a COF Loan by such Reference Bank has become impracticable by reason of circumstances which materially and adversely affect, in the case of a Libor Loan, the London interbank market or, in the case of a COF Loan, the Canadian or United States, as the case may be, financial market, or

         (c) deposits in U.S. Dollars are not available to such Reference Bank, in the case of a Libor Loan, in the London interbank market or, in the case of a COF Loan, the Canadian or United States, as the case may be, financial market, in sufficient amounts in the ordinary course of business for the applicable Interest Period to make, fund or maintain a loan bearing interest substantially similar to a Libor Loan or a COF Loan during such Interest Period, then, the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, shall promptly notify the applicable Borrower in writing and such Borrower shall (if so notified), promptly and, in any event, no later than by close of business on the day it receives such notification, advise such Agent of the Type into which the Borrower wishes to convert such Libor Loan or COF Loan, as applicable. Should a Borrower fail to advise such Agent, the Borrower shall be deemed to have given such Agent notice to convert (a) any such Libor Loan or COF Loan to the Canadian Borrower denominated in U.S.$, into an Alternate Base Rate Loan, and any such Libor Loan or COF Loan, as applicable, will be deemed to be an Alternate Base Rate Loan for all purposes under this Agreement, (b) any such Libor Loan to a U.S. Borrower, into an Alternate Base Rate Loan, and any such Libor Loan will be deemed to be an Alternate Base Rate Loan for all purposes under this Agreement and (c) any such COF Loan to the Canadian Borrower denominated in Cdn.$, into a Prime Loan, and any such COF Loan will be deemed to be a Prime Loan for all purposes under this Agreement.

         With a view to returning to the normal operation of the Facilities, the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, shall, after having consulted with the applicable Borrowers, the Lenders and the Reference Banks, examine the situation at least weekly to determine if the circumstances described in Section 7.1 (a), (b) or (c) still prevail.

7.2      INCREASED COST

         If the introduction of, or any change in, applicable law, regulation, treaty or official directive or regulatory requirement now or hereafter in effect (whether or not having the force of law) or in the interpretation or application thereof by any court or by any judicial or governmental authority charged with the interpretation or administration thereof, or if compliance by a Lender with any request from any central bank or other fiscal, monetary or other regulatory authority (other than a change in the relative credit rating or borrowing ability of a Lender) (whether or not having the force of law):

         (a) subjects any Lender to any Tax, or changes the basis of taxation of payments due to such Lender or increases any existing Tax, on payments of principal, interest or other amounts payable by a Borrower to such Lender under this Agreement (in each case, except for Taxes on the net income or capital of such Lender),

         (b) imposes, modifies or deems applicable any reserve, special deposit, regulatory, capital or similar requirement against assets held by or deposits in or for the account of, or loans bearing interest at a rate fixed on the basis of the London interbank market rates by, or any other acquisition of funds for loans bearing interest at a rate fixed on the basis of the London interbank market rates or any commitments or authorizations in respect thereof by any Lender or an office of any Lender, or

         (c) imposes on any Lender any other condition with respect to this Agreement (except for Taxes on the net income or capital of such Lender),

and the result of Sections 7.2 (a), (b) or (c) is to increase the cost to any Lender or to reduce the income receivable by such Lender in respect of a Libor Loan or COF Loan by any amount, the applicable Borrower shall pay to the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, for the account of any such Lender, that amount which compensates such Lender for such additional cost or reduction in income ("Additional Compensation") arising and calculated as and from a date which shall not be earlier than the 30th day preceding the date the applicable Borrower receives the notice referred to in the following sentence. Upon any Lender having determined that it is entitled to Additional Compensation, it shall promptly notify the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, and such Agent shall promptly notify the applicable Borrower. A certificate by any manager of such Lender setting forth the amount of the Additional Compensation and the basis for it shall be submitted by such Lender to such Agent and forwarded by such Agent, to the applicable Borrower and, absent manifest error, shall be prima facie evidence of the amount of the Additional Compensation and the applicable Agent shall debit, from the applicable Borrower's accounts, the amount stipulated as Additional Compensation in such certificate in accordance with Section 10.8.

         If an Agent notifies a Borrower pursuant to this Section 7.2, such Borrower shall have the right, upon written irrevocable notice to that effect delivered to such Agent at least 10 Business Days prior to the end of such Interest Period, to repay or convert such Lender's Participation in any such Libor Loan or COF Loan in full, together with payment of accrued interest and the Additional Compensation to the date of payment, to COF Loans which do not suffer the same defect or Alternate Base Rate Loans, as the case may be, denominated in U.S.$.

7.3      ILLEGALITY

         If the introduction of, or any change in, applicable law, regulation, treaty or official directive, or regulatory requirement (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof, makes it unlawful, or prohibited for any Lender to make, to fund or to maintain Libor Loans, such Lender may, by written notice to the Canadian Administrative Agent or the U.S. Administrative Agent, which notice shall be promptly communicated by such Agent to the applicable Borrower terminate its obligations to make, to fund or to maintain Libor Loans and the applicable Borrower shall prepay or convert such Lender's Participation in the Libor Loans forthwith (or at the end of any applicable Interest Period as such Lender in its discretion agrees) together with payment of all additional amounts as may be applicable to the date of payment, to COF Loans which do not suffer the same defect or Alternate Base Rate Loans, as the case may be, denominated in U.S.$.

7.4      INDEMNITY

         If a Borrower prepays or converts, whether pursuant to Section 6.1, 7.2, 7.3 or 7.5 or otherwise repays pursuant to Section 6.5, a Libor Loan or a COF Loan on a day other than the last day of an Interest Period, such Borrower shall indemnify the Lenders for any loss, cost or expense (except that in the case of prepayment or conversion pursuant to Section 7.3, such loss, cost or expense shall be restricted to actual costs incurred by the Lenders) incurred in maintaining or redeploying deposits obtained by the Lenders to fund such Libor Loan or COF Loan, as applicable. The provisions of Section 11.1(d) shall apply to such indemnification mutatis mutandis.

7.5      OTHER INCREASED COSTS OR REDUCTIONS IN RETURN

         (a) If, with respect to any accommodation of any kind or nature provided by the Lenders under this Agreement, whether by way of Bankers' Acceptances or otherwise (each accommodation being in this Section 7.5 referred to as an "Accommodation") and as a result of the introduction of or any change in any law, regulation, rule or order or in its interpretation or administration or by reason of any compliance with any guideline, request or requirement from any fiscal, monetary or other authority (other than a change in the relative credit rating or borrowing ability of a Lender with respect to such Accommodation) (whether or not having the force of law) which it is customary for a bank or other lending institutions to comply with in respect of all its loans or facilities of similar type in Canada or the U.S. as the case may be, in relation to Facilities made available to the Borrowers:

                  (i) any Lender incurs a cost (which it would not otherwise have incurred) or becomes liable to make a payment (calculated with reference to the Borrowings outstanding under an Accommodation) with respect to continuing to provide or maintain an Accommodation (other than Taxes imposed on the net income or capital of such Lender);

                  (ii) any reserve, special deposit or similar requirement is imposed or increased with respect to an Accommodation increasing the cost thereof to any Lender; or

                  (iii) any Lender suffers a reduction in its effective return on the date hereof, on the transactions contemplated under this Agreement (as determined by such Lender after taking into account any reduction in the rate of return (before Tax) on its overall capital arising as a consequence of compliance with any such guideline, request or requirement as aforesaid);

                  then the Borrowers shall, subject to the terms and conditions hereof, pay to such Lender such amount (the "Additional Other Compensation") as will compensate the Lender for and will indemnify the Lender against such increase in costs or reduction of rate of return with respect to the Facilities (arising and calculated as and from a date which shall not be earlier than the 30th day preceding the date a Borrower receives notice from the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, pursuant to
                  Section 7.5 (b) below).

         (b) The Lender shall, forthwith, after incurring a cost as set out in Section 7.5 (a)(i), suffering an increase in cost as set out in Section 7.5 (a) (ii) or suffering a reduction in its effective return as set out in Section 7.5 (a) (iii) (each being in this Section referred to as an "Event") entitling the Lender to the payment of Additional Other Compensation and the Lender determining to claim such Additional Other Compensation, shall give notice to the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, of the Additional Other Compensation claimed with details of the Event giving rise thereto and the Agent shall promptly provide a copy of such notice to the applicable Borrower. Such Lender shall at that time or within 20 days thereafter provide to such Agent a certificate setting out in reasonable detail a compilation of the Additional Other Compensation claimed (and where appropriate the Lender's reasonable allocation to a Facility of Additional Other Compensation with respect to the aggregate of such similar facilities granted by the Lender affected by such Event) or, if the Lender is then unable to determine the Additional Other Compensation or the method of compilation thereof, an estimate of such Additional Other Compensation and/or the method or the basis on which the Lender estimates the calculation will be made which estimate will be confirmed or adjusted by the aforesaid certificate. The Agent shall promptly provide a copy of such certificate to the applicable Borrower. The certificate of the Lender with respect to the Additional Other Compensation shall , absent manifest error, constitute prima facie evidence of the amount payable. The Borrower shall, within 60 days of receipt of such notice from the Lender, pay to such Agent, for the account of the Lender, the Additional Other Compensation (or the estimated Additional Other Compensation) claimed but if the Additional Other Compensation claimed and paid is greater or lesser than the Additional Other Compensation as finally determined, the Lender or the Borrower, as the case may be, shall pay to the other the amount required to adjust the payment to the Additional Other Compensation required to be paid. The obligation to pay such Additional Other Compensation for subsequent periods will continue, subject as herein provided, until the earlier of the termination of the Accommodation affected by the Event referred to in the notice given by the Lender to the Agent or the lapse or cessation of the Event giving rise to the Additional Other Compensation.

         (c) Within 120 days of receipt of the above-mentioned notice from the Agent, the Borrower may notify such Agent that it elects to repay or cancel, as the case may be, an Accommodation with respect to which Additional Other Compensation is claimed, or such Lender's Participation therein, and, if such election to repay or cancel is made, the Borrower shall 45 days after the giving of the notice of election to repay or cancel to such Agent (for distribution to the Lenders or to such Lender, as the case may be) such Accommodation or Participation, as the case may be, pay or cancel the same, together with payment of accrued interest, if any, and the Additional Other Compensation (or the estimated Additional Other Compensation) applicable thereto calculated to the date of such repayment or cancellation. If any such repayment constitutes a prepayment of Bankers' Acceptances, the Canadian Borrower shall deposit with the Canadian Administrative Agent (for the benefit of the Canadian Lenders involved) an amount equal to the face amount of all Bankers' Acceptances then outstanding which are to be prepaid (the "Prepaid Bankers' Acceptances"). The Canadian Administrative Agent shall, upon maturity of the Prepaid Bankers' Acceptances, apply the sum so deposited against payment of the Prepaid Bankers' Acceptances and remit to the Canadian Borrower the interest earned on the sum deposited.

         (d) For greater certainty, the costs referred to in Section 7.5(a) which may be included in Additional Other Compensation shall not include costs (i) which have already been factored into the Prime Rate or the Alternate Base Rate, as the case may be or (ii) which are attributable to staff time and related administrative costs incurred in the preparation and submission of compliance reports.

7.6      ADDITIONAL COST IN RESPECT OF TAX

         (a) Each payment to be made by a Borrower or an Unlimited Guarantor hereunder or in connection herewith to any other party hereto shall be made free and clear of and without deduction for or on account of Tax (except for Taxes on the net income or capital of a Lender or Taxes resulting from such Lender changing its residency for tax purposes) unless a Borrower or such Unlimited Guarantor is required to make such a payment subject to the deduction or withholding of Tax, in which case the sum payable by such Borrower or such Unlimited Guarantor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, such other party hereto receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

         (b) If any Lender or any Agent, on behalf of such Lender or on its own behalf, is required by law to make any payment on account of Tax (except for Taxes on the overall net income or capital of such Lender or Agent or Taxes resulting from such Lender or Agent changing its residency for tax purposes) on or in relation to any sum received or receivable hereunder by such Lender or such Agent, or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Lender or such Agent, the applicable Borrower and the Unlimited Guarantors, as applicable will, upon demand of such Lender or Agent, promptly indemnify such Lender or Agent (as the case may be) against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith. If a Lender or Agent has paid over on account of Tax (other than Taxes excepted above) an amount paid to such Lender or Agent by a Borrower or an Unlimited Guarantor pursuant to the foregoing indemnification and the amount so paid over is subsequently refunded to such Lender or Agent, in whole or in part, such Lender shall promptly remit such amount refunded to such Borrower or Unlimited Guarantor, as the case may be.

7.7      CLAIMS UNDER SECTION 7.6

         A Lender or Agent intending to make a claim pursuant to Section 7.6 shall deliver to the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, reasonably promptly after becoming aware of the circumstances giving rise to the claim, a certificate to that effect specifying the event by reason of which it is entitled to make such claim and setting out in reasonable detail the basis and computation of such claim. Such Agent shall promptly deliver to the applicable Borrower a copy of such certificate.

7.8      TAX RECEIPTS

         If at any time a Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder or in connection herewith (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated) such Borrower shall promptly notify the Canadian Administrative Agent or the U.S.
Administrative Agent, as the case may be, thereof.

         If a Borrower makes any payment hereunder or in connection herewith in respect of which it is required by law to make any deduction or withholding it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to such Agent within 30 days after it has made such payment to the applicable authority:

         (a)      a receipt issued by such authority; or

         (b) other evidence reasonably satisfactory to such Agent evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

7.9      INTERNAL REVENUE SERVICE FORMS

         (a) Each U.S. Lender and each of their respective successors and assigns, shall provide each of the U.S. Borrowers (with copies to the U.S. Administrative Agent), with (x) Internal Revenue Service Form 1001, Form 4224 or Form W-9, as appropriate, or any successor Forms prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Lender from United States withholding tax or certifying that the income receivable by it pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or certifying that such Lender is a U.S. Person as defined by Section 7701(a)(30) of the Code or (y) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the U.S. Borrower and is not a controlled foreign corporation related to a U.S. Borrower (within the meaning of Section 864(d)(4) of the Code).

         (b) For any period with respect to which a U.S. Lender has failed to provide the U.S. Borrower or the U.S. Administrative Agent with the appropriate form referred to in Section 7.9(a) (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 7.6 with respect to Taxes imposed by the United States; provided that if a Lender, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the applicable Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (c) If a Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the Borrower's request, change the jurisdiction of its applicable lending office if, in the judgment of such Lender, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

                                  ARTICLE VIII

                     REPRESENTATIONS, WARRANTIES & COVENANTS

8.1      REPRESENTATIONS AND WARRANTIES

         Each Borrower and each Unlimited Guarantor represents and warrants to each of the Agents and each of the Lenders as of the date of this Agreement, all of which representations and warranties shall survive the execution and delivery of this Agreement, that:

         (a) each of the Borrowers and the Guarantors which is a corporation is duly incorporated, validly existing and in good standing in all material respects as a corporation under the laws of its jurisdiction of incorporation and has full corporate power, authority and capacity to own its properties and conduct its business and each of the Borrowers and the Guarantors which are corporations has the full corporate power, authority and capacity to execute, deliver and perform its obligations to be performed under, in the case of each Borrower and each Unlimited Guarantor which are corporations, this Agreement and under the Security provided or to be provided by it, and, in the case of each of the other Guarantors, its guarantee and the Security to be provided by it;

         (b) FSLP is a limited partnership, duly organized and existing under the laws of the State of Delaware and has full power, authority and capacity to execute, deliver and perform its obligations to be performed under this Agreement and under the Security provided or to be provided by it;

         (c) all acts, conditions and things required to be done and performed by each Borrower, or to have occurred prior to the execution, delivery and performance, in the case of each Borrower and each Unlimited Guarantor of this Agreement and the Security provided or to be provided by it and, in the case of each of the other Guarantors, its guarantee and the Security provided or to be provided by it to constitute it a binding obligation of such party enforceable against it in accordance with its terms, have been done and performed, and have occurred in due compliance with all applicable laws;

         (d) the execution, delivery and performance, in the case of each of the Borrowers and each Unlimited Guarantor of this Agreement and the Security provided or to be provided by it and, in the case of each of the other Guarantors, its guarantee and the Security provided or to be provided by it has been duly authorized by all necessary corporate and other action and does not:

                  (i) violate any provision of law or any provision of the articles of incorporation or other instrument of formation of such party, or

                  (ii) result in a breach of, a default under, or the creation of any Lien (other than those in favour of the Agents and the Lenders) on the properties and assets of any Borrower or Guarantor, as the case may be, under any material agreement or instrument to which it is a party or by which its properties and assets may be bound or affected;

         (e) this Agreement in the case of the Borrowers and each Unlimited Guarantor and the Security provided or to be provided by it and, in the case of each of the other Guarantors, its guarantee and the Security provided or to be provided by it constitutes, when executed and delivered, binding, direct obligations of such party, enforceable in accordance with its terms, subject to:

                  (i) applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and statutes limiting creditors' rights, including the Personal Property Security Act (Ontario);

                  (ii) the equitable and statutory powers of the courts of appropriate jurisdiction to stay proceedings before them, to stay the execution of judgments and to award costs;

                  (iii) the discretion of such courts as to the granting of the remedies of specific performance and injunction; and

                  (iv) the restriction that Canadian courts can only render judgments in Canadian currency;

         (f) other than as disclosed to the Agents and the Lenders in writing prior to the date hereof there is no litigation and there are no legal proceedings pending, or to the best of its knowledge, threatened against any of the Borrowers or any Guarantor or any Affiliate of a Borrower or any Guarantor before any court or administrative agency of any jurisdiction which is likely to affect materially and adversely the financial condition, assets or operations of a Borrower or any Guarantor;

         (g) no event has occurred which constitutes or which, with the giving of notice, the lapse of time or both, would constitute a default under or in respect of any material agreement, undertaking or instrument to which any of the Borrowers or any Guarantor is a party or to which any of their respective properties or assets may be subject which is likely to affect materially and adversely, the financial conditions, assets or operations of a Borrower or any Guarantor;

         (h) other than as disclosed to the Agents and the Lenders in writing prior to the date hereof each of the Borrowers and the Guarantors is not in violation in any material respect of any term of their respective incorporating instruments or by-laws, and, to the best of each Borrower's and each Unlimited Guarantor's knowledge, none of the Borrowers and the Guarantors is in violation of any material mortgage, franchise, license, judgment, decree, order, statute, rule or regulation which is likely to affect materially and adversely the financial condition, assets or operations of a Borrower or any Guarantor;

         (i) each Borrower and each Guarantor has filed all tax returns which were required to be filed, paid all Taxes (including interest and penalties) which are due and payable by such Borrower or such Guarantor and provided adequate reserves for payment of any Tax the payment of which is being contested;

         (j) each of the Direct Guarantors is a Wholly-Owned Subsidiary of the Canadian Borrower, FS (USA) is a Wholly-Owned Subsidiary of the Canadian Borrower and each of the other Guarantors is a Subsidiary of the Canadian Borrower or a shareholder of a Subsidiary thereof;

         (k) the Canadian Borrower's shares are owned and controlled as follows:

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
   PRINCIPAL SHAREHOLDERS         SHARES OF    SHARES OF   TOTAL SHARES     VESTED   PERCENT
                                   MULTIPLE  SUBORDINATED                 OPTIONS TO
                                    VOTING      VOTING                    JANUARY 31,
                                   CAPITAL  CAPITAL STOCK                    1999
                                  STOCK (1)
----------------------------------------------------------------------------------------------
MANAGEMENT/DIRECTOR                                                                          %
SHAREHOLDERS
----------------------------------------------------------------------------------------------
Jay S. Hennick                     662,847      885,081    1,547,928      411,805        10.70
----------------------------------------------------------------------------------------------
D. Scott Patterson                       0      203,600      203,600      178,500         1.41
----------------------------------------------------------------------------------------------
Douglas Cooke                            0       22,500       22,500       23,500         0.15
----------------------------------------------------------------------------------------------
John Friedrichsen                        0       30,000       30,000        9,000         0.21
----------------------------------------------------------------------------------------------
Timothy Greener                          0      227,035      227,035       34,000         1.57
----------------------------------------------------------------------------------------------
Management Options                       0    1,637,437    1,637,437                     11.32
(55 persons, including
officers named above)
----------------------------------------------------------------------------------------------
Other                                        10,795,692   10,795,692                     74.64
----------------------------------------------------------------------------------------------
           TOTAL                   662,847   13,801,345   14,464,192                       100
                                ----------   ----------   ----------                     -----
                                ----------   ----------   ----------                     -----
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1)      Multiple Voting Capital Stock has 20 votes per share

("Ownership and Control");

         (l) there exists no Event of Default and no condition, event or act which, with the giving of notice, lapse of time, or both, would constitute an Event of Default;

         (m) other than as provided under the applicable incorporating or formation statute of any Borrower or any Guarantor, none of the Borrowers nor any Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any U.S. or Canadian federal, state or provincial statute or regulation limiting its ability to incur indebtedness for money borrowed;

         (n) none of the Borrowers nor any Guarantor is by itself, nor is it by virtue of its being under "common control" with any other Person within the meaning of Section 414 (b) or (c) of the Internal Revenue Code of 1986 (the "Code"), an "employer" within the meaning of Section 3 (5) of the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time ("ERISA"), in respect of any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under the Code;

         (o) no part of the proceeds of the Borrowings will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors; none of the Borrowers nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; none of the Borrowers nor any Guarantor owns any such "margin stock";

         (p) since September 30, 1998 to the best of its knowledge, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Canadian Borrower or its Subsidiaries;

         (q) on the basis of a review and assessment undertaken by the Borrowers of their computer applications, the Borrowers reasonably believe that the Year 2000 Problem will not result in a material adverse effect on the business, operations or properties of the Canadian Borrower or its Subsidiaries.

         (r) none of the Borrowers nor any Guarantor has received any notice, or has any knowledge, that the operations of a Borrower or any Guarantor are not in compliance in all material respects with all applicable Environmental Laws; and

         (s) each Borrower and all its Subsidiaries have valid title to their respective assets and, without limitation, own or possess or are licensed or otherwise have the right to use all material licenses, permits and other governmental approvals and authorizations, patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operations of their respective businesses, without, to the best of the knowledge of the Borrowers and the Unlimited Guarantors, conflict with the rights of any other Person with respect thereto.

8.2      COVENANTS

         Each Borrower covenants with each of the Agents and with each of the Lenders that so long as there shall remain any Borrowings or any other obligations of or affecting any party to this Agreement:

         (a) it will pay duly and punctually all sums of money due by it under this Agreement at the times and places and in the manner provided for herein and will cause each Guarantor to do likewise under its Guarantee;

         (b) it will maintain, and cause each Guarantor to maintain, its existence, corporate and otherwise, in good standing;

         (c)      it will, on a timely basis:

                  (i) take all necessary and appropriate steps to address the Year 2000 Problem such that there does not occur any material adverse effect on the business, operations or properties of the Borrowers or their Subsidiaries as a consequence thereof; and

                  (ii) provide the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, with disclosure of its measures to deal with the Year 2000 Problem as well as any updates of such measures,

         (d) it will not, without the Majority Lenders' prior written consent (which consent shall not be unreasonably withheld), sell, transfer or otherwise dispose of its control, direct or indirect, of any of its Subsidiaries and it will not, nor will it permit any of its Subsidiaries to, without the Majority Lenders' prior written consent, sell, lease, assign, transfer, convey or otherwise dispose of any of its properties or assets whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, patents and intellectual property rights) BUT EXCLUDING:

                  (i) inventory disposed of in the ordinary course of business;

                  (ii) property no longer used or useful in its business provided that the net book value of such property sold, leased, assigned, transferred, conveyed or otherwise disposed of shall not exceed Cdn $100,000 per transaction and Cdn. $500,000 in the aggregate in any Fiscal Year of the Canadian Borrower;

                  (iii) property which is, substantially contemporaneously with the disposition thereof, replaced by property (of substantially the same kind or nature) of at least equivalent value; and

                  (iv) entering into sale/leaseback transactions with respect to property having a net book value of not more than Cdn. $100,000 per transaction and Cdn. $500,000 in the aggregate in any Fiscal Year of the Canadian Borrower; provided, however, that it or any one or more of its Subsidiaries may, without such consent, sell, lease, assign, transfer, convey or otherwise dispose of such control, properties or assets, so long as:

                           (A)      the aggregate book value of the
                                    Subsidiaries, assets and properties subject to all such sales, leases, assignments, transfers, conveyances or other dispositions by the Borrowers and/or their Subsidiaries made in any Fiscal Year (or at any time during such Fiscal Year) without such consent (other than as permitted under (i), (ii) or (iii) above) do not exceed Cdn.$5,000,000 or the Equivalent Amount thereof in U.S.$ in any Fiscal Year of the Canadian Borrower;

                           (B) it gives the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, prior written notice of each sale, lease, assignment, transfer, conveyance or other disposition involving one or more properties or assets having either a realization value or a book value of Cdn.$500,000 or the Equivalent Amount thereof in U.S.$ or more, and

                           (C) no Event of Default or any event which, with notice and/or lapse of time, or both, would become an Event of Default shall exist after giving effect to any such sale, lease, assignment, transfer, conveyance or other disposition and the application of the proceeds thereof;

         (e) it will carry on diligently and conduct its business in a proper and efficient manner so as to preserve and protect its properties, assets and income in a prudent manner consistent with usual industry practice and the preservation of its business and assets, and it will cause its Subsidiaries to do the same in respect of their respective businesses and assets and, in particular, without limiting the foregoing, it will not alter its business plan so as to change materially the nature or scope of business, operations or activities currently carried on by it or its Subsidiaries or to shift or transfer same from a Borrower or any such Subsidiaries to other of its Subsidiaries, without obtaining the prior written consent of the Majority Lenders (which consent shall not be unreasonably withheld);

         (f) it will maintain or cause to be maintained, with responsible and reputable insurers, insurance with respect to its properties, assets and business and the respective properties, assets and businesses of its Subsidiaries against such casualties and contingencies (including public liability) and in such types and in such amounts and with such deductibles and other provisions as are customarily maintained or caused to be maintained by persons engaged in the same or similar businesses in the same territories under similar conditions; it will ensure that the Collateral Agent is an additional named loss payee under all policies of insurance, as its interest may appear, and that such policies are not cancellable without at least 30 days' prior written notice being given by the insurers to the Collateral Agent;

         (g) it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such other acts, agreements, instruments and assurances in law as the Collateral Agent or Lenders' Counsel shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Agreement and the Security;

         (h) it will do, observe and perform all material matters and things necessary or expedient to be done, observed or performed under any law of Canada, the United States of America, any province or state or municipality thereof or of any other jurisdiction for the purpose of carrying on and conducting its business and owning and possessing its properties and assets and, without limitation, it will maintain at all times in full force and effect all material certificates, permits, licenses and other approvals required to operate its business and it will cause its Subsidiaries to do the same in respect of their respective businesses, properties and assets; for greater certainty and without in any way limiting the generality of the foregoing:

                  (i) each Borrower and each Guarantor shall be at all times in compliance in all material respects with all applicable Environmental Laws; and

                  (ii) each Borrower shall ensure that each of the real properties or premises owned, leased or occupied by it or any of its Subsidiaries is free from contamination by a release, discharge or emission of any Hazardous Material;

         (i) it will promptly pay or cause to be paid all Taxes levied, assessed or imposed upon it and/or its Subsidiaries, and/or its properties and assets or those of its

                  Subsidiaries or any part thereof and/or upon its income and profits or that of its Subsidiaries, as and when the same shall become due and payable save when and so long as any such Taxes are in good faith contested by it or those of its Subsidiaries as may be affected thereby;

         (j) it will furnish to the Canadian Administrative Agent and the U.S. Administrative Agent, in sufficient quantities to provide 1 copy to each Lender and such Agent:

                  (i) as soon as available and in any event within 45 days (or 60 days in the case of the last Quarter in each Fiscal Year) after the end of each Quarter of each Fiscal Year of the Canadian Borrower and each Subsidiary (A) the unaudited consolidated (and unconsolidated) financial statements of the Canadian Borrower or Subsidiary, as the case may be, prepared in substantially the same manner and containing substantially comparable information to the financial statements which were delivered to the Canadian Administrative Agent prior to the date of this Agreement, as of the end of such Quarter to be prepared in accordance with GAAP, accompanied by a confirmation (without personal liability) from the president, the chief financial officer or treasurer of the Canadian Borrower confirming that such financial statements have not been prepared in a manner, and do not contain any statement, which is inconsistent with GAAP, certified (without personal liability), subject to audit and year-end adjustment, by the president, chief financial officer or treasurer of the Canadian Borrower and containing sufficient information to permit each Lender to determine whether the financial covenants contained in Section 8.2(p) are being maintained and, (B) such officer's certificate to the effect that, as of the last day of such Quarter, and, to the best knowledge of such officer, as of the date of such certificate, no event has occurred and is continuing which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice and/or the lapse of time or both;

                  (ii) as soon as practicable and in any event within 90 days after the end of each Fiscal Year of the Canadian Borrower, (A) a copy of the consolidated (and unconsolidated) financial statements of the Canadian Borrower as of the end of such Fiscal Year, such financial statements of the Canadian Borrower and its Subsidiaries to be prepared in accordance with GAAP, (a) the consolidated financial statements of the Canadian Borrower to be accompanied by a report thereon by independent auditors of recognized standing confirming, without qualification, that such financial statements of the Canadian Borrower have been prepared in accordance with GAAP and (b) copies of such auditors' recommendations, if any, (following completion of their audit to be provided) together with (B) a certificate

                           (without personal liability) of the president, chief financial officer or treasurer of the Canadian Borrower containing sufficient information to permit each Lender to determine whether the financial covenants contained in
                           Section 8.2(p) are being maintained and the information required to determine amounts to be paid under Section 6.5 and to the effect that, as of the last day of such Fiscal Year, and to the best of the knowledge of such officer, as of the date of such certificate, no event has occurred and is continuing which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice and/or the lapse of time or both;

                  (iii) as soon as possible and in any event within 10 Business Days after any Borrower or any of its Subsidiaries receives (A) notice of the commencement thereof, notice of any actions or proceedings against it or any of its Affiliates or against any of the property of a Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which, if determined adversely, would have a material adverse effect on the financial condition or operations of any Borrower or its Subsidiaries, taken as a whole and (B) a copy of any Violation Notice received by a Borrower or any of its Subsidiaries;

                  (iv) within 30 days of the beginning of each Fiscal Year of the Canadian Borrower, the Canadian Borrower's annual business plan and financial projections, including projected capital expenditures for the Fiscal Year then begun;

                  (v) promptly upon request, such other information concerning the financial affairs or operations of any Borrower or any of its Subsidiaries as the Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, may reasonably request from time to time including for greater certainty financial statements of the U.S. Borrowers, NSULC, FSLLC and FSLP;

         (k) it will not, nor will it permit any Subsidiary to, without the Majority Lenders' prior written consent, make any advances to or for the benefit of, or guarantee (other than under Permitted VTBS) the indebtedness or liabilities of, or otherwise become liable for, any Person or any business or project of any Person save and except:

                  (i) the endorsement of cheques and other negotiable instruments for deposit in the ordinary course of business;

                  (ii) advances and accounts between one or more of a Borrower and any of its Subsidiaries which shall be on commercially reasonable terms; provided that such advances and accounts are secured by means of security agreements in form and substance satisfactory to the Collateral Agent, are assigned to the Collateral Agent and form part of the Security (hereinafter referred to as "Permitted Loans"); and

                  (iii) liabilities, indebtedness and obligations which would otherwise constitute Permitted Encumbrances hereunder but for the lack of a lien to secure such liabilities, indebtedness and obligations.

         (l) it will permit from time to time to the Canadian Administrative Agent and the U.S. Administrative Agent or their representatives or advisers access to its premises, assets, records and meetings of directors and/or of shareholders upon reasonable (both as to timing and advance notice) request of such Agent;

         (m) it will give to the Canadian Administrative Agent or the U.S. Administrative Agent prompt notice of any Event of Default or any event, of which it is aware, which, with the giving of notice and/or the lapse of time or both, would constitute an Event of Default;

         (n) it will not, and it will not permit any of its Subsidiaries to, without the Majority Lenders' prior written consent, incur, create, assume or permit to exist any Lien on any of its or any of its Subsidiaries' property or assets, whether owned at the date hereof or hereafter acquired, except that the following shall be permitted (the "Permitted Encumbrances"):

                  (i) Liens incurred and pledges and deposits made in connection with workers' compensation, unemployment insurance, old-age pensions and similar legislation (other than ERISA);

                  (ii) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), and statutory obligations of like nature, incurred as an incident to and in the ordinary course of business;

                  (iii) statutory Liens of landlords, undetermined or inchoate Liens and other Liens imposed by law, such as carriers', warehousemens', mechanics', construction and materialmen's Liens, incurred in good faith in the ordinary course of business provided that the aggregate amount of any carriers', warehousemens', mechanics', construction or materialmens' Liens shall at no time exceed an aggregate amount of Cdn. $500,000 or the Equivalent Amount thereof in U.S.$ and the amount thereof shall be paid when same shall become due;

                  (iv) Liens securing the payment of Taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings;

                  (v) permits, right-of-way, zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities or minor title defects incidental thereto which do not in the aggregate materially detract from the value of the property or assets of a Borrower or any of its Subsidiaries or materially impair the operation of the business of a Borrower or any of its Subsidiaries;

                  (vi) Liens arising out of the leasing of personal property by it or any of its Subsidiaries in the ordinary course of business up to an amount not exceeding in the aggregate Cdn.$9,000,000 for all Borrowers and their Subsidiaries or the Equivalent Amount thereof in U.S. $;

                  (vii) Liens, subordinate in priority to the Liens created under the Security, incurred in the ordinary course of business for the purposes of securing the payment of any purchase price balance or the refinancing of any purchase price balances not greater than in the aggregate Cdn.$15,000,000 or the Equivalent Amount in U.S. $ of any assets (other than current assets) acquired by a Borrower or any of its Subsidiaries provided that any such Liens are restricted to the assets so acquired ("Permitted VTBS");

                  (viii) reservations, conditions, limitations and exceptions contained in or implied by statute in the original disposition from the Crown and grants made by the Crown of interests so reserved or accepted;

                  (ix) security given in the ordinary course of business by a Borrower, or any of its Subsidiaries to a public utility or any municipality or governmental or public authority in connection with operations of a Borrower, or any of its Subsidiaries, (other than in connection with borrowed money) securing not more than an aggregate amount equal to Cdn. $500,000 for all Borrowers and their Subsidiaries or the Equivalent Amount thereof in U.S.
                           $;

                  (x)      liens in respect of Permitted Loans;

                  (xi) the Security and any additional or further security granted to the Collateral Agent and/or the Lenders by a Borrower, a Guarantor or any future Subsidiary of a Borrower; and

                  (xii) the encumbrances described on Schedule "P" with respect to real property owned by Prime Management Group Inc. and the Canadian Borrower.

         (o)      it will not, without the prior written consent of the Majority
                  Lenders:

                  (i) declare dividends, whether in cash or in specie, or make payments thereof;

                  (ii) make or permit any distributions or returns of capital (whether by retirement, redemption, repurchase, cancellation or otherwise); or

                  (iii) make or permit any withdrawals or any other payments of money or equivalents thereof whatsoever (including, without limitation, royalties, management fees, etc.) (which are not otherwise expressly permitted by the terms of this Agreement) by or to the shareholders of the Canadian Borrower, its Affiliates or any creditors ranking junior to the Lenders and it will cause its Subsidiaries to do likewise save and except for:

                           (A) interest dividend payments, distributions and/or returns of capital made, directly or indirectly to any Borrower;

                           (B) normal course distributions to other shareholders of such Subsidiaries as contemplated in the Canadian Borrower's annual business plan and within limits approved by the Majority Lenders annually;

                           (C) normal course issuer bids of the Canadian Borrower up to an aggregate amount not exceeding Cdn. $2,000,000;

                           (D) payments upon exercise of the put options under the Shareholders' Agreements;

                           (E) payments upon exercise of the call options under the Shareholders' Agreements;

                           (F)      payments on account of retirement,
                                    termination, death or disability,
                                    redemptions; and

                           (G)      payments on account of Permitted VTBS;

         (p) the Canadian Borrower will, at all times, maintain on a consolidated and rolling 4 Quarters basis:

                  (i)      the Maximum Total Debt/Adjusted EBITDA Ratio;

                  (ii)     the Maximum Total Debt/Capitalization Ratio;

                  (iii)    the Minimum Fixed Charge Coverage Ratio;

                  (iv)     the Minimum Working Capital Ratio;

                  (v)      the Minimum Business Value/Total Debt Ratio; and

                  (vi)     the Minimum Interest Coverage Ratio;

         (q) it will not, nor will it permit any of its Subsidiaries to, without the Majority Lenders' prior written consent (which shall not be unreasonably withheld), enter into a merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except as permitted under Section 8.2(d), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its or such Subsidiary's business, properties or assets;

         (r) it will not, nor will it permit any of its Subsidiaries to, incur any other indebtedness (including senior and subordinated debt), loans or financing of any kind or nature whatsoever (whether in the form of capital leases or sale-leaseback transactions or otherwise) or incur any contingent obligations or liabilities (including guarantees) other than trade payables incurred in the ordinary course of business and indebtedness or contingent obligations or liabilities secured by Permitted Encumbrances and Permitted Liens, without obtaining the prior written consent of the Majority Lenders;

         (s)      it will not, nor will it permit any of its Subsidiaries to:

                  (i)      other than:

                           (A)      in the ordinary course of business; or

                           (B) in connection with the acquisition of an Eligible Business which satisfies the conditions of Section 5.2 (whether or not Borrowings are being requested under an Acquisition Facility), make any acquisition of, or investment in, properties, assets, businesses, shares, Persons or effectively related series of such acquisitions or investments; or

                  (ii) establish, incorporate otherwise form, charter or create any new Subsidiary other than in connection with the acquisition of an Eligible Business which satisfies the conditions of Section 5.2 (whether or not Borrowings are being requested under an Acquisition Facility), without obtaining the prior written consent of the Majority Lenders;

         (t) it will ensure that all Security granted to the Collateral Agent, and/or the Lenders continues to be perfected and preserve the first priority thereof;

         (u) it will not make, or permit the making of, any change or modification to the Shareholders' Agreements, without the prior written consent of the Majority Lenders;

         (v) it will cause any entity which after the date hereof shall become a Subsidiary of a Borrower (such entity, a "New Subsidiary") to execute and deliver in favour of the Collateral Agent and the Lenders either (i) the Direct Security or (ii) an Undertaking to Secure, together with favourable supporting legal opinions, in either case, as soon as reasonably practicable after becoming a Subsidiary and no later than (A) in the case of an Acquisition Entity where the acquisition has been financed, wholly or partially, by way of Borrowings under an Acquisition Facility, on the date of completion of the acquisition, or (B) in any other case within 10 Business Days following the date of completion of the acquisition or creation of the New Subsidiary, as the case may be; and

         (w) it will not, without the prior written consent of the Majority Lenders, terminate or replace Jay Hennick as Chairman and Chief Executive Officer of the Canadian Borrower, and, in the event that due to any other reason, Jay Hennick ceases to be Chairman and Chief Executive Officer or to perform his duties as such, it will not appoint a successor or new Chairman and/or Chief Executive Officer unless such Person shall be reasonably acceptable to the Majority Lenders.

         For greater certainty, with respect to the covenants contained in this
Section 8.2, the ordinary courses of business of:

         (a)      FSLP is limited to holding the shares of NSULC;

         (b)      NSULC is limited to holding the units of FSLLC;

         (c) FSLLC is limited to making loans to Subsidiaries of the Canadian Borrower and taking security for such loans; and

         (d) FS USA is limited to making loans to Subsidiaries of the Canadian Borrower and taking security for such loans.


                                   ARTICLE IX

                                EVENTS OF DEFAULT

9.1      EVENTS OF DEFAULT

         Upon the occurrence of any one or more of the following events (an "Event of Default"):

         (a) the non-payment by a Borrower when due, whether by acceleration or otherwise, of any payment of principal due under the Facilities, or otherwise hereunder;

         (b) the non-payment by a Borrower when due (or within 3 Business Days thereafter) whether by acceleration or otherwise, of any payment (other than a payment of principal) due under the Facilities or otherwise hereunder;

         (c) the commencement of proceedings by or against a Borrower, any Guarantor or any of their Subsidiaries for the dissolution, merger, amalgamation, liquidation or winding-up of any of a Borrower or any Guarantor or any of their Subsidiaries or for the suspension of the operations of any of a Borrower or any Guarantor or any of their Subsidiaries, unless, in the case of proceedings against a Borrower, any Guarantor or any of their Subsidiaries, such proceedings are being actively and diligently contested by the Borrower, or Guarantor or such Subsidiary, as the case may be, in good faith to the satisfaction of the Majority Lenders;

         (d) a Borrower or any Guarantor or any of their Subsidiaries is adjudged or declared bankrupt or insolvent or makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a receiver, custodian or trustee for a Borrower, any Guarantor or any such Subsidiary or for any substantial part of its property, or commences any proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect relating to or governing debtors or such proceedings are commenced against it (unless, in the case of proceedings commenced against it, such proceedings are being actively and diligently contested by such Borrower, such Guarantor or such Subsidiary in good faith to the satisfaction of the Majority Lenders), or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for a Borrower, any Guarantor or any such Subsidiary or for any substantial part of its property, or suffers the appointment of any receiver, custodian or trustee and any such appointment continues undischarged and in effect for a period of 30 days;

                  provided that during such 30 day period such appointment is being actively and diligently contested by such Borrower or Guarantor or Subsidiary in good faith to the satisfaction of the Majority Lenders and in the case of a Borrower such receiver, custodian or trustee shall not have taken possession of or otherwise enforced its rights over the property in respect of which it has been appointed;

         (e) any material representation or warranty made in this Agreement or any Security by a Borrower, the Unlimited Guarantor, or any of their Subsidiaries or any information furnished in writing to an Agent or Lender by a Borrower, any Guarantor or any such Subsidiary proves to have been incorrect in any material respect when made or furnished save that if any such materially incorrect representation or warranty is capable of being corrected and none of the Agents and the Lenders has been prejudiced by such materially incorrect representation or warranty, then the Borrowers shall have 30 days after written notice to do so by the Collateral Agent to take such action to make the representation or warranty true and correct at such time, in which case such representation or warranty shall be deemed to have been true and correct when originally made or furnished;

         (f) a writ, execution or attachment or similar process is issued or levied against all or a substantial portion of the property of a Borrower, any Guarantor or any of their Subsidiaries in connection with any judgment against a Borrower, any Guarantor or any of their Subsidiaries in any amount which materially affects the assets of a Borrower, any Guarantor or its Subsidiaries, and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within 30 days after its entry, commencement or levy; provided that during such 30 day period such process if being actively and diligently contested by such Borrower or Guarantor or Subsidiary in good faith to the satisfaction of the Majority Lenders;

         (g) the breach or failure of due performance by a Borrower or any Guarantor of any covenant or provision of this Agreement, other than those heretofore dealt with in this Section 9.1, which is not remedied by such Borrower, or Guarantor within 30 days, after written notice to do so by the Collateral Agent or any Lender; provided that such breach or failure is capable of being remedied and during such 30 day period the Borrower or Guarantor is proceeding actively and diligently in good faith to remedy such breach or failure to the satisfaction of the Majority Lenders;

         (h) demand by any Person (including, without limitation, any Lender) is made on a Borrower, any Guarantor or any of their Subsidiaries in respect of indebtedness, in an aggregate amount of:

                  (i) Cdn. $3,000,000 (or the Equivalent Amount thereof in U.S.$) but less than Cdn. $5,000,000 (or the Equivalent Amount thereof in U.S. $) and such demand is not withdrawn within 30 days; or

                  (ii) Cdn. $5,000,000 (or the Equivalent Amount thereof in U.S.$) or more,

                  payable on demand by such Borrower, such Guarantor or such Subsidiary and such Borrower, such Guarantor or such Subsidiary has not, when due and payable, made payment of the amount so demanded or contested the validity of such demand in good faith or a Borrower, any Guarantor or any of their Subsidiaries is in default under any term or provision of any agreement, deed, indenture or instrument (other than this Agreement) between such Borrower, such Guarantor or such Subsidiary as the case may be, and any Person (including, without limitation, any Lender) shall have accelerated or shall have the right to accelerate any indebtedness (including Financial Contract Obligations) in an aggregate amount of:

                  (iii) Cdn. $3,000,000 (or the Equivalent Amount thereof in US$) but less than Cdn. $5,000,000 (or the Equivalent Amount thereof in U.S.$) and such acceleration or right to accelerate is not withdrawn within 30 days; or

                  (iv) Cdn. $5,000,000 (or the Equivalent Amount thereof in U.S.$) or more,

                  of a Borrower, such Guarantor or such Subsidiary, as the case may be;

         (i) a writ, execution or attachment or similar process is issued or levied against all or a substantial portion of the property of a Borrower, any Guarantor or any of their Subsidiaries in connection with any judgment against a Borrower, any Guarantor or any of their Subsidiaries in any amount which materially affects the assets of a Borrower, any Guarantor or its Subsidiaries, and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within 30 days after its entry, commencement or levy provided during such 30 day period such process if being actively and diligently contested by such Borrower or Guarantor or Subsidiary in good faith to the satisfaction of the Majority Lenders;

         (j) a Borrower, any Guarantor or any of their Subsidiaries ceases or threatens to cease to carry on all or a substantial part of the business currently carried on by such Borrower, such Guarantor or such Subsidiary;

         (k) there is any change in Ownership and Control which results in Jay Hennick, his spouse, descendants and ascendants and any entities controlled by any of them or trusts established by, or for the benefit of, any of them, ceasing to own, directly or indirectly, more voting shares of the Canadian Borrower than any other shareholder or group of related or affiliated shareholders without the prior written consent of the Majority Lenders; or

         (l) a Borrower shall have failed within 30 days of the giving of a Call Option Triggering Event Notice to have caused an Affected Subsidiary to become a Direct Guarantor;

the Collateral Agent shall, if so instructed by the Majority Lenders, by written notice to the Borrowers declare the Borrowings, including accrued interest thereon, and all other indebtedness of the Borrowers to any of the Lenders and/or the Agents in connection with this Agreement to be due and payable, whereupon:

                  (i) any right of the Borrowers to any further utilization of the Facilities terminates; and

                  (ii) all Borrowings and other indebtedness of the Borrowers to any of the Lenders and/or to the Agents in connection with this Agreement are, notwithstanding anything in this Agreement to the contrary, immediately due and payable without further demand or other notice of any kind, all of which are expressly waived by the Borrowers and Guarantors, and the Borrowers shall immediately:

                           (A) pay to the Canadian Administrative Agent and/or the U.S. Administrative Agent, as the case may be, the amount so declared to be due and payable (except for the Principal Amount of the Bankers' Acceptances then issued and outstanding);

                           (B) pay to the Canadian Administrative Agent, a sum of money in Cdn. $ equal to such amount which the Canadian Administrative Agent shall establish as being the amount which if invested in certificates of deposit or similar money market instruments issued by the Canadian Administrative Agent will, together with the yield derived from such investments (the sum of such amount and such yield the "Amount"), equal the Principal Amount of all Bankers' Acceptances then issued and outstanding. The Canadian Administrative Agent shall, promptly upon receipt of the Amount distribute among the Lenders the Amount or the applicable portion thereof for such Bankers' Acceptances; and

                           (C)      if so requested by the Canadian
                                    Administrative Agent or the U.S.
                                    Administrative Agent, as the case may be, pay to such Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to such Agent) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding.


9.2      SECURITY

         (a) Upon the occurrence of an Event of Default, the Security held by the Collateral Agent and/or any Lender shall become immediately enforceable and the Majority Lenders may, in their absolute discretion, instruct the Collateral Agent or, in respect of any Security held by any Lender directly, such Lender, to take any and all steps in order to enforce and realize upon the Security, in whole or in part.

         (b) The Borrowers' obligations and liabilities under this Agreement are in no way affected or diminished in the event of any such enforcement of or realization upon any Security by the Collateral Agent or any such Lender.

9.3      REMEDIES NOT EXCLUSIVE

         The Borrowers and the Guarantors expressly agree that the rights and remedies of the Agents and the Lenders under this Agreement and the Security are cumulative and in addition to, and not in substitution for, any rights or remedies provided by law; any single or partial exercise by an Agent or any Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement in this Agreement does not affect its or their rights and does not waive, alter, affect, or prejudice any other right or remedy to which an Agent or the Lenders may be lawfully entitled for the same default or breach. Any waiver by an Agent or any of the Lenders of the strict observance of, performance of or compliance with any term, covenant, condition or agreement of this Agreement, and any indulgence by any Agent or any of the Lenders is not a waiver of that or any subsequent default.

9.4      SET-OFF

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each of the Lenders is authorized during an Event of Default which is continuing, without notice to the Borrowers, any Guarantor or to any other Person, any such notice being expressly waived by the Borrowers and each Guarantor, to set-off and to appropriate and to apply any and all deposits, matured or unmatured, general or special and any other indebtedness at any time held by or owing by each of the Lenders to or for the credit of or the account of any of the Borrowers or any Guarantor against and on account of the obligations and liabilities of the Borrowers and the Guarantors due and payable to each of the Lenders under this Agreement, including without limitation, all claims of any nature or description arising out of or connected with this Agreement.

                                    ARTICLE X

                                    PAYMENTS

10.1     PAYMENTS TO AGENTS

         (a) All payments to be made by the Canadian Borrower in connection with this Agreement shall be made in funds having same day value to the Canadian Administrative Agent, for its own account or for the account of the Canadian Lenders, at Canadian Imperial Bank of Commerce, International, Toronto, in favour of Dresdner Bank Canada, Toronto, Account No. 650-0811 for CDN$, at Dresdner Bank AG, New York, U1D 143039, in favour of Dresdner Bank Canada for US$, or at any other office or account designated by the Canadian Administrative Agent. Any such payment shall be made on the date upon which such payment is due, in accordance with the terms hereof, no later than 10:00 a.m. Any such payment shall be a good discharge to the Canadian Borrower for such payment and, if any such payment is for the account of the Lenders, the Canadian Administrative Agent shall hold the amount so paid "in trust" for the Lenders until distributed to them in accordance with this Agreement.

         (b) All payments to be made by the U.S. Borrowers in connection with this Agreement shall be made in funds having same day value to the U.S. Administrative Agent, for the account of the U.S. Lenders, at Dresdner Bank AG, New York, U1D 143039, or at any other office or account designated by the U.S. Administrative Agent. Any such payment shall be made on the date upon which such payment is due, in accordance with the terms hereof, no later than 10:00 a.m. Any such payment shall be a good discharge to the U.S. Borrowers for such payment and, if any such payment is for the account of the U.S. Lenders, the U.S. Administrative Agent shall hold the amount so paid "in trust" for the U.S. Lenders until distributed to them in accordance with this Agreement.

         (c) Whenever a payment is due on a day which is not a Business Day, the day for payment is the following Business Day.

10.2     PAYMENTS BY LENDERS TO AGENTS

         All payments to be made by any Lender to an Agent in connection with Borrowings shall be made in funds having same day value to such Agent, for the applicable Borrower's applicable Cdn. $ or U.S. $ account (unless otherwise specified), at the branch, office or account mentioned in or designated under
Section 10.1 (a) or (b) and by the time designated therein.

10.3     PAYMENTS BY AGENTS TO BORROWERS

         Any payment received by an Agent for the account of a Borrower shall be paid in funds having same day value to such Borrower by such Agent on the date of receipt or, if such date is not a Business Day, on the next Business Day, to the Canadian Borrower's Operating Accounts or each U.S. Borrower's Operating Account, as the case may be, at the same branch, or to such other accounts as a Borrower may designate.

10.4     DISTRIBUTION TO LENDERS AND APPLICATION OF PAYMENTS

         (a) Except as otherwise indicated herein, all payments made to an Agent by a Borrower for the account of the Lenders in connection herewith shall be distributed the same day by such Agent in funds having same day value among the Lenders to the accounts last designated in writing by such Lenders respectively to such Agent pro rata, in accordance with their respective Participations with respect to the Loans, Bankers' Acceptances or Letters of Credit in respect of which any such payment is made.

         (b) Any amounts so distributed shall be applied by the Lenders as follows:

                  (i)      to amounts due pursuant to Articles VII or XI;

                  (ii)     to amounts due pursuant to Articles XII;

                  (iii)    to amounts due pursuant to Article IV; and

                  (iv)     to any other amounts due pursuant to this Agreement.

10.5     NO SET-OFF OR COUNTERCLAIM

         All payments by a Borrower or any Guarantor shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

10.6     NON-RECEIPT BY AGENTS

         Where a sum is to be paid hereunder to an Agent for the account of another party hereto, such Agent shall not be obliged to make the same available to that other party hereto until it has been able to establish that it has actually received such sum, but if it does pay out a sum and it proves to be the case that it had not actually received the sum it paid out, then the party hereto to whom such sum was so made available shall on request ensure that the amount so made available is refunded to such Agent and shall on demand indemnify such Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

10.7              WHEN DUE DATE NOT SPECIFIED

                  Whenever this Agreement does not provide a date when any amount payable hereunder shall be due and payable such amount shall be due and payable on the 5th Business Day following written notice or demand for payment thereof by an Agent or any Lender save that nothing hereinbefore provided shall in any way affect or alter the rights and remedies available to the Agents and any Lender under Article IX.

10.8              AGENTS' AUTHORITY TO DEBIT

                  In respect of all amounts payable by a Borrower under this Agreement, the Borrowers and each Unlimited Guarantor hereby authorize and instruct the Agents, as applicable, to debit, from time to time when such amounts are due and payable, the account or accounts designated pursuant to
Section 10.3 and all other accounts of the applicable Borrower or Unlimited Guarantor, whether such accounts are maintained with an Agent, an Account Bank or otherwise, for the purpose of satisfying payment thereof.


                                   ARTICLE XI

                                    EXPENSES

11.1              PAYMENT OF EXPENSES

                  Whether or not an Event of Default exists, the Borrowers shall, jointly and severally:

                  (a) pay (i) all reasonable out-of-pocket expenses of the Agents and the Lead Arranger incurred in the preparation, negotiation, execution and delivery of this Agreement, the Security and all other documents relating hereto including, without limitation, legal fees and out-of-pocket expenses of Lenders' Counsel and their agents and (ii) all other reasonable out-of- pocket expenses of the Agents, the Lead Arranger, the Co-Arrangers and the Managers incurred in connection with the establishment and maintenance of the Facilities including, without limitation, environmental and other consultants' fees and expenses;

                  (b) pay all reasonable out-of-pocket expenses of the Agents incurred in the amendment or modification of this Agreement or documents (including waivers or consents) relating thereto at a Borrower's request (whether or not any such amendment or modification is actually consummated) including without limitation, legal fees and out-of-pocket expenses of Lenders' Counsel and their agents;

                  (c) pay all reasonable out-of-pocket expenses of the Agents and the Lenders incurred in the enforcement and preservation of any of their rights under this Agreement or any Security, including, without limitation, legal fees and out-of-pocket expenses of Lenders' Counsel or other counsel and their agents; and

                  (d) indemnify the Agents and the Lenders from all losses, costs, damages, out-of-pocket expenses and liabilities which any Agent or any Lender sustains or incurs (including, without limitation, any loss of profit or expenses any Lender incurs by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to maintain Borrowings or any interest or other charges payable by such Lender to other lenders of funds borrowed in order to make, to fund or to maintain the Loans or to maintain any amount in default) as a consequence of (I) any prepayment (it being understood that the mandatory repayments to be made pursuant to Section 3.1 do not constitute prepayments), (II) any acceleration of the payment of Borrowings pursuant to Section 9.1 or 17.8 or (III) any default by a Borrower under any of the provisions of this Agreement including, without limitation, a failure to borrow on a Drawdown Date or to issue Bankers' Acceptances on an Acceptance Date, a failure to pay interest on, or principal amounts of, the Loans on the dates due, the failure to make a payment on the specified date or the failure to make a payment in accordance with this Agreement or any misrepresentation by a Borrower contained in or delivered in writing in connection with this Agreement. The certificate of an officer or manager of any Agent or any such Lender setting forth the amount of any such losses, damages, expenses and liabilities shall constitute, absent manifest error, prima facie evidence of any such amount and any Agent shall debit, from any Borrower's accounts, the amount stipulated in the certificate in accordance with
                           Section 10.8. The affected Agent or Lender shall also provide to the affected Borrower a statement setting out the basis for the calculation of such amount.

11.2              SURVIVAL

                  Without prejudice to the survival or termination of any other agreement of the Borrowers under this Agreement, the obligations of the Borrowers under Section 11.1 survive the repayment of all the Borrowings and the termination of the Commitments.

11.3              ENVIRONMENTAL INDEMNITY

                  (a) Subject to the limitations in this Section 11.3, the Borrowers agree to and do hereby, jointly and severally, indemnify and save harmless the Agents and the Lenders and their officers, directors, employees, agents and shareholders in such capacities (the "Indemnified Parties") from and against any and all losses, damages, costs and expenses of any and every nature and kind whatsoever which at any time or from time to time may be paid by or incurred by them (without duplication and net of Tax Recoveries by any of the Indemnified Parties) for, with respect to, or as a direct or indirect result of the disposal, refining, generation, manufacture, production, storage, handling, presence, treatment, transfer, release, processing or transportation of any Hazardous Material in, on or under any property of whatsoever nature or kind of a Borrower, or any Subsidiary thereof, or the discharge, emission, spill or disposal from such property into or upon any land, the atmosphere or any watercourse, body of water or wetland of any Hazardous Material where it has been proven that the source of the Hazardous Material is the said property to the extent that such losses, damages, costs and expenses arise out of the relationship between the Indemnified Parties and a Borrower reflected herein including,without limitation:

                           (i) the cost of defending and/or counterclaiming or claiming over against third parties in respect of any action or matter referred to above;

                           (ii) any cost, liability or damage arising out of any settlement of any action referred to above to which any Indemnified Party is a party; and

                           (iii) costs of any cleanup in connection with any matter referred to above.

                  (b) In the event that any claim, action, order, suit or proceeding, including, without limiting the generality of the foregoing, any inquiry or investigation (whether formal or informal) is brought or instituted against any Indemnified Party, the Indemnified Party shall promptly notify the Borrowers and the Borrowers shall promptly retain counsel who shall be reasonably satisfactory to the Indemnified Parties to represent the Indemnified Parties in such claim, action, order, suit or proceeding and the Borrowers shall pay all of the reasonable fees and disbursements of such counsel relating to such claim, action, order, suit or proceeding.

                  (c) In any such claim, action, order, suit or proceeding, the Indemnified Parties shall have the rights to retain other counsel to act on their behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnified Parties unless: (i) the Borrowers and the

                           Indemnified Parties shall have mutually agreed to the retention of such other counsel; or (ii) the named parties to any such claim, action, order, suit or proceeding (including any added, third or impleaded parties) include the Borrowers and the Indemnified Parties and representation of all such parties by the same counsel would be inappropriate due to actual or potential differing interests between them (such as the availability of different defences).

                  (d) Notwithstanding anything contained in this Section 11.3, none of the Indemnified Parties shall agree to any settlement of any such claim, action, order, suit or proceeding unless the Borrowers shall have consented in writing thereto, and the Borrowers shall not be liable for any settlement of any such claim, action, order, suit or proceeding unless they have consented in writing thereto. The Borrowers shall be entitled to settle any such claim, action, order, suit or proceeding on any terms it deems appropriate.

                  (e) The provisions of this Section 11.3 shall survive the Final Maturity Date and the repayment of all Borrowings hereunder and the satisfaction by the Borrowers of all other obligations hereunder.

                  (f) For the purposes of this Section 11.3, "Tax Recoveries" of any Person in respect of a payment or outlay made or incurred by such Person means the Taxes that would be saved or recovered by such Person and the creation or increase of a loss or credit for Tax purposes which may be used to reduce Taxes payable by such Person.


                                   ARTICLE XII

                                      FEES

12.1              COMMITMENT FEES

                  (a) From and including the date hereof to and including the Final Maturity Date, the Canadian Borrower shall pay to the Canadian Administrative Agent, for the account of the Canadian Lenders to be allocated among and paid to such Lenders pro rata in accordance with such Lenders' respective Commitments, a commitment fee equal to .375% per annum on the daily average unutilized portion of the Commitments in respect of the Canadian Acquisition Facility for each Quarter.

                  (b) From and including the date hereof to and including the Final Maturity Date, the U.S. Borrowers shall pay to the U.S. Administrative Agent, for the account of the U.S. Lenders to be allocated among and paid to such Lenders pro rata in accordance with such Lenders' respective Commitments, a commitment fee equal to .375% per annum on the daily average unutilized portion of the Commitments in respect of the U.S. Acquisition Facility for each Quarter.

                  (c) Such fees referred to in Section 12.1(a) and (b) shall be debited, in the case of the Canadian Borrower by the Canadian Administrative Agent from the Canadian Borrower's Cdn. $ account designated under Section 10.3 on the first Business Day of each Fiscal Quarter and in the case of the U.S. Borrowers by the U.S. Administrative Agent from each such U.S. Borrower's Operating Account designated under Section
                           10.3 on the first Business Day of each Fiscal Quarter. The Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, shall furnish to the respective Borrowers written notice thereof setting out the details of such calculation on or before the 10th Business Day following the end of each Quarter.

                                  ARTICLE XIII

                        THE AGENTS AND THE LEAD ARRANGER

13.1              AGENTS

                  Each Lender hereby appoints each Agent to act as its agent, as specified hereunder, in connection with this Agreement and any matter contemplated hereunder and authorizes irrevocably each Agent for the duration of such appointment to exercise such rights, powers and discretions as are delegated to such Agent pursuant to this Agreement and the Security together with all such rights, powers and discretions as are incidental hereto or thereto. Each Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and the Security, and it may perform such duties by or through its agents or employees. This Agreement and the Security shall not place any Agent under any fiduciary duties in respect of any Lender. Each Agent and any other Person to whom an Agent may delegate duties or responsibilities as permitted under Section 13.2 (h) shall enjoy the same benefits, rights and protections as those provided to the Agents under this Article "mutatis mutandis".

13.2              AGENTS' RESPONSIBILITY

         Each Agent may:

         (a) assume, until it is notified in writing or has actual notice or actual knowledge to the contrary, that:

                  (i) any representation made by a Borrower or any of its Subsidiaries in or in connection with any of this Agreement, any notice or other document, instrument or certificate is true;

                  (ii)     no Event of Default has occurred; and

                  (iii) each Borrower or a Subsidiary of a Borrower is not in breach of or in default under, its obligations under any of this Agreement or the Security;

and each Agent may also:

         (b) unless such Agent has actual knowledge or actual notice to the contrary, assume that each Lender's address is that identified with its signature below until it has received from such Lender a notice designating some other office of such Lender as its address and act upon any such notice until the same is superseded by a further such notice;

         (c) engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

         (d) unless such Agent has actual knowledge or actual notice to the contrary, rely as to matters of fact which might reasonably be expected to be within the knowledge of a Borrower or any Subsidiary of a Borrower upon a statement signed by or on behalf of a Borrower or any Subsidiary of a Borrower;

         (e) unless such Agent has actual knowledge or actual notice to the contrary, rely upon any communication or document believed by it to be genuine;

         (f) refrain from exercising any right, power or discretion vested in it under this Agreement or any Security unless and until instructed by the Majority Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

         (g) refrain from exercising any right, power or discretion vested in it which would or might in its opinion be contrary to any law of any jurisdiction or any directive or otherwise render it liable to any Person, and may do anything which is in its opinion necessary to comply with any such law or directive;

         (h) retain for its own benefit, and without liability to account for, any fee or other sum receivable by it for its own account;

         (i) accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any party (including any Affiliate thereof) to this Agreement; and

         (j) refrain from acting in accordance with any instructions of the Majority Lenders to begin any legal action or proceeding arising out of or in connection with any of this Agreement or any Bankers' Acceptance, or take any steps to enforce or realize upon any Security, until it shall have received such security as it may require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instruction.

13.3     AGENTS' DUTIES

         Each Agent shall:

         (a) promptly upon receipt thereof, inform each Lender of the contents of any notice, document, request or other information received by it in its capacity as an Agent hereunder from a Borrower or any Subsidiary of a Borrower;

         (b) promptly notify each Lender of the occurrence of any Event of Default or any default (of which a Borrower is aware which, with the giving of notice or passage of time or both, would constitute an Event of Default) by a Borrower or a Guarantor in the due performance of its obligations under this Agreement, any Security or any document incidental thereto to which it is expressed to be a party and of which the Agent has actual knowledge or actual notice;

         (c) with the prior consent of the Borrowers (such consent not to be unreasonably withheld or delayed) and the Majority Lenders,
                  (i) appoint a Lender or Affiliate of a Lender as a Reference Bank in replacement of any Reference Bank which ceases to be a Lender or an Affiliate of a Lender and (ii) with the prior consent of the Borrowers (such consent not to be unreasonably withheld or delayed) appoint a bank or financial institution as an Account Bank in replacement of an existing Account Bank;

         (d) each time the Borrowers request the prior written consent of the Majority Lenders, use its best efforts to obtain and communicate to the Borrowers the response of the Majority Lenders in a reasonable and timely manner having due regard to the nature and circumstances of the request;

         (e) subject to the foregoing provisions of this Section 13.3, act in accordance with any instructions given to it by the Majority Lenders and, in particular, only take steps to enforce or realize upon Security in accordance with the instructions or delegated authority of the Majority Lenders; and

         (f) if so instructed by the Majority Lenders, refrain from exercising any right, power or discretion vested in it under this Agreement, the Security or any document incidental thereto.

13.4     PROTECTION OF AGENTS, LEAD ARRANGER, CO-ARRANGERS AND MANAGERS

         Notwithstanding anything to the contrary expressed or implied herein, each of the Agents, the Lead Arranger, the Co-Arrangers and the Managers shall not:

         (a)      be bound to enquire as to:

                  (i) whether any representation made by a Borrower, a Guarantor or any of their Subsidiaries in or in connection with this Agreement, the Security or any document incidental thereto is true;

                  (ii)     the occurrence or otherwise of any Event of Default;

                  (iii) the performance by a Borrower, a Guarantor or any of their Subsidiaries of its obligations under any of this Agreement, the Security or any document incidental thereto;

                  (iv) any breach of or default by a Borrower, a Guarantor or any of their Subsidiaries of or under its obligations under this Agreement, the Security or any document incidental thereto; or

                  (v) the use or application by a Borrower of any of the proceeds of the Facilities;

         (b) be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account;

         (c) be bound to disclose to any Person any information relating to a Borrower or a Guarantor if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person; or

         (d) accept any responsibility for the accuracy and/or completeness of any information supplied in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of this Agreement, any Bankers' Acceptance or any document incidental hereto or thereto and no Agent shall be under any liability to any Lender as a result of taking or omitting to take any action in relation to this Agreement, any Bankers' Acceptance, the Security or any document incidental hereto or thereto save in the case of gross negligence or wilful misconduct, and each of the Lenders agrees that it will not assert or seek to assert against any director, officer, employee or agent of any Agent or the Lead Arranger, any Co-Arranger or any Manager any claim it might have against any of them in respect of the matters referred to in this Section 13.4.

13.5     INDEMNIFICATION OF AGENTS

         Each Lender shall, on demand by an Agent, indemnify such Agent pro rata in accordance with such Lender's Participation at the time of such demand against any and all costs, claims, reasonable expenses (including legal fees) and liabilities which such Agent may incur (and which have not been reimbursed by a Borrower), otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as an Agent under this Agreement, any Bankers' Acceptance, the Security or any document incidental hereto or thereto.

13.6     TERMINATION OR RESIGNATION OF AGENT

         (a) Notwithstanding the appointment of an Agent, the Majority Lenders may (with the consent of the Canadian Borrower prior to an Event of Default and without requiring such consent after the occurrence of an Event of Default which is continuing; such consent not to be unreasonably withheld or delayed), upon giving an Agent 90 days prior written notice to such effect, terminate an Agent's appointment hereunder.

         (b) An Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving written notice to such effect to each of the other parties hereto.

         (c) In the event of any such termination or resignation, the Majority Lenders shall appoint a successor Agent (with the consent of the Canadian Borrower prior to an Event of Default and without requiring such consent after the occurrence of an Event of Default which is continuing, such consent not to be unreasonably withheld or delayed). The Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, (if it is the Agent being replaced) shall deliver copies of the Accounts to such successor and the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this
                  Article XIII and the Agent's successor and each of the other parties hereto shall have the same rights and obligations among themselves as they would have had if such successor originally had been a party hereto as an Agent.

13.7     RIGHTS OF AN AGENT AS LENDER

         With respect to its Commitment and its Participation, and to Bankers' Acceptances and Letters of Credit, an Agent shall have the same rights and powers under this Agreement and any Bankers' Acceptances as any other Lender, and it may exercise such rights and powers as though it were not performing the duties and functions delegated to it as an Agent hereunder, and the term "Lender" or any other similar term shall, unless the context otherwise requires, include any Agent in its capacity as a Lender.

13.8     AUTHORIZED WAIVERS, VARIATIONS AND OMISSIONS

         If so authorized in writing by the Majority Lenders, the Collateral Agent may grant waivers, consents, vary the terms of this Agreement and do or omit to do all acts and things in connection herewith or therewith. Except with the prior written agreement of all the Lenders, nothing in this Section 13.8 shall authorize:

         (a) any decrease in the Acceptance Fee, the COF Margin, the Libor Margin, the Letter of Credit Fee, the Prime Margin, the Alternate Base Rate Margin or the Commitment Fees;

         (b) any extension of the date for, or alteration in the amount, currency or mode of calculation or computation of any payment of principal or interest or other amount;

         (c) any increase in the Commitment of a Lender or subject any Lender to any additional obligations hereunder;

         (d)      any amendments to Section 3.8;

         (e)      any change in the terms of Article IX;

         (f)      any change in the definition of Majority Lenders;

         (g) the release or discharge of a Borrower or a Guarantor; provided however and notwithstanding the foregoing, the Collateral Agent may, without the consent of the Lenders, grant partial releases and discharges of the Security in connection with any sale, lease, transfer, assignment, disposition or conveyance by the Canadian Borrower and/or any of its Subsidiaries of properties or assets permitted under
                  Section 8.2(d) hereof; or

         (h)      any amendments to this Section 13.8.

13.9     FINANCIAL INFORMATION CONCERNING THE BORROWERS OR GUARANTORS

         Subject to Section 13.3 (a), no Agent nor the Lead Arranger shall have any duty or responsibility either initially or on a continuing basis to provide any Lender with any credit or other information with respect to the financial condition and affairs of the Borrowers or Guarantors.

13.10    KNOWLEDGE OF FINANCIAL SITUATION OF BORROWERS

         Each of the Lenders represents and warrants to the Agents, the Lead Arranger, the Co- Arrangers and the Managers that it has made its own independent investigation of the financial condition and affairs of the Borrowers and each Guarantor in connection with the making and continuation of its Participation in this Agreement and that it has not relied on any information provided to it by any Agent, the Lead Arranger, any Co-Arranger or any Manager in connection herewith or therewith, and each represents and warrants to the Agents and the Lead Arranger, the Co-Arrangers and the Managers that it shall continue to make its own appraisal of the creditworthiness of the Borrowers and the Guarantors from time to time.

13.11    LEGAL PROCEEDINGS

         No Agent shall be obligated to take any legal proceedings against a Borrower or any other Person for the recovery of any amount due under this Agreement or under any Bankers' Acceptances. No Lender shall bring legal proceedings against a Borrower, any Guarantor or Subsidiary hereunder or in connection herewith, or exercise any right arising hereunder or in connection herewith over the property and assets of a Borrower, any Guarantor or any Subsidiary, without the prior written consent of the Majority Lenders.

13.12    CAPACITY AS AGENT

         In performing its functions and duties under this Agreement, each Agent shall act solely as the agent of the Lenders and shall not assume, and shall not be deemed to have assumed, any obligation as agent or trustee for a Borrower or any other Person. No Agent shall be under any liability or responsibility of any kind to the Borrowers, the Lenders or to any other Person arising out of or in relation to any failure or delay in performance or breach by any Lender or Lenders or, as the case may be, by the Borrowers, any Guarantor or any other Person (other than such Agent in respect of its own gross negligence or wilful misconduct) pursuant to or in any way in connection with this Agreement.

13.13    CAPACITY AS ARRANGERS

         The Borrowers, each Lender and each Agent hereby agree and confirm that the Lead Arranger, the Co-Arrangers and the Managers have performed their functions and duties in connection with the arrangement of the Facilities and shall not be under any liability or responsibility of any kind from and after the date hereof to the Borrowers, the Guarantors, the Lenders, the Agents or any of them arising out of or in relation to the arrangement of the Facilities or this Agreement.

13.14    DEPOSITS OR LOANS RESPECTING THE BORROWERS

         Each Agent and each of the Lenders may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrowers or the Guarantors without liability to account to any Agent or any Lender.


                                   ARTICLE XIV

                            ASSIGNMENTS AND TRANSFERS

14.1     BENEFIT OF AGREEMENT

         This Agreement shall be binding upon and enure to the benefit of each party hereto and its successors and permitted assigns.

14.2     ASSIGNMENTS AND TRANSFERS BY A BORROWER OR AN UNLIMITED GUARANTOR

         No Borrower nor the Unlimited Guarantor shall be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

14.3     ASSIGNMENTS AND TRANSFERS BY A LENDER

         (a) Subject to Section 14.4, any Lender may, at its cost, assign or transfer, with:

             (i) the consent of the Canadian Administrative Agent with respect to a Canadian Lender and the U.S.
                      Administrative Agent with respect to a U.S. Lender (which consents shall not be unreasonably withheld or delayed); and

             (ii) (unless there exists an Event of Default) the consent of the Canadian Borrower (which shall not be unreasonably withheld or delayed)
         and upon such terms and conditions as such Lender shall determine, all or any portion of its rights, benefits and/or obligations hereunder in relation to a portion of such Lender's Commitment of not less than, with respect to the Canadian Facilities, Cdn.$1,000,000 and with respect to the U.S. Facilities, U.S. $10,000,000, to an assignee or a transferee which in the case of assignments by a Canadian Lender is a recognized financial institution resident in Canada (a "Canadian Assignee") and in the case of assignments by a U.S. Lender, is a Person which can comply with the provisions of Section 7.9(a) of this Agreement and provides evidence thereof satisfactory to the U.S. Borrowers acting reasonably and is in the business of making loans (a "U.S. Assignee"); provided that in the case of an assignment or transfer by a Canadian Lender there is a corresponding assignment or transfer by the related U.S. Lender (which may, in certain circumstances be the same institution) to a U.S. Assignee related to the Canadian Assignee (which may in certain circumstances be the same institution) of an amount which bears the same proportion to the related U.S. Lender's Commitment as the amount assigned or transferred by the Canadian Lender bears to the Canadian Lender's Commitment, and vice versa in the case of an assignment or transfer by a U.S. Lender.

         (b) Where obligations of any Lender are so assigned or transferred, the assignee or transferee shall confirm in writing to the Borrowers and the Canadian Administrative Agent and the U.S. Administrative Agent, as the case may be, prior to such assignment or transfer taking effect, that it shall be bound towards the Borrowers and the Agents by the terms hereof relating to such obligations. On the assignment and transfer being made and such written confirmation, as aforesaid, being delivered to the Borrowers and such Agent, such Lender shall be relieved of its obligations to the extent of such assignment or transfer thereof and such assignee or transferee shall become a Lender for all purposes of this Agreement and the related documents and transactions provided herein or contemplated thereby to the extent of such assigned or transferred interest.

14.4     TRANSFER CERTIFICATE

         If any Lender wishes to assign or transfer all or any of its rights, benefits and obligations hereunder in accordance with Section 14.3, then such assignment or transfer shall be effected by the delivery by such Lender to the Canadian Administrative Agent and the U.S. Administrative Agent and the Borrowers of a duly completed and executed Transfer Certificate whereupon, to the extent that in such Transfer Certificate the Lenders party thereto seeks to assign or transfer its rights and obligations hereunder:

         (a) the applicable Borrower(s) and such Lender shall each be released from further obligations to the other hereunder, and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Section
                  14.4 as "discharged rights and obligations");

         (b) the applicable Borrower(s) and the Transferee party thereto shall each assume obligations towards and acquire rights in respect of each other which differ from the discharged rights and obligations only insofar as the obligations so assumed and the rights so acquired by the Borrowers are owed to and constituted by claims against such Transferee and not such Lender, so that the Borrowers and the Transferee shall have the same rights and obligations towards each other which they would have acquired had the Transferee been an original party hereto;

         (c) the Agents, the Transferee and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Transferee been an original party hereto with the obligations assumed and the rights acquired by it as a result of such assignment or transfer.

         (d) the amounts payable by any Borrower under this Agreement shall not increase, whether in respect of withholding on account of taxes or otherwise, as a result of any such assignment or transfer to a Lender which is, or is deemed to be (i) in the case of the Canadian Facilities, not resident in Canada for the purposes of the Income Tax Act (Canada) with respect to any such Transferee becoming a Canadian Lender or (ii) in the case of the U.S. Facilities, is not a resident of the U.S. for the purpose of the Code with respect to any such Transferee becoming a U.S. Lender.

14.5     NOTICE

         The Canadian Administrative Agent or the U.S. Administrative Agent, as the case may be, shall notify promptly the appropriate parties hereto of the receipt by it of any Transfer Certificate, and shall promptly deliver a copy of such Transfer Certificate to the Borrowers.

14.6     SUB-PARTICIPATIONS

         Any Lender may, at its own cost, grant one or more sub-participations in all or any portion of its rights, benefits and/or obligations hereunder to third parties, without the consent of the Borrowers, and upon such terms and conditions as such Lender shall determine, provided that, notwithstanding any such sub-participation, such Lender shall remain, in so far as the other parties hereto are concerned, entitled to its rights and benefits hereunder and bound by its obligations hereunder and the Borrowers, the other Lenders and the Agents shall not be obliged to recognize any such third party as having the rights against any of them which it would have if it had been a party hereto, and provided further that in the case of any sub-participation by a Canadian Lender to a Canadian participant (a "Canadian Participant"), there shall be a corresponding sub-participation by the related U.S. Lender (which may in certain circumstances be the same institution) to a U.S. participant (a "U.S. Participant") related to the Canadian Participant of an amount which has the same proportion to the related U.S. Lender's Commitment as the amount sub-participated by the Canadian Lender has to the Canadian

Lender's Commitment, and vice versa in the case of sub-participation by a U.S. Lender. For greater certainty, the Borrowers shall not be obligated to pay, in respect of any rights, benefits and/or obligations in which a Lender has granted one or more such sub-participations, to such Lender or to any sub-participant thereof any amount(s) pursuant to Article VII of this Agreement which is (are) greater than the amount(s), if any, which the Borrowers would otherwise have been obligated to pay in respect of such rights, benefits and/or obligations to such Lender, had such sub-participation(s) not been granted.

14.7     DISCLOSURE

         Each Lender is hereby authorized by the Borrowers and each Unlimited Guarantor to disclose to any proposed assignee, Transferee or sub-participant information in such Lender's possession relating to the Borrowers and each Unlimited Guarantor provided that such proposed assignee, transferee or sub-participant shall have executed and delivered to such Lender a written undertaking to keep confidential any such information which is not publicly available.

14.8     ASSIGNMENT TO FEDERAL RESERVE BANK

         Notwithstanding anything to the contrary provided herein, without seeking or obtaining the consent of any party, any U.S. Lender may at any time assign and transfer all or any portion of its rights under this Agreement and any promissory notes issued to such U.S. Lender hereunder to a Federal Reserve Bank in the United States. No such assignment shall release such Lender from its obligations hereunder.

                                   ARTICLE XV

                   GOVERNING LAW, COURTS AND JUDGMENT CURRENCY

15.1     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

15.2     COURTS

         Any legal action or proceeding with respect to this Agreement or any Security against a Borrower or the Unlimited Guarantor may be brought in the courts of the Province of Ontario, which courts the parties hereto acknowledge irrevocably to be a convenient forum for the resolution of any such legal action or proceeding. Each Borrower and each Unlimited Guarantor hereby accepts, for itself and in respect of its assets and revenues, generally and unconditionally the non-exclusive jurisdiction of the aforesaid courts.

         Each Unlimited Guarantor and each of the U.S. Borrowers hereby irrevocably designates and appoints the Canadian Borrower (the "Process Agent") at its registered office from time to time and of which the Canadian Administrative Agent shall have been notified, which office is currently located at 1140 Bay Street, Suite 4000, Toronto, Ontario, M5S 2B4, as the authorized agent of each of the U.S. Borrowers and each Unlimited Guarantor upon which process may be served in any suit or proceeding arising out of or in connection with this Agreement or any Security or other documents relating hereto or thereto which may be instituted in the Province of Ontario and agrees that service of process on the Process Agent together with written notice of such service to such U.S. Borrower or such Unlimited Guarantor by the Person serving the same shall, to the extent permitted by law, be deemed in every respect to be effective service of process on such U.S. Borrower or such Unlimited Guarantor, as the case may be. Notwithstanding the address noted on the execution pages hereof, process may be served on a Borrower at its registered office. However, nothing in this Section 15.2 shall affect the right of any Agent or Lender to serve legal process in any other manner permitted by law or affect the right of any Agent or Lender to bring any action or proceeding against a Borrower or the Unlimited Guarantor or their properties in the courts of any other jurisdiction including, without limitation the State of New York.

15.3     JUDGMENT CURRENCY

         (a) If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, a Lender could purchase, in the Toronto foreign exchange market, the Original Currency with the Second Currency on the date 2 Business Days preceding that on which judgment is given. Each Borrower and each Unlimited Guarantor agrees that its obligation in respect of any Original Currency due from it to any Lender hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date such Lender receives payment of any sum so adjudged to be due hereunder in the Second Currency such Lender may, in accordance with normal banking procedures, purchase, in the Toronto foreign exchange market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Borrower and each Unlimited Guarantor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify such Lender against such loss.

         (b) The term "rate of exchange" in this Section 15.3 means the spot rate at which the Lender in accordance with normal practices is able on the relevant date to purchase the Original Currency with the Second Currency and includes any premium and costs of exchange payable in connection with such purchase.

                                   ARTICLE XVI

                             GUARANTORS' OBLIGATIONS

16.1     GUARANTEE

         (a) The Canadian Borrower, as primary obligor and not as a surety merely, hereby unconditionally and irrevocably guarantees to each of the Agents and each of the Lenders the punctual payment when due in accordance with the terms hereof of all obligations, of whatever kind and description, of the U.S. Borrowers and each of them to the Agents and each of the Lenders now or hereafter existing, whether direct or indirect, absolute or contingent, matured or unmatured, secured or unsecured joint, several or independent pursuant to or arising out of or under this Agreement and the Security (all such obligations so guaranteed are referred to herein as the "Canadian Borrower's Guaranteed Obligations").

         (b)      The Unlimited Guarantor hereby:

                  (i)      unconditionally and irrevocably guarantees; and

                  (ii) is jointly and severally liable and obligated with the Canadian Borrower to each of the Agents and the Lenders for;

                           (A) the due and punctual payment of amounts of principal, interest or fees in respect of all Borrowings and all other amounts payable to the Agents or the Lenders by the Canadian Borrower under this Agreement, or any portion thereof; and

                           (B) all other obligations of the Canadian Borrower to the Agents or the Lenders under this Agreement

(collectively the "Unlimited Guarantor's Guaranteed Obligations").

         (c) Without in any way limiting the foregoing, each of the Canadian Borrower and the Unlimited Guarantor hereby unconditionally and irrevocably agrees and covenants with the Agents and the Lenders that:

                  (i) the Guaranteed Obligations shall be a guarantee of payment and not merely of collection and shall be a primary obligation of each of the Canadian Borrower and the Unlimited Guarantor.

                  (ii) it will pay duly and punctually all its Guaranteed Obligations under the terms of this Agreement;

                  (iii) its Guaranteed Obligations shall not be affected by any act, omission or circumstances which but for this provision might operate to release or otherwise exonerate it from such Guaranteed Obligations or limit or reduce or otherwise affect such Guaranteed Obligations including without limitation and whether or not known to it or the Lenders, or an Agent or the Lead Arranger:

                           (A) any time or indulgence granted to or composition with any Borrower or any other Person;

                           (B) the variation, extension, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any terms of this Agreement, the Borrowings, the Security or any rights or remedies against, or security granted by, any Borrower or any other Person; or

                           (C) any irregularity or unenforceability of any obligations of any Borrower or any other Person under this Agreement, the Borrowings, any Guaranteed Obligations or any present or future law or order of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations, it being the intent that its Guaranteed Obligations under this Agreement shall remain in full force and this Agreement shall be construed accordingly as if there were no such irregularity, unenforceability, law or order;

                  (iv) it waives any right it may have of first requiring any Agent or any Lender, before enforcing its rights against it, to proceed against or claim payment from a Borrower or any other Person or enforce any Security; and

                  (v) if any claim is made by an Agent or any Lender against it under this Agreement and is not entirely and irrevocably paid and discharged, it shall not have the right to rank as a creditor in competition with any Agent or any Lender in the bankruptcy, liquidation or dissolution of a Borrower and shall not attempt to do so until payment in full of all indebtedness and liabilities which may be owing by such Borrower to any Agent or Lender under this Agreement and all Borrowings.

                  (vi) The Guaranteed Obligations shall survive the repayment thereof and shall be reinstated as to any Guaranteed Obligations incurred prior to the termination hereof if any payment of any Guaranteed Obligation is at any time rescinded or must otherwise be returned as a result of the bankruptcy, insolvency or reorganization of any of the U.S. Borrowers, Canadian Borrower and/or the Unlimited Guarantor, all as though such payment had not been made.



                                  ARTICLE XVII

                                  MISCELLANEOUS

17.1     EQUAL RANKING OF LENDERS

         The Lenders, and to the extent necessary the Borrowers, agree that any indebtedness of a Borrower towards any of the Agents and any of the Lenders:

         (a)      hereunder; and

         (b)      under Hedging Agreements,

         shall be secured by the Security and shall be recoverable by the Agents in accordance with the terms of this Agreement and the Security and all such obligations shall rank equally without preference or distinction with the indebtedness of a Borrower towards any Lender hereunder or under any Hedging Agreements.

17.2     SHARING OF INFORMATION

         Each Borrower and the Unlimited Guarantor agree that the Agents and the Lenders may share amongst themselves any information which any of them may possess concerning any Borrower or the Unlimited Guarantor, as the case may be, in respect of a Borrower's or the Unlimited Guarantor's undertakings, obligations or indebtedness towards any Lender pursuant to this Agreement as well as any payment received from a Borrower or the Unlimited Guarantor by any Lender pursuant to this Agreement.

17.3     SEVERABILITY

         If any of the provisions of this Agreement, any Article, any Section or any Bankers' Acceptance shall be unenforceable or invalid in any jurisdiction, the validity and enforceability of such provisions in any other jurisdiction shall not be impaired thereby nor shall the enforceability and validity of any other provisions of this Agreement, any Article, any Section or any Bankers' Acceptance be impaired thereby.

17.4     REMEDIES AND WAIVERS

         No failure to exercise, and no delay in exercising, on the part of the Agents or the Lenders or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

17.5     DIRECT OBLIGATION

         Notwithstanding any other provision hereof, the Borrowers shall be obligated directly towards the Agents and each of the Lenders in respect of the Participation of each of the Lenders which are made available to such Borrower as well as any other amounts which may be payable by the Borrowers pursuant to or in connection with this Agreement or any Borrowings. The obligations of each of the Lenders are independent from one another, are not joint and several, and may not be increased, reduced, extinguished or otherwise affected due to the default of another Lender pursuant hereto. Any default of any party hereto in the performance of its obligations shall not release any of the other parties hereto from the performance of any of its respective obligations.

17.6     NOTICES

         The following provisions shall govern in respect of notices or communications contemplated hereunder:

         (a) unless otherwise stated, each communication to be made hereunder shall be made in writing;

         (b)      all communications or notices to be made to:

                  (i) any Borrower, shall be made to the Canadian Borrower, as provided in Section 17.6 (c); and

                  (ii) an Unlimited Guarantor, shall be made to such Unlimited Guarantor with a copy to the Canadian Borrower, as provided in Section 17.6 (c);

         (c) subject to Section 17.6 (b) and to an Agent's irrevocable right to deliver communications or notices to the Canadian Borrower's address specified in Section 15.2, any written communication or document to be made or delivered by one party to another pursuant to this Agreement shall (unless otherwise specified herein or that other party has by notice to the Agent specified another address or facsimile number) be made or delivered to that other Person at the address or facsimile number identified with its signature below and shall in any event be deemed to have been made or delivered or (in the case of any other form of written communication) when left at that address or otherwise received or, as the case may be, 10 days after being deposited in the post first class postage prepaid in an envelope addressed to it at that address, provided that any communication or document to be made or delivered to any Agent shall be effective only when received by such Agent; it is agreed that parties shall not send communications by mail or postal service when there is an actual or likely pending strike or similar disruption of mail or postal services;

         (d) subject to Section 17.6 (b), where any provision of this Agreement specifically contemplates telephone communication, such communication shall (unless otherwise specified herein or that other party has by written notice to the Agents specified another telephone number) be made to that other party at the telephone number identified with its signature below; each such telephone communication shall be expressed to be for the attention of the officer whose name has been identified with its signature below; and

         (e) each party hereto shall confirm promptly by writing any telephone communication made by it to another party pursuant to this Agreement, however the absence of such confirmation shall not affect the validity of such communication.

17.7     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

17.8     LIMIT ON RATE OF INTEREST

         (a) Notwithstanding any provision contained in this Agreement, the Borrowers shall not be obliged to make any payments of interest or other amounts payable to a Lender hereunder in excess of the amount or rate which would be prohibited by applicable law or would result in the receipt by a Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada) or other applicable law).

         (b) In the event that any such payments are limited or prohibited as provided in Section 17.8 (a), the Lenders shall have no further obligation to make any Borrowings available hereunder and the entire amount of Borrowings then outstanding shall become immediately due and payable.

17.9     NO MERGER OR NOVATION

         All guarantees and Security provided to an Agent and/or the Lenders prior to the date hereof in connection with the Original Credit Agreement, the First Amended and Restated Credit Agreement or the indebtedness of the Canadian Borrower thereunder remain in full force and effect, there being no novation or merger of the Original Credit Agreement, the First Amended and Restated Credit Agreement, such guarantees or the Security.

                  AS WITNESS the hands of the duly authorized representatives of the parties hereto on the execution pages hereof as of the day and year first before written.